JOINDER AND THIRTEENTH AMENDMENT AGREEMENT, dated as of July 31, 2026 (this “Amendment”), to Second Amended and Restated Credit Agreement, dated as of February 15, 2017, as amended by Amendment No. 1, dated as of November 22, 2017, as amended by the Joinder and Amendment Agreement, dated as of June 4, 2019, as amended by Amendment No. 3, dated as of October 3, 2019, as amended by Joinder and Fourth Amendment Agreement, dated as of August 10, 2020, as amended by Fifth Amendment Agreement, dated as of March 8, 2021, as amended by Joinder and Sixth Amendment Agreement, dated as of November 10, 2022, as amended by the Seventh Amendment Agreement, dated as of May 5, 2023, as amended by the Eighth Amendment Agreement, dated as of July 19, 2023, as amended by the Ninth Amendment Agreement, dated as August 15, 2023, as amended by the Tenth Amendment Agreement, dated as of January 22, 2024, as amended by the Eleventh Amendment Agreement, dated as of May 31, 2024, as amended by the Twelfth Amendment Agreement, dated as of December 16, 2024 (and as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”; and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among DESERT NEWCO, LLC, a Delaware limited liability company (“Holdings”), GO DADDY OPERATING COMPANY, LLC, a Delaware limited liability company and GD FINANCE CO, LLC (f/k/a GD Finance Co, Inc.), a Delaware limited liability company (collectively, the “Borrowers”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, together with the Swingline Lender, the “Lenders”) and ROYAL BANK OF CANADA, as the Administrative Agent (the “Administrative Agent”), the Collateral Agent, the Swingline Lender and a Letter of Credit Issuer. Capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement.
WHEREAS, the Borrowers have notified the Administrative Agent that they are (i) requesting, pursuant to Section 2.14(a) of the Credit Agreement, the establishment of Additional Revolving Credit Commitments in an aggregate principal amount of $1,200,000,000 and (ii) concurrently with the effectiveness of such Additional Revolving Credit Commitments, permanently terminating, pursuant to Section 4.2 of the Credit Agreement, the existing Revolving Credit Commitments under the Credit Agreement outstanding immediately prior to the effectiveness of this Amendment (the “Terminated Revolving Credit Commitments”);
WHEREAS, subject to the terms and conditions of the Credit Agreement, (i) the Borrowers may establish Additional Revolving Credit Commitments by, among other things, entering into one or more Joinder Agreements with Additional Revolving Loan Lenders and (ii) the Borrower and the Administrative Agent may effect such amendments to the Credit Agreement without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the terms of such incremental facility;
WHEREAS, each Additional Revolving Loan Lender party hereto has agreed to provide Additional Revolving Credit Commitments in the amount listed opposite its name on Schedule I hereto on the terms and subject to the satisfaction or waiver of the conditions set forth in this Amendment;

WHEREAS, after giving effect to this Amendment, the aggregate principal amount of Revolving Credit Commitments outstanding under the Amended Credit Agreement shall be $1,200,000,000 and the stated final maturity date thereof shall be July 31, 2031;
WHEREAS, each Additional Revolving Loan Lender party hereto has agreed to provide Letter of Credit Commitments in an aggregate principal amount of $125,000,000 as set forth opposite its name on Schedule I hereto on the terms and subject to the satisfaction or waiver of the conditions set forth in this Amendment; and
WHEREAS, RBC Capital Markets1, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., BofA Securities, Inc., Goldman Sachs Bank USA, MUFG Bank, Ltd., Wells Fargo Securities, LLC, and Morgan Stanley Senior Funding, Inc., are joint lead arrangers and joint bookrunners for this Amendment (the “Amendment No. 13 Arrangers”);
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.The Revolving Credit Commitments. Effective as of the Amendment No. 13 Effective Date:
(a)Each Additional Revolving Loan Lender party hereto hereby commits to provide its respective Additional Revolving Credit Commitment and Letter of Credit Commitment in the amount listed opposite its name on Schedule I hereto, on the terms set forth in this Amendment and subject solely to the satisfaction or waiver of the Amendment No. 13 Effective Date Conditions.
(b)Each Additional Revolving Lender (i) confirms that it has received a copy of the Credit Agreement, this Amendment and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Amended Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Agent or any other Additional Revolving Loan Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Amendment and the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Amendment and the Amended Credit Agreement are required to be performed by it as a Revolving Credit Lender; and (v) agrees that all Letters of Credit issued pursuant to the Terminated Revolving Credit Commitments and
1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.
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outstanding on the Amendment No. 13 Effective Date shall be deemed to be issued pursuant to the Additional Revolving Credit Commitments established pursuant to this Amendment.
(c)Immediately upon the occurrence of the Amendment No. 13 Effective Date to the extent there are any Letters of Credit outstanding, there shall be an automatic adjustment to the participations in Letters of Credit held by each Revolving Lender so that each such Revolving Lender shares ratably in such participations in accordance with its respective Revolving Credit Commitment Percentage.
(d)Each Additional Revolving Lender hereby agrees that its Additional Revolving Credit Commitment will be made on the terms set forth in this Amendment and the Amended Credit Agreement. The Borrowers and the Administrative Agent hereby agree that the Credit Agreement is amended to provide for the Additional Revolving Credit Commitments as set forth in this Amendment upon the satisfaction or waiver of the Amendment No. 13 Effective Date Conditions.
(e)Each of the parties hereto agrees:
(i)Terms Generally. For all purposes under the Amended Credit Agreement and the other Credit Documents (including this Amendment (unless the context dictates otherwise)), the Additional Revolving Credit Commitments shall be deemed to be the Revolving Credit Commitments under the Amended Credit Agreement, with such terms as set forth herein and therein, and will collectively comprise a single Class of Revolving Credit Commitments under the Amended Credit Agreement. The Additional Revolving Credit Commitments established hereunder shall be, as of and following the effectiveness of this Amendment, collectively referred to as the “Revolving Credit Commitments” for all purposes of the Amended Credit Agreement and the other Credit Documents. The Administrative Agent shall take any and all action as may be reasonably necessary to ensure that (i) the Additional Revolving Credit Commitments are included in each Borrowing and repayment of Revolving Credit Loans on a pro rata basis and that (ii) the Terminated Revolving Credit Commitments shall be permanently terminated in whole. The Borrowers acknowledge and agree that each Revolving Credit Lender that holds Terminated Revolving Credit Commitments immediately prior to the Amendment No. 13 Effective Date, but that will not hold Additional Revolving Credit Commitments on the Amendment No. 13 Effective Date shall no longer be considered a Revolving Credit Lender under the Amended Credit Agreement.
(ii)Fees. On the Amendment No. 13 Effective Date, the Borrowers shall make all payments in respect of the Terminated Revolving Credit Commitments (including principal (if any), interest, fees and other amounts (including, for the avoidance of doubt, any Letter of Credit Fees)) to each Revolving Credit Lender that holds Terminated Revolving Credit Commitments (either directly to such Revolving Credit Lender or to the Administrative Agent for the account of such Revolving Credit Lender) which have accrued up to, but excluding the Amendment No. 13 Effective Date.
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(iii)Credit Agreement Governs. Except as set forth in this Amendment, the Additional Revolving Credit Commitments shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Credit Documents.
(iv)Consents. The Administrative Agent, the Swingline Lender and each Letter of Credit Issuer, as applicable, hereby consents to each financial institution named on Schedule I hereto as an Additional Revolving Loan Lender.
Section 2.Amendments to Credit Agreement. Effective as of the Amendment No. 13 Effective Date, the Credit Agreement is amended as set forth in Exhibit A attached hereto, such that all of the newly inserted double-underlined provisions therein (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.
Section 3.Representations and Warranties. Each Credit Party represents and warrants to the Lenders and the Administrative Agent as of the Amendment No. 13 Effective Date that:
(a)Each Credit Party party hereto has taken all necessary organizational action to authorize the execution and delivery of this Amendment.
(b)Each Credit Party party hereto has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.
(c)The execution, delivery and performance by each Credit Party party hereto of this Amendment, will not (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality other than as would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
(d)At the time of and immediately after giving effect to this Amendment, no Event of Default under Section 11.1 or Section 11.5 (with respect to the Borrowers) of the Credit Agreement has occurred and is continuing.
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Section 4.Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject solely to the satisfaction or waiver of each of the following conditions (the “Amendment No. 13 Effective Date Conditions”; and the date on which such conditions are satisfied or waived, the “Amendment No. 13 Effective Date”):
(a)The Administrative Agent shall have received (i) from each Additional Revolving Loan Lender, (ii) from the Administrative Agent and (iii) from the Borrowers and each Guarantor, either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;
(b)The Administrative Agent shall have received the executed legal opinion of Davis Polk & Wardwell LLP, special counsel to the Borrowers and Morris, Nichols, Arsht & Tunnell LLP, as special Delaware counsel for the Borrowers. The Borrowers, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions;
(c)The Borrowers shall have paid (i) the Agents the fees in the amounts previously agreed in writing to be received on the Amendment No. 13 Effective Date, (ii) the Administrative Agent and the Amendment No. 13 Arrangers, as applicable, all reasonable costs and expenses of the Administrative Agent and the Amendment No. 13 Arrangers, as applicable, for which invoices have been presented prior to the Amendment No. 13 Effective Date (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, as counsel for the Amendment No. 13 Arrangers and the Administrative Agent with respect thereto), and (iii) all accrued and unpaid Letter of Credit Fees with respect to any issued and outstanding Letters of Credit to, but not including, the Amendment No. 13 Effective Date;
(d)The Administrative Agent (or its counsel) shall have received either (i) (A) a certificate of each of Holdings and the Borrowers, dated the Amendment No. 13 Effective Date, substantially in the form of Exhibit G to the Credit Agreement, with appropriate insertions, executed by any Authorized Officer (or in the case of Holdings any Director or authorized agent of Holdings) and the Secretary or any Assistant Secretary of Holdings or the Borrowers (or in the case of Holdings any Director or authorized agent of Holdings), as applicable, and attaching the documents referred to in the following clause (B), and (B) (x) a copy of the resolutions of the board of directors or other managers of Holdings and the Borrowers (or a duly authorized committee thereof) authorizing (I) the execution, delivery, and performance of this Amendment (and any agreements relating thereto) to which it is a party and (II) in the case of the Borrowers, the extensions of credit contemplated hereunder, (y) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of Holdings and the Borrowers and (z) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of Holdings and the Borrowers executing the Credit Documents to which it is a party or (ii) a certificate of Holdings on behalf of each Borrower, dated the Amendment No. 13 Effective Date and executed by an Authorized Officer of Holdings, certifying that, except as otherwise indicated
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therein, there have been no amendments, supplements or modifications since the Closing Date to the documents delivered on the Closing Date pursuant to Sections 6.3 and 6.4 of the Credit Agreement;
(e)The Administrative Agent shall have received, at least one Business Day prior to the Amendment No. 13 Effective Date, all documentation and other information about the Borrowers, Holdings and the other Credit Parties required by applicable U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and, if any Borrower qualifies as a “legal entity customer” under the “Beneficial Ownership Regulations” (31 C.F.R § 1010.230), a Beneficial Ownership Certification (limited to a single LSTA form beneficial ownership certification) in relation to such Borrower, as is reasonably request in writing by the Administrative Agent at least five Business Days prior to the Amendment No. 13 Effective Date;
(f)The Borrowers shall have terminated the Terminated Revolving Credit Commitments;
(g)At the time of and immediately after giving effect to the Amendment, no Event of Default under Section 11.1 or Section 11.5 (with respect to the Borrowers) of the Credit Agreement shall have occurred and be continuing; and
(h)The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Property and, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers and the applicable Credit Party relating thereto and (ii) evidence of flood insurance to the extent required pursuant to the Credit Agreement all by the Amendment No. 13 Effective Date.
    Each Additional Revolving Loan Lender party hereto, by delivering its signature page to this Amendment, shall be deemed to have accepted or been satisfied with (or waived) each condition set forth in this Section 4. The Administrative Agent shall notify the Lenders of the Amendment No. 13 Effective Date upon the occurrence thereof, and such notice and the effectiveness of this Amendment and the Amended Credit Agreement shall be conclusive and binding upon all of the Lenders and all of the other parties to the Credit Documents and each of their successors and assigns; provided that, failure to give any such notice shall not affect the effectiveness, validity or enforceability of this Amendment or the Amended Credit Agreement. The parties hereto hereby agree that notwithstanding any other provision hereof, the Amendment No. 13 Effective Date is July 31, 2026, and this Amendment and the Additional Revolving Credit Commitments referred to herein are each effective as of such date.
Section 5.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together
6

shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 6.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
Section 7.Governing Law; Submission to Jurisdiction; Waivers, Waivers of Jury Trial. The applicable law, submission to jurisdiction and waiver provisions set forth in Sections 13.12, 13.13 and 13.15 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
Section 8.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 9.Effect of Amendment.
(a)This Amendment shall not constitute a novation of the Credit Agreement or any of the Credit Documents. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. By executing and delivering a copy hereof, each Credit Party hereby consents to this Amendment and the transactions contemplated hereby and hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under and subject to the terms of each of the Credit Documents to which it is party, and agrees that, after giving effect to this Amendment, such guarantees, pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect, including to secure the Obligations. For the avoidance of doubt, on and after the Amendment No. 13 Effective Date, this Amendment shall for all purposes
7

constitute a Credit Document. Upon and after the execution of this Amendment by each of the parties hereto and effective as of the Amendment No. 13 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
(b)Upon the Amendment No. 13 Effective Date, each of the undersigned Additional Revolving Loan Lenders shall become a Lender under the Amended Credit Agreement and shall have the respective Additional Revolving Credit Commitment and Letter of Credit Commitment set forth next to its name on Schedule I hereto.
(c)Each Amendment No. 13 Arranger, in its capacity as such, shall not have any obligations, duties or responsibilities under this Amendment.
Section 10.Real Estate Deliverables. Within 90 days of the Amendment No. 13 Effective Date (or such later date as the Administrative Agent in its reasonable discretion may agree), the Collateral Agent shall have received either:
(a)a favorable opinion, addressed to the Collateral Agent and each of the Secured Parties, or an email confirmation, in each case, in form and substance reasonably satisfactory to the Collateral Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that:
(i)the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(ii)no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(b)such other documentation with respect to the Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, without limitation:
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(i)an amendment to the existing Mortgage (the “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(ii)A title search with respect to the existing Title Policy, which shall be in form and substance reasonably satisfactory to the Collateral Agent and reasonably assures the Collateral Agent as of the date of such title search that the Mortgaged Property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage;

(iii)a favorable opinion, addressed to the Collateral Agent and the Secured Parties covering, among other things, the due authorization, execution, delivery and enforceability of the applicable Mortgage as amended by the Mortgage Amendment, and shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent; and

(iv)evidence of payment by the Borrowers of all applicable search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment and delivery of the title searches referred to above.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
GO DADDY OPERATING COMPANY, LLC
By:    /s/ Mark McCaffrey
    Name: Mark McCaffrey
    Title: Chief Financial Officer
GD FINANCE CO, LLC
By:    /s/ Mark McCaffrey
    Name: Mark McCaffrey
    Title: Chief Financial Officer
DESERT NEWCO, LLC
By:    /s/ Mark McCaffrey
    Name: Mark McCaffrey
    Title: Chief Financial Officer
GODADDY.COM, LLC,
as a Guarantor
By:    /s/ Mark McCaffrey
    Name: Mark McCaffrey
    Title: Chief Financial Officer
WILD WEST DOMAINS, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer

[Signature Page to Thirteenth Amendment Agreement]

SPECIAL DOMAIN SERVICES, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
DOMAINS BY PROXY, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
BLUE RAZOR DOMAINS, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
STARFIELD TECHNOLOGIES, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
GO AUSTRALIA DOMAINS, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
[Signature Page to Thirteenth Amendment Agreement]

GO CANADA DOMAINS, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
GO FRANCE DOMAINS, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
GO MONTENEGRO DOMAINS, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
GO CHINA DOMAINS, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
GO DADDY EAST, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
[Signature Page to Thirteenth Amendment Agreement]

AFTERNIC SERVICES, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
NAMEFIND LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
CALLCATCHERS INC.,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
GODADDY MEDIA TEMPLE INC.,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
POYNT, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer

[Signature Page to Thirteenth Amendment Agreement]

REGISTRY SERVICES, LLC,
as a Guarantor
By:    /s/ Jessica Habicht
    Name: Jessica Habicht
    Title: Treasurer
[Signature Page to Thirteenth Amendment Agreement]

ROYAL BANK OF CANADA, as Administrative Agent
By:    /s/ Sabrina Wang
    Name: Sabrina Wang
    Title: Authorized Signatory
ROYAL BANK OF CANADA, as Additional Revolving Loan Lender, Swingline Lender and Letter of Credit Issuer
By:    /s/ Nicholas Heslip
    Name: Nicholas Heslip
    Title: Authorized Signatory
[Signature Page to Thirteenth Amendment Agreement]

BNP PARIBAS, as an Additional Revolving Loan Lender and a Letter of Credit Issuer
By:    /s/ Maria Mulic
    Name: Maria Mulic
    Title: Managing Director
By:    /s/ David Berger
    Name: David Berger
    Title: Managing Director

[Signature Page to Thirteenth Amendment Agreement]

HSBC BANK USA, N.A., as an Additional Revolving Loan Lender and a Letter of Credit Issuer

By:    /s/ Ilene Hernandez
    Name: Ilene Hernandez
    Title: Director

[Signature Page to Thirteenth Amendment Agreement]

BANK OF AMERICA, N.A., as an Additional Revolving Loan Lender and a Letter of Credit

By:    /s/ Marie F. Harrison
    Name: Marie F. Harrison
    Title: Managing Director

[Signature Page to Thirteenth Amendment Agreement]

GOLDMAN SACHS BANK USA, as an Additional Revolving Loan Lender and a Letter of Credit

By:    /s/ Dan Starr
    Name: Dan Starr
    Title: Authorized Signatory

[Signature Page to Thirteenth Amendment Agreement]

MUFG BANK, LTD., as an Additional Revolving Loan Lender and a Letter of Credit

By:    /s/ Noreen Lee
    Name: Noreen Lee
    Title: Director

[Signature Page to Thirteenth Amendment Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Additional Revolving Loan Lender and a Letter of Credit

By:    /s/ Benjamin Schwartz
    Name: Benjamin Schwartz
    Title: Vice President

[Signature Page to Thirteenth Amendment Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as an Additional Revolving Loan Lender and a Letter of Credit

By:    /s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Thirteenth Amendment Agreement]

JPMorgan Chase Bank, N.A., as an Additional Revolving Loan Lender and a Letter of Credit

By:    /s/ Brady Stinson
Name: Brady Stinson
Title: Vice President

[Signature Page to Thirteenth Amendment Agreement]

Texas Capital Bank, as an Additional Revolving Loan Lender and a Letter of Credit

By:    /s/ Erin Jones
    Name: Erin Jones
    Title: Vice President

[Signature Page to Thirteenth Amendment Agreement]

MORGAN STANLEY BANK, N.A., as an Additional Revolving Loan Lender and a Letter of Credit

By:    /s/ Michael King
    Name: Michael King
    Title: Authorized Signatory

[Signature Page to Thirteenth Amendment Agreement]

Schedule I

Additional Revolving Loan Lender	Additional Revolving Credit Commitment	Letter of Credit Commitment
Royal Bank of Canada	$200,000,000.00	$20,820,000.00
BNP Paribas	$200,000,000.00	$20,820,000.00
HSBC Bank USA, N.A.	$200,000,000.00	$20,820,000.00
Bank of America, N.A.	$100,000,000.00	$10,420,000.00
Goldman Sachs Bank USA	$100,000,000.00	$10,420,000.00
MUFG Bank, Ltd.	$100,000,000.00	$10,420,000.00
Wells Fargo Bank, National Association	$100,000,000.00	$10,420,000.00
Morgan Stanley Senior Funding, Inc.	$57,000,000.00	$10,420,000.00
JPMorgan Chase Bank, N.A.	$50,000,000.00	$5,220,000.00
Texas Capital Bank	$50,000,000.00	$5,220,000.00
Morgan Stanley Bank, N.A.	$43,000,000.00	$—
Total:	$1,200,000,000	$125,000,000
I-1

Exhibit A

Amendment Credit Agreement
[Attached]

Annex A
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of February 15, 2017
among
DESERT NEWCO, LLC,
as Holdings,
GO DADDY OPERATING COMPANY, LLC,
as the Existing Borrower,
GD FINANCE CO, LLC
(f/k/a GD Finance Co, Inc.),
as the FinCo Borrower,
The Several Lenders
from Time to Time Parties Hereto,

ROYAL BANK OF CANADA
(as successor to BARCLAYS BANK PLC),
as the Administrative Agent, the Collateral Agent, the Swingline Lender, a Letter of Credit Issuer and a Lender,

and
BARCLAYS BANK PLC,
DEUTSCHE BANK SECURITIES INC.,
CITIGROUP GLOBAL MARKETS INC.,
RBC CAPITAL MARKETS,
JPMORGAN CHASE BANK, N.A.,
HSBC SECURITIES (USA) INC.,
SG AMERICAS SECURITIES, LLC
as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS
Page

Section 1.	Definitions	2
1.1	Defined Terms	2
1.2	Other Interpretive Provisions	93
1.3	Accounting Terms	~~94~~93
1.4	Rounding	94
1.5	References to Agreements Laws, Etc.	~~95~~94
1.6	Exchange Rates	~~95~~94
1.7	Alternate Currencies	~~95~~94
1.8	Times of Day	~~96~~95
1.9	Timing of Payment or Performance	~~96~~95
1.1	Certifications	~~96~~95
1.11	Compliance with Certain Sections	~~96~~95
1.12	Pro Forma and Other Calculations	96
1.13	Interest Rates; Benchmark Notification	~~99~~98
1.14	Additional Borrowers.	~~99~~98
Section 2.	Amount and Terms of Credit.	~~100~~99
2.1	Commitments.	~~100~~99
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~106~~105
2.3	Notice of Borrowing	~~106~~105
2.4	Disbursement of Funds.	~~107~~106
2.5	Repayment of Loans; Evidence of Debt.	~~108~~107
2.6	Conversions and Continuations.	~~109~~108
2.7	Pro Rata Borrowings	~~110~~109
2.8	Interest.	~~111~~109
2.9	Interest Periods	~~111~~110
2.1	Increased Costs, Illegality, Etc.	~~112~~111
2.11	Compensation	~~114~~113
2.12	Change of Lending Office	~~115~~113
2.13	Notice of Certain Costs	~~115~~114
2.14	Incremental Facilities	~~115~~114
2.15	Permitted Debt Exchanges	~~123~~121
2.16	Defaulting Lenders	~~124~~123
2.17	Benchmark Replacement Setting	~~126~~125
Section 3.	Letters of Credit	~~128~~126
3.1	Letters of Credit	~~128~~126
3.2	Letter of Credit Requests	~~130~~128
3.3	Letter of Credit Participations	~~131~~130
3.4	Agreement to Repay Letter of Credit Drawings	~~132~~131
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3.5	Increased Costs	~~134~~133
3.6	New or Successor Letter of Credit Issuer	~~135~~134
3.7	Role of Letter of Credit Issuer	~~136~~135
3.8	Cash Collateral	~~137~~135
3.9	Applicability of ISP and UCP	~~138~~136
3.1	Conflict with Issuer Documents	~~138~~137
3.11	Letters of Credit Issued for Restricted Subsidiaries	~~138~~137
3.12	Provisions Related to Extended Revolving Credit Commitments	~~138~~137
Section 4.	Fees	~~139~~137
4.1	Fees	~~139~~137
4.2	Voluntary Reduction of Revolving Credit Commitments	~~140~~139
4.3	Mandatory Termination of Commitments	~~141~~139
Section 5.	Payments	~~141~~140
5.1	Voluntary Prepayments	~~141~~140
5.2	Mandatory Prepayments	~~142~~141
5.3	Method and Place of Payment	~~147~~145
5.4	Net Payments	~~147~~146
5.5	Computations of Interest and Fees	~~151~~150
5.6	Limit on Rate of Interest	~~152~~150
Section 6.	Conditions Precedent to Initial Borrowing	~~152~~151
6.1	Credit Documents	~~152~~151
6.2	Legal Opinions	~~152~~151
6.3	Closing Certificates	~~153~~151
6.4	Authorization of Proceedings of Holdings and the Borrowers; Corporate Documents	~~153~~151
6.5	Fees	~~153~~151
6.6	Solvency Certificate	~~153~~151
6.7	Patriot Act	~~153~~152
6.8	Financial Statements	~~153~~152
6.9	Refinancing	~~153~~152
6.1	Flood Insurance	~~153~~152
Section 7.	Conditions Precedent to All Credit Events	~~154~~152
7.1	No Default; Representations and Warranties	~~154~~152
7.2	Notice of Borrowing; Letter of Credit Request	~~154~~153
Section 8.	Representations and Warranties	~~155~~153
8.1	Corporate Status	~~155~~153
8.2	Corporate Power and Authority	~~155~~153
8.3	No Violation	~~155~~154
8.4	Litigation	~~156~~154
8.5	Margin Regulations	~~156~~154
8.6	Governmental Approvals	~~156~~154
8.7	Investment Company Act	~~156~~154
8.8	True and Complete Disclosure	~~156~~154
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8.9	Financial Condition; Financial Statements	~~156~~155
8.1	Compliance with Laws; No Default	~~157~~155
8.11	Tax Matters	~~157~~155
8.12	Compliance with ERISA	~~157~~156
8.13	Subsidiaries	~~157~~156
8.14	Intellectual Property	~~157~~156
8.15	Environmental Laws	~~158~~156
8.16	Properties	~~158~~156
8.17	Solvency	~~158~~157
8.18	Patriot Act	~~158~~157
8.19	OFAC and FCPA	~~159~~157
Section 9.	Affirmative Covenants.	~~159~~157
9.1	Information Covenants	~~159~~158
9.2	Books, Records, and Inspections	~~162~~160
9.3	Maintenance of Insurance	~~163~~161
9.4	Payment of Taxes	~~163~~161
9.5	Preservation of Existence; Consolidated Corporate Franchises	~~163~~162
9.6	Compliance with Statutes, Regulations, Etc.	~~164~~162
9.7	ERISA	~~164~~162
9.8	Maintenance of Properties	~~164~~162
9.9	Transactions with Affiliates	~~164~~162
9.1	End of Fiscal Years	~~165~~164
9.11	Additional Guarantors and Grantors	~~166~~164
9.12	Pledge of Additional Stock and Evidence of Indebtedness	~~166~~164
9.13	Use of Proceeds	~~166~~165
9.14	Further Assurances	~~167~~165
9.15	Maintenance of Ratings	~~168~~166
9.16	Lines of Business	~~168~~166
Section 10.	Negative Covenants	~~168~~167
10.1	Limitation on Indebtedness	~~169~~167
10.2	Limitation on Liens	~~175~~173
10.3	Limitation on Fundamental Changes	~~176~~174
10.4	Limitation on Sale of Assets	~~178~~176
10.5	Limitation on Restricted Payments	~~180~~178
10.6	Limitation on Subsidiary Distributions	~~188~~186
10.7	Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio	~~190~~188
10.8	Holdings Covenant	~~190~~188
Section 11.	Events of Default	~~190~~188
11.1	Payments	~~190~~188
11.2	Representations, Etc.	~~190~~188
11.3	Covenants	~~191~~188
11.4	Default Under Other Agreements	~~191~~189
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11.5	Bankruptcy, Etc.	~~192~~190
11.6	ERISA	~~193~~190
11.7	Guarantee	~~193~~190
11.8	Pledge Agreement	~~193~~191
11.9	Security Agreement	~~193~~191
11.1	Judgments	~~193~~191
11.11	Change of Control	~~193~~191
11.12	Remedies Upon Event of Default	~~193~~191
11.13	Application of Proceeds	~~194~~192
11.14	Equity Cure	~~195~~193
Section 12.	The Agents	~~196~~193
12.1	Appointment	~~196~~193
12.2	Delegation of Duties	~~196~~194
12.3	Exculpatory Provisions	~~197~~194
12.4	Reliance by Agents	~~197~~195
12.5	Notice of Default	~~198~~195
12.6	Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders	~~198~~195
12.7	Indemnification	~~198~~196
12.8	Agents in Their Individual Capacities	~~199~~197
12.9	Successor Agents	~~199~~197
12.1	Withholding Tax	~~201~~198
12.11	Agents Under Security Documents and Guarantee	~~201~~199
12.12	Right to Realize on Collateral and Enforce Guarantee	~~202~~200
12.13	Intercreditor Agreement Governs	~~203~~200
12.14	The Administrative Agent May File Proofs of Claim	~~203~~201
12.15	ERISA Representation of the Lenders	~~204~~201
12.16	Erroneous Payments.	~~205~~202
Section 13.	Miscellaneous	~~208~~205
13.1	Amendments, Waivers, and Releases	~~208~~205
13.2	Notices	~~212~~210
13.3	No Waiver; Cumulative Remedies	~~213~~210
13.4	Survival of Representations and Warranties	~~213~~211
13.5	Payment of Expenses; Indemnification	~~213~~211
13.6	Successors and Assigns; Participations and Assignments	~~215~~212
13.7	Replacements of Lenders Under Certain Circumstances	~~222~~220
13.8	Adjustments; Set-off	~~223~~221
13.9	Counterparts	~~224~~221
13.1	Severability	~~224~~221
13.11	Integration	~~224~~221
13.12	GOVERNING LAW	~~224~~221
13.13	Submission to Jurisdiction; Waivers	~~224~~222
13.14	Acknowledgments	~~225~~222
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13.15	WAIVERS OF JURY TRIAL	~~226~~223
13.16	Confidentiality	~~226~~223
13.17	Direct Website Communications	~~227~~225
13.18	USA PATRIOT Act	~~229~~226
13.19	Electronic Execution of Assignments and Certain Other Documents	~~229~~226
13.2	Payments Set Aside	~~229~~226
13.21	No Fiduciary Duty	~~230~~227
13.22	Amendment and Restatement.	~~230~~227
13.23	Obligations Joint and Several	~~230~~228
13.24	Acknowledgement Regarding Any Supported QFCs	~~231~~228
Section 14.	Conditions to Delayed Draw Closing Date	~~232~~229
14.1	Acquisition	~~232~~229
14.2	Fees	~~232~~229
14.3	Solvency Certificate	~~232~~229
14.4	Existing Debt at Target	~~232~~230
14.5	Specified Representations	~~233~~230
14.6	Company Material Adverse Effect	~~233~~230
14.7	Patriot Act	~~233~~230
14.8	Officer’s Certificate	~~233~~230
Section 15.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~233~~230

-v-

SCHEDULES

Schedule 9.14	Post-Closing Actions
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Guarantee
Exhibit C	Form of Perfection Certificate
Exhibit D	Form of Pledge Agreement
Exhibit E	Form of Security Agreement
Exhibit F	Form of Letter of Credit Request
Exhibit G	Form of Credit Party Closing Certificate
Exhibit H	Form of Assignment and Acceptance
Exhibit I-1	Form of Promissory Note (Initial Term Loans and/or Delayed Draw Term Loans)
Exhibit I-2	Form of Promissory Note (Revolving Credit Loans)
Exhibit J	Form of First Lien Intercreditor Agreement
Exhibit K	Form of Second Lien Intercreditor Agreement
Exhibit L-1	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-2	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-3	Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-4	Form of Non-Bank Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit M	Form of Conversion/Continuation Notice
Exhibit N-1	Form of Hedge Bank Designation
Exhibit N-2	Form of Cash Management Bank Designation

-i-

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 15, 2017, among DESERT NEWCO, LLC, a Delaware limited liability company (“Holdings”), GO DADDY OPERATING COMPANY, LLC, a Delaware limited liability company (the “Existing Borrower”), GD FINANCE CO, LLC (f/k/a GD Finance Co, Inc.), a Delaware limited liability company (the “FinCo Borrower” and, together with the Existing Borrower, the “Borrowers”) the lending institutions from time to time parties hereto (each a “Lender” and, collectively, together with the Swingline Lender, the “Lenders”), ROYAL BANK OF CANADA, as the Swingline Lender, the Administrative Agent, the Collateral Agent and Letter of Credit Issuer (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1).
WHEREAS, the Existing Borrower, Holdings, certain of the Lenders and Barclays Bank PLC, as administrative agent for such lenders, are parties to the Existing Debt Facility (defined below) pursuant to which certain term loans, revolving credit, swingline and letter of credit facilities have been made available to the Existing Borrower and the Borrowers have requested to amend and restate the Existing Debt Facility in its entirety;
WHEREAS, in connection with the foregoing, (i) the Borrowers have requested that the Lenders extend credit in the form of (a) (1) Initial Term Loans (defined below) to the Borrowers on the Closing Date, in an aggregate principal amount of $1,072,500,000 and (2) Delayed Draw Term Loans (defined below) at any time after the Closing Date up until the Delayed Draw Term Loan Commitment Termination Date (defined below), in an aggregate principal amount not to exceed $1,425,000,000 and (b) Revolving Credit Loans made available to the Borrowers at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $200,000,000 less the sum of (1) the aggregate Letters of Credit Outstanding at such time available in Dollars, Euro and Sterling and any Available Currency (provided that $150,000,000 of the Revolving Credit Loans shall be available on the Closing Date and an additional $50,000,000 shall be available on the Delayed Draw Closing Date), and (2) the aggregate principal amount of all Swingline Loans outstanding at such time, (ii) the Borrowers have requested (a) the Letter of Credit Issuer to issue Letters of Credit at any time and from time to time prior to the L/C Facility Maturity Date, in an aggregate Stated Amount at any time outstanding not in excess of $50,000,000, and (b) to deem the letters of credit identified on Schedule 1.1(d) to the Disclosure Letter to be Letters of Credit for all purposes under this Agreement, and (iii) the Borrowers have requested the Swingline Lender to extend credit to the Borrowers in the form of Swingline Loans at any time and from time to time prior to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $25,000,000;
WHEREAS, the proceeds of the Initial Term Loans will be used to effect the Closing Date Refinancing (defined below) and to pay fees and expenses in connection therewith;
WHEREAS, the proceeds of the Delayed Draw Term Loans will be used to effect the Acquisition (defined below) and to pay fees and expenses in connection therewith;
WHEREAS, the proceeds of the Initial Term Loans and the Delayed Draw Term Loans will be made available to Borrowers in proportions to be selected by the Borrowers;

WHEREAS, the Lenders and Letter of Credit Issuer are willing to make available to the Borrowers such term loan and revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
Section 1.Definitions.
1.1Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):
“2029 Senior Notes” means the Borrowers’ 3.500% senior notes due 2029.
“2029 Senior Notes Maturity Date” shall mean March 1, 2029.
“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the Prime Rate, and (iii) Term SOFR for an Interest Period of one month plus 1%; provided that, notwithstanding the foregoing, in no event shall the ABR applicable to the Tranche B-7 Term Loans and the Tranche B-8 Term Loans at any time be less than 1.00% per annum. Any change in the ABR due to a change in the Prime Rate or in the Federal Funds Effective Rate or Term SOFR shall take effect at the opening of business on the day specified in the announcement of such change.
“ABR Loan” shall mean each Loan bearing interest based on the ABR.
“ABR Term SOFR Determination Day” shall have the meaning provided in the definition of “Term SOFR.”
“Acceptable Intercreditor Agreement” shall mean the First Lien Intercreditor Agreement, Second Lien Intercreditor Agreement, a Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Administrative Agents and the Borrowers (which may, if applicable, consist of a payment “waterfall”).
“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to Holdings and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.
“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating, or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Acquisition” shall mean the acquisition by the Existing Borrower, directly or indirectly, of all shares in the Target.
“Acquisition Agreement” means the agreement dated December 5, 2016 among Fifth Cinven Fund Entities, the other sellers thereto, the Existing Borrower, Holdings and the other parties thereto.
“Additional Borrower” has the meaning assigned to such term in Section 1.14(a).
“Additional Borrower Agreement” has the meaning assigned to such term in Section 1.14(a).
“Additional Revolving Credit Commitment” shall have the meaning provided in Section 2.14(a).
“Additional Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).
“Additional Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).
“Additional Tax Distributions” shall mean, in respect of a taxable period, cash distributions to the equityholders of Holdings in an aggregate amount such that the IPO Entity’s pro rata share of such distributions does not exceed the excess of (a) the sum of (i) the customary ordinary course payments payable by the IPO Entity pursuant to any tax receivable agreements for such period and (ii) the actual aggregate U.S. federal, state and/or local income tax liability of the IPO Entity for such period attributable to the taxable income of the Borrowers (taking into account any adjustment pursuant to Section 743 of the Code or otherwise in connection with an “up-C” structure), over (b) tax distributions permitted by Section 10.5(b)(15)(B)(i) allocable to the IPO Entity for such period; provided that, for the avoidance of doubt, “ordinary course payments” pursuant to tax receivable agreements means payments other than any accelerated lump sum amount payable by reason of any early termination of such agreement or otherwise, to the extent such amount exceeds the amount that would have been payable under such tax receivable agreements in the absence of such acceleration.
“Additional Tranche B-1 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(f)(ii) on the Amendment No. 1 Effective Date.
“Additional Tranche B-1 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-1 Term Loan Lender, the commitment of such Additional Tranche B-1 Term Loan Lender to make Additional Tranche B-1 Term Loans on the Amendment No. 1 Effective Date, in an amount set forth on the Allocation Schedule. The aggregate amount of the Additional Tranche B-1 Term Loan Commitments shall equal the outstanding principal amount of Existing Term Loans of Non-Consenting Existing Term Loan Lenders and Existing Term Loans of Post-Closing Option Lenders.
“Additional Tranche B-1 Term Loan Lender” shall mean a Person with an Additional Tranche B-1 Term Loan Commitment on the Amendment No. 1 Effective Date.
“Additional Tranche B-2 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(f)(ii) on the Amendment No. 3 Effective Date.

“Additional Tranche B-2 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-2 Term Loan Lender, the commitment of such Additional Tranche B-2 Term Loan Lender to make Additional Tranche B-2 Term Loans on the Amendment No. 3 Effective Date, in an amount set forth on the Amendment No. 3 Allocation Schedule. The aggregate amount of the Additional Tranche B-2 Term Loan Commitments shall equal the outstanding principal amount of Existing Tranche B-1 Term Loans of Non-Consenting Existing Tranche B-1 Term Loan Lenders and Existing Tranche B-1 Term Loans of Post-Closing Option Tranche B-2 Lenders.
“Additional Tranche B-2 Term Loan Lender” shall mean a Person with an Additional Tranche B-2 Term Loan Commitment on the Amendment No. 3 Effective Date.
“Additional Tranche B-4 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(g)(ii) on the Fifth Amendment Effective Date.
“Additional Tranche B-4 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-4 Term Loan Lender, the commitment of such Additional Tranche B-4 Term Loan Lender to make Additional Tranche B-4 Term Loans on the Fifth Amendment Effective Date, in an amount set forth on the Fifth Amendment Agreement Allocation Schedule. The aggregate amount of the Additional Tranche B-4 Term Loan Commitments shall equal the outstanding principal amount of Existing Tranche B-3 Term Loans of Non-Consenting Existing Tranche B-3 Term Loan Lenders and Existing Tranche B-3 Term Loans of Post-Closing Option Tranche B-4 Lenders.
“Additional Tranche B-4 Term Loan Lender” shall mean a Person with an Additional Tranche B-4 Term Loan Commitment on the Fifth Amendment Effective Date.
“Additional Tranche B-5 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(h)(ii) on the Amendment No. 8 Effective Date.
“Additional Tranche B-5 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-5 Term Loan Lender, the commitment of such Additional Tranche B-5 Term Loan Lender to make Additional Tranche B-5 Term Loans on the Amendment No. 8 Effective Date, in an amount set forth on the Eighth Amendment Agreement Allocation Schedule. The aggregate amount of the Additional Tranche B-5 Term Loan Commitments shall equal the outstanding principal amount of Existing Amendment No. 6 Term Loans of Non-Consenting Existing Amendment No. 6 Term Loan Lenders and Existing Amendment No. 6 Term Loans of Post-Closing Option Tranche B-5 Lenders.
“Additional Tranche B-5 Term Loan Lender” shall mean a Person with an Additional Tranche B-5 Term Loan Commitment on the Amendment No. 8 Effective Date.
“Additional Tranche B-6 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(i)(ii) on the Amendment No. 10 Effective Date.
“Additional Tranche B-6 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-6 Term Loan Lender, the commitment of such Additional Tranche B-6 Term Loan Lender to make Additional Tranche B-6 Term Loans on the Amendment No. 10 Effective Date, in an amount set forth on the Tenth Amendment Agreement Allocation Schedule. The aggregate amount of the Additional Tranche B-6 Term Loan Commitments shall equal the outstanding principal amount of Existing Tranche B-5 Term Loans of Non-Consenting Existing Tranche B-5 Term Loan Lenders and Existing Tranche B-5 Term Loans of Post-Closing Option Tranche B-6 Lenders.

“Additional Tranche B-6 Term Loan Lender” shall mean a Person with an Additional Tranche B-6 Term Loan Commitment on the Amendment No. 10 Effective Date.
“Additional Tranche B-7 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(j)(ii) on the Amendment No. 11 Effective Date.
“Additional Tranche B-7 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-7 Term Loan Lender, the commitment of such Additional Tranche B-7 Term Loan Lender to make Additional Tranche B-7 Term Loans on the Amendment No. 11 Effective Date, in an amount set forth on the Eleventh Amendment Agreement Allocation Schedule. The aggregate amount of the Additional Tranche B-7 Term Loan Commitments shall equal the outstanding principal amount of Existing Tranche B-4 Term Loans of Non-Consenting Existing Tranche B-4 Term Loan Lenders, Existing Tranche B-4 Term Loans of Post-Closing Option Tranche B-7 Lenders and Repaid Tranche B-6 Term Loans.
“Additional Tranche B-7 Term Loan Lender” shall mean a Person with an Additional Tranche B-7 Term Loan Commitment on the Amendment No. 11 Effective Date.
“Additional Tranche B-8 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(k)(ii) on the Amendment No. 12 Effective Date.
“Additional Tranche B-8 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-8 Term Loan Lender, the commitment of such Additional Tranche B-8 Term Loan Lender to make Additional Tranche B-8 Term Loans on the Amendment No. 12 Effective Date, in an amount set forth on the Twelfth Amendment Agreement Allocation Schedule. The aggregate amount of the Additional Tranche B-8 Term Loan Commitments shall equal the outstanding principal amount of Existing Tranche B-6 Term Loans of Non-Consenting Existing Tranche B-6 Term Loan Lenders and Existing Tranche B-6 Term Loans of Post-Closing Option Tranche B-8 Lenders.
“Additional Tranche B-8 Term Loan Lender” shall mean a Person with an Additional Tranche B-8 Term Loan Commitment on the Amendment No. 12 Effective Date.
“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.
“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.
“Administrative Agent” shall mean Royal Bank of Canada (as successor to Barclays Bank PLC), as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2 or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Institutional Lender” shall mean (i) any Affiliate of the Sponsor that is either a bona fide debt fund or such Affiliate extends credit or buys loans in the ordinary course of business, (ii) KKR Corporate Lending LLC and KKR Capital Markets LLC and (iii) MCS Corporate Lending LLC and MCS Capital Markets LLC.
“Affiliated Lender” shall mean a Lender that is the Sponsor or any Affiliate thereof (other than Holdings, the Borrowers, any other Subsidiary of Holdings, or any Affiliated Institutional Lender).
“Agency Transfer Documentation” shall have the meaning provided in Amendment No. 6.
“Agent Parties” shall have the meaning provided in Section 13.17(b).
“Agents” shall mean the Administrative Agent, the Collateral Agent, each Joint Lead Arranger and Bookrunner, each Amendment No. 1 Arranger and each Amendment No. 2 Arranger.
“Agreement” shall mean this Credit Agreement.
“AHYDO” shall have the meaning provided in Section 2.14(g)(i)(B).
“Allocation Schedule” shall mean the Additional Tranche B-1 Term Loans to the Borrowers in Dollars made by each Additional Tranche B-1 Term Loan Lender in the amount set forth next to its name on Schedule I hereto.
“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of the Amendment No. 1 Effective Date.
“Amendment No. 1 Arranger” shall have the meaning provided in Amendment No. 1.
“Amendment No. 1 Effective Date” shall mean November 22, 2017, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.
“Amendment No. 2” shall mean the Joinder and Amendment Agreement to this Agreement, dated as of the Amendment No. 2 Effective Date.
“Amendment No. 2 Arranger” shall have the meaning provided in Amendment No. 2.
“Amendment No. 2 Effective Date” shall have the meaning provided in Amendment No. 2.
“Amendment No. 2 Effective Date Conditions” shall have the meaning provided in Amendment No. 2.

“Amendment No. 3” shall mean Amendment No. 3 to this Agreement dated as of the Amendment No. 3 Effective Date.
“Amendment No. 3 Allocation Schedule” shall mean the Additional Tranche B-2 Term Loans to the Borrowers in Dollars made by each Additional Tranche B-2 Term Loan Lender in the amount set forth next to its name on Schedule I to the Amendment No. 3.
“Amendment No. 3 Arranger” shall have the meaning provided in Amendment No. 3.
“Amendment No. 3 Effective Date” shall mean October 3, 2019, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 3 are satisfied.
“Amendment No. 4” shall mean the Joinder and Fourth Amendment Agreement to this Agreement, dated as of the Amendment No. 4 Closing Date.
“Amendment No. 4 Arranger” shall have the meaning provided in Amendment No. 4.
“Amendment No. 4 Closing Date” shall have the meaning provided in Amendment No. 4.
“Amendment No. 4 Closing Date Conditions” shall have the meaning provided in Amendment No. 4.
“Amendment No. 5” shall mean Amendment No. 5 to this Agreement dated as of February 15, 2017.
“Amendment No. 6” shall mean Amendment No. 6 to this Agreement, dated as of the Amendment No. 6 Effective Date.
“Amendment No. 6 Arranger” shall have the meaning provided in Amendment No. 6.
“Amendment No. 6 Effective Date” shall have the meaning provided in Amendment No. 6, which for the avoidance of doubt is November 10, 2022.
“Amendment No. 6 Term Loans” shall mean a Term Loans in Dollars that are made pursuant to Section 1 of Amendment No. 6 on the Amendment No. 6 Effective Date.
“Amendment No. 6 Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment in respect of Amendment No. 6 Term Loans or an outstanding Amendment No. 6 Term Loan.
“Amendment No. 7” shall mean the Seventh Amendment Agreement to this Agreement dated as of the Amendment No. 7 Effective Date.
“Amendment No. 7 Effective Date” shall mean May 5, 2023, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 7 are satisfied.
“Amendment No. 8” shall mean the Eighth Amendment Agreement to this Agreement dated as of the Amendment No. 8 Effective Date.

“Amendment No. 8 Arrangers” shall have the meaning provided in Amendment No. 8.
“Amendment No. 8 Effective Date” shall mean July 19, 2023.
“Amendment No. 10” shall mean the Tenth Amendment Agreement to this Agreement dated as of the Amendment No. 10 Effective Date.
“Amendment No. 10 Arrangers” shall have the meaning provided in Amendment No. 10.
“Amendment No. 10 Effective Date” shall mean January 22, 2024.
“Amendment No. 11” shall mean the Eleventh Amendment Agreement to this Agreement dated as of the Amendment No. 11 Effective Date.
“Amendment No. 11 Arrangers” shall have the meaning provided in Amendment No. 11.
“Amendment No. 11 Effective Date” shall mean May 31, 2024.
“Amendment No. 12” shall mean the Twelfth Amendment Agreement to this Agreement dated as of the Amendment No. 12 Effective Date.
“Amendment No. 12 Arrangers” shall have the meaning provided in Amendment No. 12.
“Amendment No. 12 Effective Date” shall mean December 16, 2024.
“Amendment No. 13” shall mean the Joinder and Thirteenth Amendment Agreement to this Agreement dated as of the Amendment No. 13 Effective Date.
“Amendment No. 13 Arrangers” shall have the meaning provided in Amendment No. 13.
“Amendment No. 13 Effective Date” shall mean July 31, 2026.
“Applicable Margin” shall mean a percentage per annum equal to:
(a) in connection with Revolving Credit Loans and Letter of Credit Fees, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Status	Letter of Credit Fees	ABR Rate Revolving Credit Loans	Relevant Rate Revolving Credit Loans
Level I Status	1.75%	0.75%	1.75%
Level II Status	1.50%	0.50%	1.50%
Level III Status	1.25%	0.25%	1.25%

    (b) (1) for SOFR Loans that are Tranche B-7 Term Loans, 1.75% and (2) for ABR Loans that are Tranche B-7 Loans, 0.75%.
    (c) (1) for SOFR Loans that are Tranche B-8 Term Loans, 1.75% and (2) for ABR Loans that are Tranche B-8 Loans, 0.75%.

Any increase or decrease in the Applicable Margin for Revolving Credit Loans resulting from a change in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9.1(d).
Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Margin in respect of any Class of Additional Revolving Credit Commitments, any Class of New Term Loans, or any Class of Loans in respect of Additional Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Joinder Agreement, (c) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (d) the Applicable Margin in respect of any Class of Refinancing Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant agreement, and (e) in the case of the Term Loans and any Class of New Term Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14.
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio been accurately determined, then, for all purposes of this Agreement, the Applicable Margin for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period as a result of the miscalculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be (and shall be) due and payable, at the time the interest or fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the Borrowers, such shortfall shall be due and payable within five Business Days following the written demand thereof by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, in the case of Revolving Credit Loans and Letter of Credit Fees, at the option of the Required Revolving Credit Lenders, at any time during which the Borrowers shall have failed to deliver any of the Section 9.1 Financials by the applicable date required under Section 9.1, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be deemed to be Level I Status for the purposes of determining the Applicable Margin (but only for so long as such failure continues, after which such ratio and Status Level shall be determined based on the then existing Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio).
“Approved Foreign Bank” shall have the meaning provided in clause (x) in the definition of the term “Cash Equivalents.”
“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Asset Sale” shall mean:
(i)    the sale, conveyance, transfer, or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale Leaseback) (each a “disposition”) of Holdings or any Restricted Subsidiary, or
(ii)    the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction or a series of related transactions, in each case, other than:
(a)    any disposition of Cash Equivalents or Investment Grade Securities or obsolete, worn out, damaged or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business or any disposition of inventory, immaterial assets, or goods (or other assets) in the ordinary course of business;
(b)    the disposition of all or substantially all of the assets of Holdings or the Borrowers in a manner permitted pursuant to Section 10.3;
(c)    the incurrence of Liens that are permitted to be incurred pursuant to Section 10.2 or the making of any Restricted Payment (or any transaction specifically excluded from the definition of Restricted Payments) or Permitted Investment (other than pursuant to clause (i) of the definition thereof) that is permitted to be made, and is made, pursuant to Section 10.5;
(d)    any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than the greater of (a) $220,000,000 and (b) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition;
(e)    any disposition of property or assets or issuance or sale of securities by (1) a Restricted Subsidiary to Holdings or (2) by Holdings or a Restricted Subsidiary to another Restricted Subsidiary;
(f)    to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(g)    any issuance, sale or pledge of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary;

(h)    foreclosures, condemnation, casualty or any similar action on assets (including dispositions in connection therewith);
(i)    sales of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility;
(j)    any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Closing Date, including Sale Leasebacks and asset securitizations permitted by this Agreement;
(k)    (1) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual rights or other litigation claims, (2) the termination or collapse of cost sharing agreements with Holdings or any Subsidiary and the settlement of any crossing payments in connection therewith, or (3) the settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of Holdings (or any direct or indirect parent company of Holdings) or any Subsidiary or any of their successors or assigns;
(l)    the disposition or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable or other disposition of accounts receivable in connection with the collection or compromise thereof;
(m)    the licensing, cross-licensing or sub-licensing of Intellectual Property or other general intangibles (whether pursuant to franchise agreements or otherwise) in the ordinary course of business;
(n)    the unwinding of any Hedging Obligations or obligations in respect of Cash Management Services;
(o)    sales, transfers, and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(p)    the expiration, lapse or abandonment of Intellectual Property rights, which in the reasonable business judgment of the Borrowers are not material to the conduct of the business of Holdings and the Restricted Subsidiaries taken as a whole;
(q)    the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;
(r)    dispositions of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (2) the proceeds of such Asset Sale are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(s)    leases, assignments, subleases, licenses, or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(t)     dispositions of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted hereunder (including to obtain the approval of any applicable antitrust authority);
(u)    Restricted Payments permitted pursuant to Section 10.5; and
(v)    a Holdings Reorganization or Replacement Transaction.
“Asset Sale Prepayment Event” shall mean any Asset Sale subject to the Reinvestment Period allowed in Section 10.4; provided, further, that with respect to any Asset Sale Prepayment Event, the Borrowers shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Asset Sale Prepayment Events, after giving effect to the reinvestment rights set forth herein, exceeds $25,000,000 (the “Prepayment Trigger”) in any fiscal year of Holdings, but then from all such Net Cash Proceeds (excluding amounts below the Prepayment Trigger).
“Assignment and Acceptance” shall mean (i) an assignment and acceptance substantially in the form of Exhibit H, or such other form as may be approved by the Administrative Agent and (ii) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.15, such form of assignment (if any) as may be agreed by the Administrative Agent and the Borrowers in accordance with Section 2.15(a).
“Assignment Taxes” shall have the meaning provided in the definition of the term “Other Taxes.”
“Assumed Tax Rate” shall have the meaning provided in Section 10.5(b)(15).
“Auction Agent” shall mean (i) the Administrative Agent or (ii) any other financial institution or advisor employed by Holdings, the Borrowers, or any Subsidiary (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.15 or Dutch auction pursuant to Section 13.6(h); provided that Holdings shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither Holdings nor any of its Subsidiaries may act as the Auction Agent.
“Authorized Officer” shall mean, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President-Finance, a Senior Vice President, a Director, a Manager, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person.
“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(d).
“Available Amount” shall have the meaning provided in Section 10.5(a)(iii).
“Available Commitment” shall mean an amount equal to the excess, if any, of (i) the amount of the Total Revolving Credit Commitment over (ii) the sum of the aggregate principal amount of (a) all

Revolving Credit Loans (but not Swingline Loans) then outstanding and (b) the aggregate Letters of Credit Outstanding at such time.
“Available Currency” means (a) in the case of Letters of Credit, Dollars, Canadian Dollars, Australian Dollars, Indian Rupees, Euro, Sterling, Mexican Peso, Chinese Yuan, Brazilian Real, United Arab Emirates Dirham, Colombian Peso, Qatari Riyal and each other currency that is approved for Letters of Credit in accordance with Section 1.7 and (b) in the case of Revolving Credit Loans, Dollars, Euro, Sterling and any other freely tradable currency readily available in the London interbank market and approved by the Administrative Agent and the Revolving Credit Lenders.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date, and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.17.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall have the meaning provided in Section 11.5.
“Benchmark” means, initially, (i) with respect to Obligations, interest, fees, commissions or other amounts denominated in Dollars, Term SOFR, (ii) with respect to Obligations, interest, fees, commissions or other amounts denominated in euros, the EURIBOR Rate and (iii) with respect to Obligations, interest, fees, commissions or other amounts denominated in Sterling, SONIA; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR, the EURIBOR Rate or SONIA, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.17.
    “Benchmark Replacement” means with respect to any Benchmark Transition Event, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(a) Daily Simple SOFR for Loans denominated in Dollars; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Document.
    “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the IOSCO Principles; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or in compliance with or aligned with the IOSCO Principles.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.17.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).
“BHC Act Affiliate” shall have the meaning provided in Section 13.24(b).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower Materials” shall have the meaning provided in Section 13.17(b).
“Borrowers” shall (a) as of the Amendment No. 6 Effective Date have the meaning provided in the preamble hereto and (b) from time to time, in respect of a given Class of Loans or Commitments, each Additional Borrower with respect to such Class, in each case individually or collectively as the context may require or permit. Following the consummation of a transaction permitted hereunder that results in a Successor Borrower, such Successor Borrower shall be substituted for the existing Borrower to which it is the successor. In the event that more than one Borrower is liable in respect of the Obligations of any Class as a “Borrower”, such Borrowers shall be jointly and severally liable with respect to the Obligations of such Class unless provided to the contrary in the applicable Additional Borrower Agreement. For the avoidance of doubt, any reference in any Credit Document to a Borrower (or the Borrowers) shall be construed, where the context requires, to refer to a Borrower (or the Borrowers) in respect of the relevant Class of Loans or Commitments, and not to make any Borrower primarily liable for Obligations of any Class in respect of which it is not a Borrower.
“Borrowing” shall mean (i) Loans of the same Class and Type, made, converted, or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.
“Bridge Commitment Letter” shall mean the amended and restated bridge commitment letter dated as of December 29, 2016 between the Existing Borrower and the commitment parties thereto.
“Business Day” shall mean any day excluding Saturday, Sunday, and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and, when used in connection with a SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by Holdings and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of Holdings and the Restricted Subsidiaries (including capitalized software expenditures, website development costs, website content development costs, customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs).
“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to December 31, 2013 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capital Leases.
“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).
“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP immediately prior to December 31, 2013 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations.
“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” shall mean:
(i)    Dollars,
(ii)    (a) Euro, Sterling, Yen, Swiss Francs, Canadian Dollars, or any national currency of any Participating Member State in the European Union or (b) local currencies held from time to time in the ordinary course of business,
(iii)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(iv)    certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100,000,000,
(v)    repurchase obligations for underlying securities of the types described in clauses (iii), (iv), and (ix) entered into with any financial institution meeting the qualifications specified in clause (iv) above,
(vi)    commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof,
(vii)    marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized ratings agency) and in each case maturing within 24 months after the date of creation or acquisition thereof,
(viii)    readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,
(ix)    Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,
(x) solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction,
(xi) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (i) through (ix) above of foreign obligors, which investments have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies, and

(xii)    investment funds investing 90% of their assets in securities of the types described in clauses (i) through (ix) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above; provided that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under the Credit Documents regardless of the treatment of such items under GAAP.
“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.
“Cash Management Bank” shall mean (i) any Person that, at the time it enters into a Cash Management Agreement, is an Agent or a Lender or an Affiliate of an Agent or a Lender, (ii) with respect to any Cash Management Agreement entered into prior to the Closing Date, any Person that is a Lender or an Affiliate of a Lender on the Closing Date or (iii) any other Person and their Affiliates if designated by the Borrower as a “Cash Management Bank” by written notice to the Administrative Agent substantially in the form of Exhibit N-2 or such other form reasonably acceptable to the Administrative Agent.
“Cash Management Services” shall mean any one or more of the following types of services or facilities: (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), (iii) any other demand deposit or operating account relationships or other cash management services, including pursuant to any Cash Management Agreements and (iv) other services related, ancillary or complementary to the foregoing.
“Cashless Option Lender” shall mean each Existing Term Loan Lender that has executed and delivered a Consent to Amendment No. 1 under the “Cashless Settlement Option.”
“Cashless Option Tranche B-2 Lender” shall mean each Existing Tranche B-1 Term Loan Lender that has executed and delivered a Consent to Amendment No. 3 under the “Cashless Settlement Option.”
“Cashless Option Tranche B-4 Lender” shall mean each Existing Tranche B-3 Term Loan Lender that has executed and delivered a Consent to Fifth Amendment Agreement under the “Cashless Settlement Option.”
“Cashless Option Tranche B-5 Lender” shall mean each Existing Amendment No. 6 Term Loan Lender that has executed and delivered a Consent to Eighth Amendment Agreement under the “Cashless Settlement Option.”
“Cashless Option Tranche B-6 Lender” shall mean each Existing Tranche B-5 Term Loan Lender that has executed and delivered a Consent to Tenth Amendment Agreement under the “Cashless Settlement Option.”

“Cashless Option Tranche B-7 Lender” shall mean each Existing Tranche B-4 Term Loan Lender that has executed and delivered a Consent to Eleventh Amendment Agreement under the “Cashless Settlement Option.”
“Cashless Option Tranche B-8 Lender” shall mean each Existing Tranche B-6 Term Loan Lender that has executed and delivered a Consent to Twelfth Amendment Agreement under the “Cashless Settlement Option.”
“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds or proceeds of a condemnation award in respect of any equipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment, fixed assets, or real property; provided, that with respect to any Casualty Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Casualty Events, after giving effect to the reinvestment rights set forth herein, exceeds $25,000,000 (the “Casualty Prepayment Trigger”) in any fiscal year of Holdings, but then from all such Net Cash Proceeds (excluding amounts below the Casualty Prepayment Trigger).
“Casualty Prepayment Trigger” shall have the meaning provided in the definition of the term “Casualty Event.”
“CFC” shall mean a Subsidiary of the Borrower (other than a Subsidiary that is an Additional Borrower) that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holding Company” shall mean a Domestic Subsidiary of the Borrower (other than a Subsidiary that is an Additional Borrower) substantially all of the assets of which consist of equity or debt of one or more Foreign Subsidiaries that are CFCs or other CFC Holding Companies.
“Change in Law” shall mean (i) the adoption of any law, treaty, order, policy, rule, or regulation after the Closing Date, (ii) any change in any law, treaty, order, policy, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (iii) compliance by any Lender with any guideline, request, directive, or order issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), including, for avoidance of doubt any such adoption, change or compliance in respect of (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III, in each case to the extent issued or becoming effective after the Closing Date shall be deemed to have gone into effect after the Closing Date, regardless of the date of the enabling or underlying legislation or agreements.
“Change of Control” shall mean and be deemed to have occurred if any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Holdings that exceeds 40% thereof, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors (or other similar governing body) of Holdings. For the purpose of this definition, at any time when a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity or, if applicable, a Parent Entity acts as the manager, managing member or general partner of Holdings, references in this definition to “Holdings” shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock or acts as (or, if applicable, is a Parent Entity that directly or indirectly owns a majority of the outstanding Voting Stock of) such manager, managing member or general partner. For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of such Voting Stock in connection with the transactions contemplated by such agreement.
“Claims” shall have the meaning provided in the definition of the term “Environmental Claims.”
“Class” (i) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Additional Revolving Credit Loans, New Revolving Credit Loans, Initial Term Loans, Delayed Draw Term Loans, New Term Loans (of each Series), Extended Term Loans (of the same Extension Series), Replacement Term Loans (of the same Series), Extended Revolving Credit Loans (of the same Extension Series), or Swingline Loans, (ii) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a Delayed Revolving Credit Commitment, an Additional Revolving Credit Commitment, a New Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), an Initial Term Loan Commitment, Delayed Draw Term Loan Commitment or a New Term Loan Commitment, (iii) the Tranche B-7 Term Loans shall be a separate Class for all purposes under this Agreement and the other Credit Documents and (iv) the Tranche B-8 Term Loans shall be a separate Class for all purposes under this Agreement and the other Credit Documents. From and after the Delayed Draw Closing Date, if any, (i) the Initial Term Loans and the Delayed Draw Term Loans shall be fungible with each other and constitute one and the same Class for all purposes under this Agreement and the other Credit Documents and (ii) the Initial Revolving Credit Commitments and the Delayed Revolving Credit Commitments shall be fungible with each other and constitute one and the same Class for all purposes under this Agreement and the other Credit Documents.
“Closing Date” shall mean February 15, 2017.
“Closing Date Refinancing” means the repayment, repurchase, redemption, defeasance or other discharge of the Existing Debt Facility and termination and/or release of any security interests and guarantees in connection therewith.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all property pledged or mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents, excluding in all events Excluded Property.

“Collateral Agent” shall mean Royal Bank of Canada (as successor to Barclays Bank PLC), as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 12.9.
“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, New Revolving Credit Commitment, Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, Tranche B-2 Term Loan Commitment, Tranche B-7 Commitment, Tranche B-8 Term Loan Commitment and/or New Term Loan Commitment.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning provided in Section 13.17(a).
“Compliance Certificate” shall mean a certificate of a responsible financial or accounting officer of Holdings or the Borrowers delivered pursuant to Section 9.1(d) for the applicable Test Period.
“Confidential Information” shall have the meaning provided in Section 13.16.
“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of Holdings dated January 2017.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 217 and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in consultation with the Borrowers, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrowers, that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrowers, is necessary in connection with the administration of this Agreement and the other Credit Documents).
“Consent to Amendment No. 1” shall mean a consent to Amendment No. 1 substantially in the form of Exhibit A attached thereto.
“Consent to Amendment No. 3” shall mean a consent to Amendment No. 3 substantially in the form of Exhibit A attached thereto.
“Consent to Fifth Amendment Agreement” shall mean a Consent to Fifth Amendment Agreement substantially in the form of Exhibit A attached thereto.
“Consent to Eighth Amendment Agreement” shall mean a Consent to Eighth Amendment Agreement substantially in the form of Exhibit A attached thereto.

“Consent to Tenth Amendment Agreement” shall mean a Consent to Tenth Amendment Agreement substantially in the form of Exhibit A attached thereto.
“Consent to Eleventh Amendment Agreement” shall mean a Consent to Eleventh Amendment Agreement substantially in the form of Exhibit A attached thereto.
“Consent to Twelfth Amendment Agreement” shall mean a Consent to Twelfth Amendment Agreement substantially in the form of Exhibit A attached thereto.
“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs, intangible amortization expenses in connection with any acquisition or other Investment, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, with respect to any Person and its Restricted Subsidiaries for any period, the Consolidated Net Income of such Person for such period:
(i)    increased (without duplication) by:
(a)    provision for taxes based on income, profits, revenue or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added, and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest related to such taxes or arising from any tax examinations (and not added back) in computing Consolidated Net Income, plus
(b)    Fixed Charges of such Person for such period (including (1) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (2) bank and letter of credit fees and (3) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of Consolidated Interest Expense and any non-cash interest expense, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus
(c)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus
(d)    any expenses, fees, charges, or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, Restricted Payment, acquisition, disposition, restructuring, recapitalization, litigation or arbitration (including any settlement amounts) or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Closing Date), including (1) such fees, expenses, or charges related to the incurrence of the Loans hereunder and all Transaction Expenses, (2) such fees, expenses, or charges related to the offering of the Credit Documents and any other credit facilities or debt issuances, and (3) any amendment or other modification of the Unsecured Asset Sale Bridge, the

Loans hereunder, or other Indebtedness, and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus
(e)    any other non-cash charges, including any write offs, write downs, expenses, losses, any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) or other items to the extent the same were deducted (and not added back) in computing Consolidated Net Income, including any impairment charges or the impact of purchase accounting or other items classified by the Borrower as special items (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period (to the extent not reducing Consolidated Net Income) shall be deducted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus
(f)    the amount of any net income (loss) attributable to non-controlling interests in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus
(g)    the amount of management, monitoring, consulting, advisory and transaction fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Initial Investors or any of their respective Affiliates, plus
(h)    costs of surety bonds incurred in such period in connection with financing activities, plus
(i)    the amount of reasonably identifiable and factually supportable “run-rate” cost savings, operating expense reductions, revenue enhancements, and synergies related to permitted asset sales, mergers or other business combinations, acquisitions, Investments, dispositions or divestitures, operating improvements and expense reductions, restructurings, cost saving initiatives and certain other similar initiatives (including the effect of increased pricing in customer contracts, the renegotiation or renewal of contracts and other arrangements or efficiencies) and specified transactions, in each case that are projected by the Borrowers in good faith to result from actions either taken or expected to be taken within 24 months of the determination to take such action, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, revenue enhancements, and synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, revenue enhancements, or synergies had been realized on the first day of such period), plus
(j)    the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus
(k)    any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (iii) of Section 10.5(a) and have not been relied on for purposes of any incurrence of Indebtedness pursuant to clause (l)(i) of Section 10.1, plus
(l)    the amount of expenses relating to payments made to option, phantom equity or profits interest holders of any direct or indirect parent company of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement and expenses relating to distributions made to equity holders of such Person or its direct or indirect parent companies resulting from the application of Financial Accounting Standards Codification Topic 718— Compensation – Stock Compensation (formerly Financial Accounting Standards Board Statement No. 123 (Revised 2004)), plus
(m)    with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to Holdings’ and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus
(n)    costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs, plus
(o)    the amount of any loss attributable to a new plant or facility (including any call centers) until the date that is 24 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of Holdings and (B) losses attributable to such plant or facility after 24 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (o), plus
(p)    to the extent not already included in the Consolidated Net Income, (1) any expenses and charges that are reimbursed by indemnification or other similar provisions in connection with any investment or any sale, conveyance, transfer, or other Asset Sale of assets permitted hereunder and (2) to the extent covered by insurance and actually reimbursed, or, so long as the Borrowers have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the determination by Borrowers that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, plus
(q)    the amount of any losses, costs or expenses related or attributable to New Foreign Operations, plus

(r)    expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus
(s)    business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus
(t)    the amount of reasonably identifiable and factually supportable “run-rate” EBITDA (calculated on a pre-tax basis) that is projected by the Borrower in good faith to be derived from new contracts (calculated on a Pro Forma Basis as though such EBITDA had been realized on the first day of such period) within 12 months of the entry into such new contract net of the amount of actual earnings realized prior to or during such period from such new contracts and without giving any benefit for any period after the termination of such new contract, plus
(u)    adjustments consistent with Regulation S-X or of the type contained in a quality of earnings report made available to the Administrative Agent conducted by financial advisors (which are either nationally recognized or reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)), plus
(ii)    decreased by (without duplication):
(a)(a)    non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period other than non-cash gains relating to the application of Financial Accounting Standards Codification Topic 840— Leases (formerly Financial Accounting Standards Board Statement No. 13); provided that, to the extent non cash gains are deducted pursuant to this clause (ii)(a) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non cash gains received in subsequent periods to the extent not already included therein,
(b)    (iii)    increased or decreased by (without duplication):
(a)    any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, as the case may be, and
(b)    any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification Topic 815—Derivatives and Hedging (ASC 815) (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP.
For the avoidance of doubt:
(i)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP,

(ii)    there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by Holdings or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned, or otherwise disposed by Holdings or such Restricted Subsidiary during such period (each such Person, business, property, or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and
(iii)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (each such Person, property, business, or asset so sold, disposed of or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, or disposition or conversion); provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such disposition shall have been consummated.
“Consolidated First Lien Secured Debt” shall mean Consolidated Total Debt as of such date secured by a Lien on all of the Collateral on an equal priority basis (but without regard to the control of remedies) with liens on the Collateral securing the Obligations.
“Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated First Lien Secured Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of Holdings and the Restricted Subsidiaries to (ii) Consolidated EBITDA of Holdings for the Test Period then last ended, in each case with such pro forma adjustments to Consolidated First Lien Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
“Consolidated Interest Expense” shall mean the sum of (1) cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income of such Person and its Restricted Subsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus (2) non-cash interest expense resulting solely from the net amortization of original issue discount and original issuance premium from the issuance of Indebtedness of such Person and its Restricted Subsidiaries (excluding any

Indebtedness borrowed under this Agreement in connection with the Transactions and any Permitted Refinancing thereof) but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clause (2) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Receivables Facility, (e) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (f) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions, (g) penalties and interest relating to taxes, (h) accretion or accrual of discounted liabilities not constituting Indebtedness, (i) interest expense attributable to a direct or indirect parent entity resulting from push-down accounting, (j) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, and (k) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to the Transactions, any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,
(i)    extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ or bases’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities or bases and curtailments or modifications to pension and post retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments), shall be excluded,
(ii)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,
(iii)    any gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), shall be excluded,
(iv)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the board of directors of Holdings, shall be excluded,
(v)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,
(vi)    solely for the purpose of determining the amount available for Restricted Payments under clause (iii)(A) of Section 10.5 the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions (a) has been legally waived, or otherwise released, (b) is imposed pursuant to this Agreement and other Credit Documents, Permitted Debt Exchange Notes, Incremental Loans, or Permitted Other Indebtedness, or (c) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Credit Documents (as determined by the Borrowers in good faith); provided that Consolidated Net Income of the referent Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary in respect of such period, to the extent not already included therein,
(vii)    effects of adjustments (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by Financial Accounting Standards Codification Topic 805 – Business Combinations and Topic 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting, including in relation to the Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(viii)    (a) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items and to Hedging Obligations pursuant to ASC 815 (or such successor provision), and (c) any non-cash expense, income, or loss attributable to the movement in mark to market valuation of foreign currencies, Indebtedness, or derivative instruments pursuant to GAAP, shall be excluded,
(ix)    any impairment charge, asset write-off, or write-down pursuant to ASC 350 and Financial Accounting Standards Codification Topic 360 – Impairment and Disposal of Long-Lived Assets (ASC 360) (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 shall be excluded,
(x)    (a) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options units, restricted stock, or other rights to officers, directors, managers, or employees and (b) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,
(xi)    any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance, or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,
(xii)    accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,
(xiii)    to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrowers have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of the determination by Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded,
(xiv)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded,
(xv)    any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Closing Date shall be excluded,
(xvi)    Consolidated Net Income shall be increased or decreased by the change in Operating Working Capital for the period (it being understood for the avoidance of doubt that Consolidated Net Income shall be increased by the change in Operating Working Capital if the change in Operating Working Capital during such period is negative and Consolidated Net Income shall be decreased by the change in Operating Working Capital if the change in Operating

Working Capital during the period is positive); provided that for the purposes of this clause (xvii), any change in Operating Working Capital shall exclude (i) any amount that would, in conformity with GAAP, be associated with an investing activity or financing activity within the statement of cash flows (including but not limited to, advances or distributions from equity method investments, liabilities associated with the acquisition or disposal of property and equipment, distributions of capital, proceeds receivable or due on debt or Capitalized Lease Obligations) and (ii) the impact of any adjusting item that is contemplated in the definition of Consolidated Net Income and would be duplicative if that adjustment would be included herein.
“Consolidated Secured Debt” shall mean Consolidated Total Debt as of such date secured by a Lien on the Collateral.
“Consolidated Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Secured Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of Holdings and the Restricted Subsidiaries to (ii) Consolidated EBITDA of Holdings for the Test Period then last ended, in each case with such pro forma adjustments to Consolidated Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date.
“Consolidated Total Debt” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations); provided that Consolidated Total Debt shall not include Letters of Credit, except to the extent of Unpaid Drawings thereunder; provided further that the effects of pushdown accounting shall be excluded.
“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of Holdings and the Restricted Subsidiaries to (ii) Consolidated EBITDA of Holdings for the Test Period then last ended, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Consolidated Working Capital” shall mean, at any date, the excess of (i) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries on such date, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Loans and Letter of Credit Exposure and

Capital Leases to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date, (f) the effects from applying purchase accounting, (g) any accrued professional liability risks, (h) restricted marketable securities and (i) current portion of deferred revenue.
“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends, or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contract Consideration” shall have the meaning provided in clause (k) of the definition of “Excess Cash Flow.”
“Contractual Requirement” shall have the meaning provided in Section 8.3.
“Controlled Investment Affiliate” shall mean, as to any Person, any other Person, which directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrowers and/or other Persons.
“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”
“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”
“Covered Affiliate” shall have the meaning provided in Section 13.6(h)(iv)(i).
“Covered Entity” shall have the meaning provided in Section 13.24(b).
“Covered Party” shall have the meaning provided in Section 13.24(a).
“Credit Documents” shall mean this Agreement, each Joinder Agreement, the Guarantees, the Security Documents, the Agency Transfer Documentation and any promissory notes issued by the Borrowers pursuant hereto.
“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.
“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.
“Credit Party” shall mean Holdings, the Borrowers, and the other Guarantors.
“Cure Amount” shall have the meaning provided in Section 11.14.
“Cure Right” shall have the meaning provided in Section 11.14.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Day”), with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its discretion.
“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by Holdings or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(w)(i)).
“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, statutory management administration, reorganization, corporate arrangement or restructuring or similar debtor relief laws of the U.S. or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” shall have the meaning provided in Section 5.2(f).
“Default” shall mean any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” shall have the meaning provided in Section 2.8(c).
“Default Right” shall have the meaning provided in Section 13.24(b).
“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”
“Deferred Net Cash Proceeds” shall have the meaning provided such term in clause (d) of the definition of “Net Cash Proceeds.”
“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in clause (d) of the definition of “Net Cash Proceeds.”
“Delayed Draw Closing Date” means the date that any Delayed Draw Term Loans are funded and the Delayed Revolving Credit Commitments become effective.
“Delayed Draw Commitment Fee” shall have the meaning provided in Section 4.1(g).

“Delayed Draw Term Loan” shall have the meaning provided such term in Section 2.1(a). For the avoidance of doubt, after the Delayed Draw Closing Date, the Delayed Draw Term Loans shall have the same terms and characteristics as the Tranche B-2 Term Loans.
“Delayed Draw Term Loan Commitment” shall mean the commitment of a Lender to make or otherwise fund a Delayed Draw Term Loan prior to the Delayed Draw Term Loan Commitment Termination Date, and “Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate.
“Delayed Draw Term Loan Commitment Termination Date” shall mean the earliest of (a) the Delayed Draw Closing Date (immediately after giving effect to any drawings of any Delayed Draw Term Loans on such date), (b) the date the Delayed Draw Term Loan Commitment is reduced to $0 and (c) five Business Days after the Longstop Date (as defined in the Acquisition Agreement).
“Delayed Draw Term Loan Maturity Date” shall mean the date that is seven years after the Closing Date.
“Delayed Revolving Credit Commitments” shall mean the commitments of the Revolving Lenders set forth on Annex B to Amendment No. 5; provided that after the Delayed Draw Closing Date, the Delayed Revolving Credit Commitments shall have the same terms and characteristics as the Initial Revolving Credit Commitments.
“Delayed Upfront Fee” shall have the meaning provided in Section 4.1(f).
“Deferred Revenue” shall mean, at any date, the amount of cash and Cash Equivalents received in advance of revenue recognition that would, in conformity with GAAP, be set forth opposite the caption “deferred revenue” (or any like caption, including current and non-current designations) on a consolidated balance sheet at such date; provided that such balance should be determined excluding the effects of acquisition method accounting.
“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of Holdings or the Borrowers, setting forth the basis of such valuation, executed by either a senior vice president or the principal financial officer of Holdings or the Borrowers, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.
“Designated Preferred Stock” shall mean preferred stock of Holdings or any direct or indirect parent company of Holdings (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the principal financial officer of Holdings or the parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of Section 10.5(a).

“Disclosure Letter” means the disclosure letter, dated as of the date hereof, delivered by Borrowers and Holdings to Administrative Agent for the benefit of the Lenders.
“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.
“disposition” shall have the meaning assigned such term in clause (i) of the definition of “Asset Sale.”
“Disqualified Lenders” shall mean such Persons (i) that have been specified in writing to the Administrative Agent and the Joint Lead Arrangers and Bookrunners prior to the commencement of “primary syndication” as being Disqualified Lenders, (ii) who are competitors of Holdings and its Subsidiaries that are separately identified in writing by the Borrowers to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are either (a) identified in writing by the Borrowers to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name.
“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, in whole or in part, in each case, prior to the date that is 91 days after the Latest Term Loan Maturity Date hereunder; provided that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries or any direct or indirect parent of Holdings or any other entity in which Holdings, a Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of Holdings (or the compensation committee thereof) shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations.
“Distressed Person” shall have the meaning provided in the definition of the term “Lender-Related Distress Event.”

“Dollar Equivalent” shall mean, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars, as determined by the Administrative Agent on the basis of the Spot Rate (determined on the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such currency.
“Dollars” and “$” shall mean dollars in lawful currency of the United States.
“Domestic Subsidiary” shall mean each Subsidiary of Holdings that is organized under the laws of the United States, any state thereof, or the District of Columbia.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with the Borrowers and consistent with generally accepted financial practices, taking into account the applicable interest rate margins (calculated without giving effect to any leverage-based step-downs), any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness in connection with the initial primary syndication thereof, but excluding any arrangement, structuring, ticking, or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “SOFR Floor” or an “ABR floor,” (a) to the extent that the Term SOFR Reference Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that the Term SOFR Reference Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.
“Eighth Amendment Agreement Allocation Schedule” shall mean the Additional Tranche B-5 Term Loans to the Borrowers in Dollars made by each Additional Tranche B-5 Term Loan Lender in the amount set forth next to its name on Schedule I to the Amendment No. 8.

“Eleventh Amendment Agreement Allocation Schedule” shall mean the Additional Tranche B-7 Term Loans to the Borrowers in Dollars made by each Additional Tranche B-7 Term Loan Lender in the amount set forth next to its name on Schedule I to Amendment No. 11.
“Environment” shall mean ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata and natural resources such as flora, fauna, or wetlands.
“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demand letters, claims, notices of noncompliance or potential responsibility or violation, or proceedings pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial, or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief relating to the presence Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the Environment.
“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, law, rule, regulation, ordinance, code, and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree, or judgment, relating to pollution or protection of the Environment, or protection of human health or safety (to the extent relating to human exposure to Hazardous Materials) and including those relating to the generation, storage, treatment, transport, Release, or threat of Release of Hazardous Materials.
“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” shall mean any public or private sale of common stock or preferred stock of Holdings or any direct or indirect parent company of Holdings (excluding Disqualified Stock), other than: (i) public offerings with respect to the Borrowers or any of their direct or indirect parent company’s (including Holdings’) common stock registered on Form S-8, (ii) issuances to any Subsidiary of Holdings, (iii) any such public or private sale that constitutes an Excluded Contribution and (iv) any Cure Amount.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414 (b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” shall mean (i) the existence with respect to any Plan or Pension Plan of a non-exempt Prohibited Transaction; (ii) any Reportable Event with respect to a Pension Plan; (iii) the failure of any Credit Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (iv) a determination that any Pension Plan is in “at-risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (v) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (vi) the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (vii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (viii) the failure by any Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (ix) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; (x) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in Reorganization, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA); or (xi) the failure by any Credit Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 12.16(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 12.16(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 12.16(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.16(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 12.16(e).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate” means
(i)the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period), with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or
(ii)if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average Banking Federation of the European Union Interest Settlement Rate (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period), with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m.

(Brussels time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or
(iii)if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum equal to the rate determined by the Administrative Agent as the rate which results from interpolating on a linear basis between (x) the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) for the longest period (for which such rate is available) which is less than such Interest Period and (y) the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) for the shortest period (for which such rate is available) which exceeds such Interest Period, in each case determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the Brussels interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period.
(iv)Notwithstanding the foregoing, if the EURIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“EURIBOR Rate Loan” means a Loan denominated in Euros or any Available Currency bearing interest at a rate based on the EURIBOR Rate.
“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
“Event of Default” shall have the meaning provided in Section 11.
“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:
(i)    the sum, without duplication (in each case, for Holdings and the Restricted Subsidiaries on a consolidated basis), of:
(a)    Consolidated Net Income for such period,
(b)    an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts to the extent excluded in arriving at such Consolidated Net Income (including, without limitation, and for the avoidance of doubt, the proceeds from indebtedness),
(c)    decreases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such decreases arising from acquisitions or Asset Sales by Holdings and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(d)    an amount equal to the aggregate net non-cash loss on Asset Sales by Holdings and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and
(e)    cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in Consolidated Net Income,
(f)    increases in current and non-current deferred revenue to the extent deducted or not included in arriving at such Consolidated Net Income, and
(g)    extraordinary gains
over (ii) the sum, without duplication, of (at the election of the Borrowers):
(a)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, cash charges to the extent excluded in arriving at such Consolidated Net Income, and Transaction Expenses to the extent not deducted in arriving at such Consolidated Net Income and paid in cash during such period,
(b)    without duplication of amounts deducted pursuant to clause (k) below in prior periods, the amount of Capital Expenditures or acquisitions of Intellectual Property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of long-term Indebtedness of Holdings or the Restricted Subsidiaries (unless such Indebtedness has been repaid other than with the proceeds of long-term indebtedness) other than intercompany loans,
(c)    the aggregate amount of all principal payments of Indebtedness of Holdings and the Restricted Subsidiaries (including (1) the principal component of payments in respect of Capitalized Lease Obligations, (2) the amount of any scheduled repayment of Term Loans pursuant to Section 2.5 or the Unsecured Asset Sale Bridge permitted hereunder, and (3) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.2(a) to the extent required due to an Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (A) all other prepayments of Term Loans and the Unsecured Asset Sale Bridge and (B) all prepayments of Revolving Loans (and any other revolving loans (unless there is an equivalent permanent reduction in commitments thereunder)) made during such period, except to the extent financed with the proceeds of other long-term Indebtedness of Holdings or the Restricted Subsidiaries,
(d)    an amount equal to the aggregate net non-cash gain on Asset Sales by Holdings and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(e)    increases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such increases arising from acquisitions or Asset Sales by Holdings and the Restricted Subsidiaries completed during such period or the application of purchase accounting),
(f)    payments in cash by Holdings and the Restricted Subsidiaries during such period in respect of any purchase price holdbacks, earn-out obligations, and long-term liabilities of

Holdings and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,
(g)    without duplication of amounts deducted pursuant to clause (k) below in prior fiscal periods, the aggregate amount of cash consideration paid by Holdings and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions (but excluding Permitted Investments of the type described in clauses (i) and (ii) thereof) made during such period constituting Permitted Investments or made pursuant to Section 10.5 to the extent that such Investments were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Capital Stock,
(h)    the amount of dividends paid in cash during such period (on a consolidated basis) by Holdings and the Restricted Subsidiaries, to the extent such dividends were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Capital Stock,
(i)    the aggregate amount of expenditures actually made by Holdings and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and cash restructuring charges) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income,
(j)    the aggregate amount of any premium, make-whole, or penalty payments actually paid in cash by Holdings and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,
(k)    without duplication of amounts deducted from Excess Cash Flow in other periods, (1) the aggregate consideration required to be paid in cash by Holdings or any of its Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by the Borrowers or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Permitted Acquisitions (or other Investments), Capital Expenditures, or acquisitions of Intellectual Property to be consummated or made during the period of four consecutive fiscal quarters of Holdings following the end of such period (except to the extent financed with any of the proceeds received from (A) the issuance or incurrence of long-term Indebtedness or (B) the issuance of Equity Interests); provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or other Investments), Capital Expenditures, or acquisitions of Intellectual Property during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters,
(l)    the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(m)    cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income,
(n)    decreases in current and non-current deferred revenue to the extent included or not deducted in arriving at such Consolidated Net Income, and
(o)    extraordinary losses.
“Excluded Contribution” shall mean net cash proceeds, the Fair Market Value of marketable securities, or the Fair Market Value of Qualified Proceeds received by Holdings from (i) contributions to its common equity capital, and (ii) the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by either a senior vice president or the respective principal financial officer of the Borrowers on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (iii) of Section 10.5(a); provided that (i) any non-cash assets shall qualify only if acquired by a parent of Holdings in an arm’s-length transaction within the six months prior to such contribution and (ii) no Cure Amount shall constitute an Excluded Contribution.
“Excluded Lender” shall have the meaning provided in Section 13.6(h)(iv)(ii).
“Excluded Property” shall have the meaning set forth in the Security Agreement.
“Excluded Stock and Stock Equivalents” shall mean (i) any Capital Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent and the Borrowers (as agreed to in writing), the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Capital Stock and Stock Equivalents of any Foreign Subsidiary or any CFC Holding Company, any Voting Stock or Stock Equivalents of any class of such Foreign Subsidiary or such CFC Holding Company in excess of 65% of the outstanding Voting Stock of such class, (iii) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirement of Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained), (iv) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiary to the extent such Capital Stock or Stock Equivalents are subject to a Lien permitted by clause (ix) of the definition of “Permitted Liens” or (B) any Capital Stock or Stock Equivalents of any Subsidiary that is not Wholly-Owned by Holdings and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Capital Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (II) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is a Credit Party or Wholly-Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Holdings or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or Wholly-Owned Subsidiary) to any contract, agreement, instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (v) any Capital Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Capital Stock or Stock Equivalents would result in materially adverse tax consequences to Holdings or any Subsidiary as reasonably determined by the Borrowers in consultation with the Administrative Agent, (vi) any Capital Stock or Stock Equivalents that are margin stock, and (vii) any Capital Stock and Stock Equivalents of any Subsidiary that is not a Material Subsidiary or is an Unrestricted Subsidiary, a captive insurance Subsidiary, an SPV or any special purpose entity.
“Excluded Subsidiary” shall mean (i) each Subsidiary, in each case, for so long as any such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) constitute a Material Subsidiary, (ii) each Subsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-Wholly-Owned Restricted Subsidiary), subject to the proviso in Section 12.11(b), (iii) any CFC Holding Company, (iv) any Domestic Subsidiary (other than a Domestic Subsidiary that is an Additional Borrower) that is a Subsidiary of a Foreign Subsidiary that is a CFC, (v) any Foreign Subsidiary, (vi) each Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or would require third party (other than Holdings or any of its Subsidiaries) or governmental consent, approval, license or authorization to provide such Guarantee or security interest, (vii) each Subsidiary with respect to which, as reasonably determined by Holdings, the consequence of providing a Guarantee of the Obligations would adversely affect the ability of Holdings and its Subsidiaries to satisfy applicable Requirements of Law, (viii) any other Subsidiary with respect to which, (a) in the reasonable judgment of the Administrative Agent and Borrowers, as agreed in writing, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (b) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrowers in consultation with the Administrative Agent, (ix) each Unrestricted Subsidiary, (x) any Receivables Subsidiary, (xi) each other Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with assumed secured Indebtedness permitted hereunder, and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder and (xii) each SPV or not-for-profit Subsidiary and captive insurance company.
“Excluded Swap Obligation” shall mean, with respect to any Credit Party, (a) any Swap Obligation if, and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal or unlawful.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income, net profits, or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local, or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) in the case of a Lender, any U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document pursuant to laws in force at the time such Lender acquires an interest in any Credit Document (or designates a new lending office), other than in the case of a Lender that is an assignee pursuant to a request by the Borrowers under Section 13.7 (or that designates a new lending office pursuant to a request by the Borrowers), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding Tax pursuant to Section 5.4, (iii) any withholding Taxes attributable to a recipient’s failure to comply with Section 5.4(e), or (iv) any withholding Tax imposed under FATCA.
“Existing Amendment No. 6 Term Loan” shall have the meaning provided in Amendment No. 8.
“Existing Amendment No. 6 Term Loan Lender” shall have the meaning provided in Amendment No. 8.
“Existing Borrower” shall have the meaning provided in the preamble.
“Existing Class” shall mean any Existing Term Loan Class and any Existing Revolving Credit Class.
“Existing Debt Facility” shall mean the First Amended and Restated Credit Agreement, dated as of May 13, 2014, by and among the Existing Borrower, Holdings, the lenders party thereto and Barclays Bank PLC, as administrative agent, collateral agent, swingline lender and letter of credit issuer.
“Existing Revolving Credit Class” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Term Loan” shall have the meaning provided in Amendment No. 1.

“Existing Term Loan Class” shall have the meaning provided in Section 2.14(g)(i).
“Existing Term Loan Lender” shall have the meaning provided in Amendment No. 1.
“Existing Tranche B-1 Term Loan” shall have the meaning provided in Amendment No. 3.
“Existing Tranche B-1 Term Loan Lender” shall have the meaning provided in Amendment No. 3.
“Existing Tranche B-3 Term Loan” shall have the meaning provided in Fifth Amendment Agreement.
“Existing Tranche B-3 Term Loan Lender” shall have the meaning provided in Fifth Amendment Agreement.
“Existing Tranche B-4 Term Loan” shall have the meaning provided in Amendment No. 11.
“Existing Tranche B-4 Term Loan Lender” shall have the meaning provided in Amendment No. 11.
“Existing Tranche B-5 Term Loan” shall have the meaning provided in Amendment No. 10.
“Existing Tranche B-5 Term Loan Lender” shall have the meaning provided in Amendment No. 10.
“Existing Tranche B-6 Term Loan” shall have the meaning provided in Amendment No. 12.
“Existing Tranche B-6 Term Loan Lender” shall have the meaning provided in Amendment No. 12.
“Expiring Credit Commitment” shall have the meaning provided in Section 2.1(e).
“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).
“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.14(g)(ii).
“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).
“Extended Revolving Loan Maturity Date” shall mean the date on which any tranche of Extended Revolving Credit Loans matures.
“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“Extended Term Loans” shall have the meaning provided in Section 2.14(g)(i).
“Extending Lender” shall have the meaning provided in Section 2.14(g)(iii).
“Extension Amendment” shall have the meaning provided in Section 2.14(g)(iv).

“Extension Date” shall have the meaning provided in Section 2.14(g)(v).
“Extension Election” shall have the meaning provided in Section 2.14(g)(iii).
“Extension Request” shall mean a Term Loan Extension Request.
“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, and amortization schedule.
“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrowers.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any similar law adopted by any non-U.S. Governmental Authority pursuant to any intergovernmental agreements, treaties or conventions (or related legislation or official administrative rules or practices) between such non-U.S. jurisdiction and the United States implementing the foregoing.
“FCPA” shall have the meaning provided in Section 8.19(b).
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.
“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.
“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the Amendment No. 6 Effective Date, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR and SONIA, as applicable. For the avoidance of doubt, the initial Floor for Term SOFR and SONIA shall, in each case, be 0.00%.
“Fifth Amendment Agreement” shall mean Fifth Amendment Agreement to this Agreement dated as of the Fifth Amendment Effective Date.

“Fifth Amendment Agreement Allocation Schedule” shall mean the Additional Tranche B-4 Term Loans to the Borrowers in Dollars made by each Additional Tranche B-4 Term Loan Lender in the amount set forth next to its name on Schedule I to the Fifth Amendment Agreement.
“Fifth Amendment Agreement Arrangers” shall have the meaning provided in the Fifth Amendment Agreement.
“Fifth Amendment Effective Date” shall mean March 8, 2021, the first Business Day on which all conditions precedent set forth in Section 3 of Fifth Amendment Agreement are satisfied.
“FinCo Borrower” shall have the meaning provided in the preamble.
“First Lien Intercreditor Agreement” shall mean an Intercreditor Agreement substantially in the form of Exhibit J (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrowers) among the Administrative Agent, the Collateral Agent, and the representatives for purposes thereof for holders of one or more classes of First Lien Obligations (other than the Obligations).
“First Lien Obligations” shall mean the Obligations and the Permitted Other Indebtedness Obligations that are secured by Liens on the Collateral on an equal priority basis (but without regard to the control of remedies) with liens on the Collateral securing the Obligations.
“First Lien Secured Leverage Test” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall be no greater than 5.00 to 1.00.
“Fixed Amounts” shall have the meaning provided in Section 1.12(a).
“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated EBITDA for the Test Period then last ended to (ii) the Fixed Charges for such Test Period. In the event that Holdings or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires, or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Test Period but prior to or simultaneously with the date of determination, then the Fixed Charge Coverage Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, redemption, retirement, or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Test Period; provided, however, that Pro Forma Effect shall not give effect to any Indebtedness incurred on the date of such determination (except pursuant to the first paragraph of Section 10.1 and Section 10.1(n)).
“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:
(i)    Consolidated Interest Expense of such Person for such period,
(ii)    all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

(iii)    all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Credit Party or any of its Subsidiaries.
“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Credit Party or any of its Subsidiaries.
“Foreign Plan Event” shall mean, with respect to any Foreign Plan or Foreign Benefit Arrangement, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan or Foreign Benefit Arrangement; (ii) the failure to register or loss of good standing (if applicable) with applicable regulatory authorities of any such Foreign Plan or Foreign Benefit Arrangement required to be registered; or (iii) the failure of any Foreign Plan or Foreign Benefit Arrangement to comply with any provisions of applicable law or regulations or with the terms of such Foreign Plan or Foreign Benefit Arrangement.
“Foreign Subsidiary” shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (i) with respect to the Letter of Credit Issuer, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fronting Fee” shall have the meaning provided in Section 4.1(d).
“Fund” shall mean any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course.
“Funded Debt” shall mean all Indebtedness of Holdings and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of Holdings or any Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation), and, in the case of the Credit Parties, Indebtedness in respect of the Loans.
“Funding Defaulting Lender” means any Lender with a Delayed Draw Term Loan Commitment that (a) has failed to (i) fund all or any portion of its Delayed Draw Term Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent (other than any conditions precedent that have been waived in accordance with Section 13.1) to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified Borrower and Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent (other than any condition precedent that has been waived in accordance with Section 13.1) to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied) or (c) has failed, within three Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower unless the conditions in either clause (a) or (b) shall apply).
“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Furthermore, at any time after the Closing Date, Holdings may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Agreement); provided any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Borrower shall give written notice of any such election made in accordance with this definition to the Administrative Agent. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.
“General Debt Basket Reallocated Amount” means any amount that, at the option of the Borrower, has been reallocated from Section 10.1(l)(ii) to the Maximum Incremental Facilities Amount, which shall be deemed to be a utilization of the basket set forth in Section 10.1(l)(ii).
“Governmental Authority” shall mean any nation, sovereign, or government, any state, province, territory, or other political subdivision thereof, whether state or local, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory, or administrative functions of or pertaining to government, including a central bank or stock exchange (including any supranational bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning provided in Section 13.6(g).
“Guarantee” shall mean (i) the Guarantee made by Holdings and each other Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, dated as of December 16, 2011, as amended and restated on the date hereof, and (ii) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent.
“guarantee obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any primary obligor in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term guarantee obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations or product warranties in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” shall mean (i) each Subsidiary of Holdings that is party to the Guarantee on the Closing Date, (ii) each Subsidiary of Holdings that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise, and (iii) Holdings; provided that in no event shall any Excluded Subsidiary be required to be a Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary).
“Hazardous Materials” shall mean (i) any petroleum or petroleum products, radioactive materials, friable asbestos, polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Law; and (iii) any other chemical, material, or substance, which is prohibited, limited, or regulated due to its dangerous or deleterious properties or characteristics by, any Environmental Law.
“Hedge Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” shall mean (i) (a) any Person that, at the time it enters into a Hedge Agreement, is a Lender, an Agent or an Affiliate of a Lender or an Agent and (b) with respect to any Hedge Agreement entered into prior to the Closing Date, any Person that is a Lender or an Agent or an Affiliate of a Lender or an Agent on the Closing Date and (ii) any other Person and its Affiliates that are designated by the Borrowers as a “Hedge Bank” by written notice to the Administrative Agent substantially in the form of Exhibit N-1 or such other form reasonably acceptable to the Administrative Agent.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreements.
“Historical Financial Statements” shall mean (i) the audited consolidated balance sheets of the Borrowers and their Subsidiaries as at December 31, 2013, December 31, 2014 and December 31, 2015, and the related audited consolidated statements of income and cash flow of the Borrowers and their Subsidiaries for the years ended December 31, 2013, December 31, 2014 and December 31, 2015 and (ii) the unaudited interim consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal quarters ending March 31, 2016, June 30, 2016 and September 30, 2016 and the related unaudited consolidated statements of income and cash flow of the Borrowers and their Subsidiaries for fiscal quarters ending March 31, 2016, June 30, 2016 and September 30, 2016.
“Holdings” means (a) prior to the consummation of a transaction described in clause (b) of this definition, Holdings (as defined in the preamble) and (b) following the consummation of a transaction (or other action) permitted hereunder that results in a New Holdings or the designation of a New Holdings, New Holdings.
“Holdings Reorganization or Replacement Transaction” means (a) the (direct or indirect) contribution by Holdings of 100% of the Capital Stock of the Borrowers to a newly formed domestic “shell” company, (b) the merger or other consolidation of Holdings with another Person that after giving effect thereto shall (directly or indirectly) hold 100% of the Capital Stock of the Borrowers or (c) the designation of any direct or indirect Parent Entity of the Borrowers as “Holdings” (in place of the then-existing “Holdings”), in each case, so long as, contemporaneously therewith (as applicable) (i) New Holdings delivers to the Administrative Agent any new certificate issued (if any) to evidence any such contributed Capital Stock of the Borrowers (or any applicable Parent Entity thereof that is a Subsidiary of New Holdings) and grants a security interest in such applicable Equity Interests in favor of the Administrative Agent pursuant to the Security Agreement or a joinder thereto in a form reasonably satisfactory to the Administrative Agent, (ii) New Holdings shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia or any other jurisdiction reasonably acceptable to the Administrative Agent, and (iii) New Holdings assumes the Guarantee provided by Holdings and all other obligations of Holdings under this Agreement and each of the other Credit Documents to which Holdings is a party pursuant to a supplement hereto or thereto that is reasonably acceptable to the Administrative Agent; provided that Holdings agrees to provide any documentation and other information about the “New Holdings” at least three Business Days (or such shorter period as the Administrative Agent may agree) prior to the consummation of any such merger, amalgamation, consolidation or designation as shall have been reasonably requested by the Administrative Agent at least ten Business Days prior to the consummation of such merger, amalgamation, consolidation or designation that the Administrative Agent shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including Title III of the USA Patriot Act.
“ICC” shall have the meaning provided in the definition of the term “UCP.”
“IFRS” shall have the meaning given such term in the definition of “GAAP.”
“Immediate Family Members” shall mean, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Impacted Loans” shall have the meaning provided in Section 2.10(a).
“Increased Amount Date” shall mean, with respect to any New Loan Commitments, the date on which such New Loan Commitments shall be effective.
“Incremental Loans” shall have the meaning provided in Section 2.14(c).
“Incremental Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).
“Incremental Revolving Credit Loans” shall have the meaning provided in Section 2.14(b).
“Incremental Revolving Credit Maturity Date” shall mean the date on which any tranche of Revolving Credit Loans made pursuant to the Lenders’ Incremental Revolving Credit Commitments matures.
“Incremental Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).
“incur” shall have the meaning provided in Section 10.1.
“incurrence” shall have the meaning provided in Section 10.1.
“Incurrence Based Amounts” shall have the meaning provided in Section 1.12(a).
“Indebtedness” shall mean, with respect to any Person, (i) any indebtedness (including principal and premium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), or (d) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of Holdings solely by reason of push down accounting under GAAP shall be excluded, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (iii) to the extent not otherwise included, the obligations of the type referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations under or in respect of Receivables Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) any balance that constitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business, (6) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, (7) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (8) accrued expenses and royalties or (9) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days. The amount of Indebtedness of any Person for purposes of clause (iii) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.
For all purposes hereof, the Indebtedness of Holdings, the Borrowers and the other Restricted Subsidiaries, shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice.
“Indemnified Liabilities” shall have the meaning provided in Section 13.5(a).
“Indemnified Person” shall have the meaning provided in Section 13.5(a).
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, other than Excluded Taxes or Other Taxes.
“Initial Investors” shall mean Kohlberg Kravis Roberts & Co. L.P., KKR 2006 Fund L.P., Silver Lake, Silver Lake Partners III, L.P., TCV VII, L.P., TCV VII (A), L.P., TCV Member Fund, L.P., Robert R. Parsons, The Go Daddy Group, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Initial Revolving Credit Commitments” shall mean, (i) prior to the Delayed Draw Closing Date, the Revolving Credit Commitments in effect at that time, (ii) after the Delayed Draw Closing Date, but prior to the Amendment No. 2 Effective Date, the Revolving Credit Commitments in effect at that time and (iii) at all times on or after the Amendment No. 2 Effective Date, the Revolving Credit Commitments in effect at that time.
“Initial Term Loan” shall have the meaning provided in Section 2.1(a).
“Initial Term Loan Commitment” shall mean, in the case of each Lender that is a Lender on the Closing Date, the commitment of Barclays Bank PLC of $1,072,500,000. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $1,072,500,000.
“Initial Term Loan Maturity Date” shall mean February 15, 2024 or, if such date is not a Business Day, the immediately preceding Business Day.
“Initial Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).
“Initial Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).
“Initial Upfront Fee” shall have the meaning provided in Section 4.1(e).
“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.
“Intellectual Property” shall mean U.S. and foreign intellectual property, including all (i) (a) patents, inventions, processes, developments, technology, and know-how (in each case with respect to such patents); (b) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; and (d) trade secrets and confidential, proprietary or non-public information of the type described in the foregoing clauses of this definition, and (ii) all registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts, or similar legal protections related to the foregoing.
“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.
“Interpolated Rate” means, in relation to Term SOFR, the rate which results from interpolating on a linear basis between (a) the Term SOFR Reference Rate for the longest period (for which that Term SOFR Reference Rate is available) that is shorter than the Interest Period of that Loan and (b) the Term SOFR Reference Rate for the shortest period (for which that Term SOFR Refernce Rate is available) which exceeds the Interest Period of that Loan, each as of two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period of that Loan.
“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of Holdings, the Borrowers, and the other Restricted Subsidiaries, intercompany loans (including guarantees), advances, or Indebtedness either (i) having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or (ii) arising from cash management, tax and/or accounting operations and made in the ordinary course of business or consistent with past practice.
For purposes of the definition of “Unrestricted Subsidiary” and Section 10.5,
(i)    Investments shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (a) Holdings’ Investment in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(ii)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by Holdings or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of Cash Equivalents, such amount shall be equal to the Fair Market Value of such consideration).
“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” shall mean:
(i)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),
(ii)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries,
(iii)    investments in any fund that invest at least 90% in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment or distribution, and
(iv)    corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“IOSCO Principles” shall have the meaning provided in Section 2.17(d).
“IP License” means, with respect to any Credit Party, all of such Credit Party’s right, title and interest in and to any written Intellectual Property license or written sublicense agreement, now or hereafter in effect, to which any Credit Party is a party.
“IPO Entity” shall mean GoDaddy Inc.
“ISDA CDS Definitions” shall have the meaning provided in Section 13.6(h)(iv).
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998”, International Chamber of Commerce (ICC) Publication 590 (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement, and instrument entered into by the Letter of Credit Issuer and the Borrowers (or any other Restricted Subsidiary or Holdings) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.
“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A, which may include additional provisions to ensure fungibility of the Loans and to provide for mechanics for borrowings in currencies other than Dollars.
“Joint Venture” means, with respect to any Person, any other Person in which such Person owns Capital Stock (other than any Wholly-Owned Subsidiary), and including, for the avoidance of doubt, any other Person in which such Person owns less than a 100% interest. Unless otherwise specified, “Joint Venture” shall refer to any Person in which any Borrower or any Restricted Subsidiary owns Capital Stock (other than any Wholly-Owned Subsidiary).
“Joint Lead Arrangers and Bookrunners” shall mean BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC., CITIGROUP, RBC CAPITAL MARKETS, JPMORGAN CHASE BANK, N.A., HSBC SECURITIES (USA) INC., SG AMERICAS SECURITIES, LLC, the Amendment No. 1 Arrangers, the Amendment No. 2 Arrangers, the Amendment No. 3 Arrangers, the Amendment No. 4 Arranger, the Fifth Amendment Agreement Arrangers, the Amendment No. 6 Arrangers, the Amendment No. 8 Arrangers, the Amendment No. 10 Arrangers, the Amendment No. 11 Arrangers ~~and~~, the Amendment No. 12 Arrangers and the Amendment No. 13 Arrangers.
“Judgment Currency” shall have the meaning provided in Section 13.19.
“Junior Debt” shall mean any Indebtedness in respect of Subordinated Indebtedness.
“KKR” shall mean each of Kohlberg Kravis Roberts & Co. L.P., and KKR 2006 Fund L.P. and KKR North America Fund XI L.P.
“Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Term Loan hereunder at such time, including the latest maturity or expiration date of any New Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Facility Maturity Date” shall mean the date that is three Business Days prior to the Revolving Credit Maturity Date; provided that the L/C Facility Maturity Date may be extended beyond such date with the consent of the Letter of Credit Issuer.
“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.
“L/C Participant” shall have the meaning provided in Section 3.3(a).
“L/C Participation” shall have the meaning provided in Section 3.3(a).
“LCT Election” shall have the meaning provided in Section 1.12(b).
“LCT Test Date” shall have the meaning provided in Section 1.12(b).
“Lender” shall have the meaning provided in the preamble to this Agreement.
“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or Reimbursement Obligations, which refusal or failure is not cured within two business days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the Administrative Agent, any Swingline Lender, any Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder within two business days of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified, in writing, the Borrowers or the Administrative Agent in writing that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement or a Lender has publicly announced that it does not intend to comply with its funding obligations under other loan agreements, credit agreements or similar facilities generally, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s receipt of such written confirmation in form and substance reasonably satisfactory to the Administrative Agent) or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (vi) a Lender has become the subject of a Bail-in Action.
“Lender-Related Distress Event” shall mean, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachments on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1(a).
“Letter of Credit Commitment” shall mean, with respect to each Letter of Credit Issuer, the commitment of such Letter of Credit Issuer to issue Letters of Credit up to the amount set forth opposite the name of such Letter of Credit Issuer on Schedule I of Amendment No. ~~6~~13, with such commitments totaling $125,000,000 in the aggregate, as the same may be reduced from time to time pursuant to Section 3.1. Notwithstanding the foregoing, the Letter of Credit Commitments set forth in Schedule I of Amendment No. ~~6~~13 may be updated by the Administrative Agent solely in connection with the appointment of one or more additional Letter of Credit Issuers pursuant to the terms hereof.
“Letter of Credit Expiration Date” shall mean the day that is three Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility.
“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) the amount of the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (ii) such Lender’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).
“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).
“Letter of Credit Issuer” shall mean (i) each of Royal Bank of Canada and Morgan Stanley Senior Funding Inc., (ii) any of their respective Affiliates or branches, (iii) each other Revolving Credit Lender with a Letter of Credit Commitment as set forth on Schedule I of Amendment No. ~~6~~13 and (iv) any replacement, additional issuer, or successor pursuant to Section 3.6. The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires. In the event of any conflict between the terms of the preceding sentence and the terms of any Credit Document, the terms of the preceding sentence shall control. Notwithstanding anything herein to the contrary, no Letter of Credit Issuer nor any of its respective branches or Affiliates shall have any obligation to issue any performance or commercial letters of credit hereunder and shall only be required to issue standby letters of credit.
“Letter of Credit Request” shall mean a notice executed and delivered by the Borrowers pursuant to Section 3.2, and substantially in the form of Exhibit F or another form which is acceptable to the relevant Letter of Credit Issuer in its reasonable discretion.
“Letters of Credit Outstanding” shall mean, at any time the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of the principal amount of all Unpaid Drawings.
“Level I Status” shall mean with respect to the Applicable Margin in connection with Revolving Credit Loans and Letter of Credit Fees and the Revolving Credit Commitment Fee Rate, on any date, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio is greater than or equal to 2.00 to 1.00 as of such date.
“Level II Status” shall mean with respect to the Applicable Margin in connection with Revolving Credit Loans and Letter of Credit Fees and the Revolving Credit Commitment Fee Rate, on any date, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio is less than 2.00 to 1.00 but greater than or equal to 1.00 to 1.00 as of such date.
“Level III Status” shall mean, on any date, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio is less than 1.00 to 1.00 as of such date.
“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license, sub-license or cross-license to Intellectual Property be deemed to constitute a Lien.
“Limited Condition Transaction” shall mean any transaction by one or more of Holdings, the Borrowers and their respective Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” shall mean any Revolving Loan, Swingline Loan, Term Loan, Extended Term Loan, New Term Loan, or any other loan made by any Lender pursuant to this Agreement.
“Mandatory Borrowing” shall have the meaning provided in Section 2.1(d).
“Market Intercreditor Agreement” shall mean an intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision) the terms of which are either (a) consistent with market terms governing intercreditor arrangements for the sharing or subordination of liens or arrangements relating to the distribution of payments, as applicable, at the time the applicable agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto or (b) in the event a “Market Intercreditor Agreement” has been entered into after the Amendment No. 6 Effective Date meeting the requirement of preceding clause (a), the terms of which are, taken as a whole, not materially less favorable to the Lenders, the Administrative Agent and the Letter of Credit Issuer than the terms of such Market Intercreditor Agreement to the extent such agreement governs similar priorities, in each case of clause (a) or (b) as determined by the Borrowers in good faith.
“Master Agreement” shall have the meaning provided in the definition of the term “Hedge Agreements.”
“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties, or financial condition of Holdings and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (i) the ability of Holdings and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.
“Material Acquisition” means any Permitted Acquisition or other similar Investment (including any Investment in a Similar Business) or a series of such related transactions the aggregate consideration for which exceeds $375,000,000.
“Material Disposition” means a disposition or other divestiture or a series of such related dispositions with a purchase price or similar consideration of greater than $375,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of any one or more of the Credit Parties and their Subsidiaries in an aggregate principal amount exceeding the greater of (1) $110,000,000 and (2) 10% of Consolidated EBITDA.
“Material Intellectual Property” means any Intellectual Property (other than customer lists) owned by the Borrower and the other Credit Parties that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole (as determined by the Borrower in good faith).
“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries at such date or (ii) whose revenues during such Test Period were equal to or greater than 5.0% of the consolidated revenues of Holdings and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries by virtue of any of clauses (ii) through (xii) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) total assets at the last day of such Test Period equal to or greater than 10% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries at such date or (b) revenues during such Test Period equal to or greater than 10% of the consolidated revenues of Holdings and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then Holdings shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable.
“Maturity Date” shall mean the Tranche B-7 Term Loan Maturity Date, the Tranche B-8 Term Loan Maturity Date, the New Term Loan Maturity Date, the Revolving Credit Maturity Date, the maturity date of an Extended Term Loan or the maturity date of an Extended Revolving Credit Loan, as applicable.

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, (i) the sum of (a) the sum of (x) the greater of $1,100,000,000 and 100% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) and (y) any General Debt Basket Reallocated Amount plus (b) the aggregate amount of voluntary prepayments, repurchases, redemptions or retirements of any Term Loans and any other Indebtedness secured (in whole or in part) by liens with the same lien priority as the First Lien Obligations (without regard to control of remedies) and, to the extent accompanied by permanent optional reductions of revolving credit commitments, revolving loans that constitute such Indebtedness (including (x) purchases of any such Indebtedness by Holdings or its Subsidiaries at or below par, in which case the amount of such purchases shall be deemed to be the par amount thereof and (y) all prepayments and permanent commitment reductions of any of the foregoing in connection with “yank-a-bank” provisions) in each case, other than from proceeds of the incurrence of long-term Indebtedness (other than revolving Indebtedness), plus (ii) an amount such that, after giving effect to the incurrence of such amount Holdings would be in compliance on a Pro Forma Basis (including any adjustments required by such definition as a result of a contemplated Permitted Acquisition, but excluding any concurrent incurrence of Indebtedness pursuant to clause (i) above or under the Revolving Credit Facility and netting any cash proceeds of such incurrence) with the First Lien Secured Leverage Test (assuming that all Indebtedness incurred pursuant to Section 2.14(a) or Section 10.1(x)(i) on such date of determination would be included in the definition of Consolidated First Lien Secured Debt, whether or not such Indebtedness would be so included); provided that, with respect to any Incremental Facility incurred in connection with a Permitted Acquisition or other Permitted Investment the requirements of this clause (ii) shall be satisfied if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio is no worse on a Pro Forma Basis than such ratio in effect immediately prior to such Permitted Acquisition or other Permitted Investment, minus (iii) the sum of (a) the aggregate principal amount of New Loan Commitments incurred pursuant to Section 2.14(a) in reliance on clause (i) of this definition prior to such date and (b) the aggregate principal amount of Permitted Other Indebtedness issued or incurred (including any unused commitments obtained) pursuant to Section 10.1(x)(i) in reliance on clause (i) of this definition prior to such date.
“Minimum Borrowing Amount” shall mean (i) with respect to a Borrowing of SOFR Loans, $5,000,000 (or, if less, the entire remaining applicable Commitments at the time of such Borrowing) or a whole multiple of $1,000,000 in excess thereof, (ii) with respect to a Borrowing of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire remaining applicable Commitments at the time of such Borrowing), (iii) with respect to a Borrowing of EURIBOR Rate Loans shall be in a principal amount of €1,000,000 or a whole multiple of €100,000 in excess thereof and (iv) with respect to a Borrowing of SONIA Loans shall be in a principal amount of £1,000,000 or a whole multiple of £100,000 in excess thereof for Loans.
“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 101% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided in accordance with the provisions of Section 3.8(a)(i), (a)(ii), or (a)(iii), an amount equal to 101% of the outstanding amount of all L/C Obligations.
“Minimum Tender Condition” shall have the meaning provided in Section 2.15(b).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed, or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property to secure the Obligations, in form and substance reasonably acceptable to the Collateral Agent, together with such terms and provisions as may be required by local laws.
“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned in fee by a Credit Party and identified on Schedule 1.1(a) to the Disclosure Letter, and each other owned parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.14.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate makes or is obligated to make contributions, or during the five preceding calendar years, has made or been obligated to make contributions.
“Net Cash Proceeds” shall mean, with respect to any Prepayment Event and any incurrence of Permitted Other Indebtedness, (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received and excluding any interest payments) received by or on behalf of Holdings or any of the Restricted Subsidiaries in respect of such Prepayment Event or incurrence of Permitted Other Indebtedness, as the case may be, less (ii) the sum of:
(a)    the amount, if any, of all taxes (including in connection with any repatriation of funds) paid or estimated to be payable by Holdings or any of the Restricted Subsidiaries in connection with such Prepayment Event or incurrence of Permitted Other Indebtedness,
(b)    the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (a) above) (1) associated with the assets that are the subject of such Prepayment Event and (2) retained by Holdings or any of the Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,
(c)    the amount of any Indebtedness (other than the Loans and Permitted Other Indebtedness) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,
(d)    in the case of any Asset Sale Prepayment Event or Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that Holdings or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of Holdings or any of the Restricted Subsidiaries; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless Holdings or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no later than 180 days following the last day of such

Reinvestment Period, (1) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or, if later, 180 days after the date Holdings or such Restricted Subsidiary has entered into such binding commitment, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (2) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i),
(e)    in the case of any Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (e)) attributable to minority interests and not available for distribution to or for the account of Holdings or a Wholly-Owned Restricted Subsidiary as a result thereof,
(f)    in the case of any Asset Sale Prepayment Event or Permitted Sale Leaseback, any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that Holdings and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, and
(g)    all fees and out of pocket expenses paid by Holdings or a Restricted Subsidiary in connection with any of the foregoing (for the avoidance of doubt, including, (1) in the case of the issuance of Permitted Other Indebtedness, any fees, underwriting discounts, premiums, and other costs and expenses incurred in connection with such issuance and any costs associated with unwinding any related Hedging Obligations in connection with such transaction and (2) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses, and brokerage, consultant, accountant, and other customary fees), in each case only to the extent not already deducted in arriving at the amount referred to in clause (i) above.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“New Foreign Operations” shall mean operations of the Borrowers and their Affiliates in foreign countries where the Borrowers and their Affiliates do not currently have greater than ten employees as of the Closing Date.
“New Holdings” means a Person that shall, immediately following the consummation of a Holdings Reorganization or Replacement Transaction in accordance with the provisions of the definition thereof, directly or indirectly hold 100% of the Equity Interests of the Borrowers (and, if applicable, shall have been designated as New Holdings). For the avoidance of doubt, the designation of an existing Parent Entity of Holdings as “New Holdings” pursuant to a Holdings Reorganization or Replacement

Transaction (in accordance with the provisions of the definition thereof) shall result in a “New Holdings” hereunder.
“New Loan Commitments” shall have the meaning provided in Section 2.14(a).
“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).
“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).
“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).
“New Revolving Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“New Revolving Loan Repayment Date” shall have the meaning provided in Section 2.5(c).
“Net Short Lender” shall have the meaning provided in Section 13.6(h).
“New Term Loan” shall have the meaning provided in Section 2.14(c).
“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).
“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).
“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.
“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(c).
“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(B)(3).
“Non-Consenting Existing Amendment No. 6 Term Loan Lender” shall mean each Existing Amendment No. 6 Term Loan Lender that did not execute and deliver a Consent to Eighth Amendment Agreement on or prior to the Amendment No. 8 Effective Date.
“Non-Consenting Existing Term Loan Lender” shall mean each Existing Term Loan Lender that did not execute and deliver a Consent to Amendment No. 1 on or prior to the Amendment No. 1 Effective Date.
“Non-Consenting Existing Tranche B-1 Term Loan Lender” shall mean each Existing Tranche B-1 Term Loan Lender that did not execute and deliver a Consent to Amendment No. 3 on or prior to the Amendment No. 3 Effective Date.
“Non-Consenting Existing Tranche B-3 Term Loan Lender” shall mean each Existing Tranche B-3 Term Loan Lender that did not execute and deliver a Consent to Fifth Amendment Agreement on or prior to the Fifth Amendment Effective Date.
“Non-Consenting Existing Tranche B-4 Term Loan Lender” shall mean each Existing Tranche B-4 Term Loan Lender that did not execute and deliver a Consent to Eleventh Amendment Agreement on or prior to the Amendment No. 11 Effective Date.

“Non-Consenting Existing Tranche B-5 Term Loan Lender” shall mean each Existing Tranche B-5 Term Loan Lender that did not execute and deliver a Consent to Tenth Amendment Agreement on or prior to the Amendment No. 10 Effective Date.
“Non-Consenting Existing Tranche B-6 Term Loan Lender” shall mean each Existing Tranche B-6 Term Loan Lender that did not execute and deliver a Consent to Twelfth Amendment Agreement on or prior to the Amendment No. 12 Effective Date.
“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).
“Non-Credit Party Prepayment Event” shall have the meaning provided in Section 5.2(a)(iv)(A).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Expiring Credit Commitment” shall have the meaning provided in Section 2.1(e).
“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).
“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.
“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).
“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Revolving Credit Commitment, Loan, or Letter of Credit or under any Secured Cash Management Agreement, Secured Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), in each case, entered into with Holdings or any of the Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any Credit Party under any Credit Document.
“OFAC” shall have the meaning provided in Section 8.19(c).
“Operating Working Capital” shall mean, at any date, (A) the sum of (i) Prepaid Domain Registry Fees and (ii) the amount of assets that would, in conformity with GAAP, be included within the consolidated balance sheet and the changes in which, in whole or part, would be reflected in the cash provided (or used by) operating activities within the statement of cash flows minus (B) the sum of (i) Deferred Revenue and (ii) the amount of liabilities that would, in conformity with GAAP, be included within the consolidated balance sheet and the changes in which, in whole or part, would be reflected in the cash provided (or used by) operating activities within the statement of cash flows; provided that Operating Working Capital shall be determined excluding the effects of acquisition method accounting; provided further that Operating Working Capital shall exclude any amounts at such date in respect of (x) current and deferred income taxes, (ii) Indebtedness and the interest thereon and (iii) interest income earned but not yet received.
“Original Revolving Credit Commitments” shall mean all Revolving Credit Commitments, Existing Revolving Credit Commitments, and Extended Revolving Credit Commitments, other than any New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).
“Other Taxes” shall mean all present or future stamp, registration, court or documentary Taxes or any other excise, property, intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include (i) any Taxes that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrowers or Holdings or (ii) Excluded Taxes.
“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent, the Letter of Credit Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership), including any managing member, of Holdings and/or the Borrowers, as applicable.
“Participant” shall have the meaning provided in Section 13.6(c)(i).
“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).
“Participating Member State” shall mean any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patriot Act” shall have the meaning provided in Section 13.18.
“Payment Recipient” has the meaning assigned to such term in Section 12.16(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) in respect of which any Credit Party or any ERISA

Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA and is either covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
“Periodic Term SOFR Determination Day” shall have the meaning provided in the definition of “Term SOFR.”
“Permitted Acquisition” shall have the meaning provided in clause (iii) of the definition of “Permitted Investments.”
“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.4.
“Permitted Debt Exchange” shall have the meaning provided in Section 2.15(a).
“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.15(a).
“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.15(a).
“Permitted Holders” shall mean each of (i) the Initial Investors and their respective Affiliates (other than any portfolio company of an Initial Investor) and members of management of Holdings or the Borrowers (or their respective direct or indirect parent or management investment vehicle) who are holders of Equity Interests of Holdings (or its direct or indirect parent company or management investment vehicle) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Initial Investors, their respective Affiliates (other than any portfolio company of an Initial Investor) and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Holdings or any other direct or indirect Parent Entity, (ii) any direct or indirect Parent Entity formed not in connection with, or in contemplation of, a transaction (other than the Transactions) that, assuming such parent was not formed, after giving effect thereto would constitute a Change of Control and (iii) any entity (other than a Parent Entity) through which a Parent Entity described in clause (ii) directly or indirectly holds Equity Interests of Holdings and has no other material operations other than those incidental thereto.
“Permitted Investments” shall mean:
(i)    any Investment in Holdings or any Restricted Subsidiary;
(ii)    any Investment in cash, Cash Equivalents, or Investment Grade Securities at the time such Investment is made;
(iii)    any Investment by Holdings or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment (a “Permitted Acquisition”), (1) such Person becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, or transfer;
(iv)    any Investment in securities or other assets not constituting cash, Cash Equivalents, or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.4 or any other disposition of assets not constituting an Asset Sale;
(v)    (a) any Investment existing or contemplated on the Closing Date and, in each case, listed on Schedule 10.5 to the Disclosure Letter and (b) Investments consisting of any modification, replacement, renewal, reinvestment, or extension of any such Investment; provided that the amount of any such Investment is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Closing Date;
(vi)    any Investment (x) acquired by Holdings or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of Holdings of such other Investment or accounts receivable, (b) in satisfaction of judgments against other Persons or (c) as a result of a foreclosure or other remedial action by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default and/or (y) received in compromise or resolution of (1) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrowers or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (2) litigation, arbitration or other disputes;
(vii)    Hedging Obligations permitted under clause (j) of Section 10.1 and Cash Management Services;
(viii)    any Investment in (x) a Similar Business having an aggregate Fair Market Value, taken together with all other outstanding Investments made pursuant to this clause (viii)(x) that are at that time outstanding, not to exceed the greater of (a) $550,000,000 and (b) 50.0% of Consolidated EBITDA for the most recently ended Test Period or (y) a Joint Venture having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (viii)(y) that are at that time outstanding, not to exceed the greater of (a) $550,000,000 and (b) 50.0% of Consolidated EBITDA for the most recently ended Test Period, in each case of clauses (x) and (y), calculated on a Pro Forma Basis at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (viii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (viii) for so long as such Person continues to be a Restricted Subsidiary;

(ix)    Investments the payment for which consists of Equity Interests of Holdings or any direct or indirect parent company of Holdings (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (iii) of Section 10.5(a);
(x)    guarantees of Indebtedness permitted under Section 10.1;
(xi)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 9.9 (except transactions described in clause (b) of such paragraph);
(xii)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or purchases, acquisitions, licenses, sublicenses, leases or subleases of intellectual property, other assets or other rights in the ordinary course of business;
(xiii)    additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xiii) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $825,000,000 and (b) 75.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (xiii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (xiii) for so long as such Person continues to be a Restricted Subsidiary;
(xiv)    Investments relating to any Receivables Subsidiary that, in the good faith determination of the board of directors of Holdings, are necessary or advisable to effect a Receivables Facility or any repurchases in connection therewith;
(xv)    advances to, or guarantees of Indebtedness of, employees not in excess of the greater of (a) $55,000,000 and (b) 5.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment;
(xvi)    (a) loans and advances to officers, directors, managers, and employees for business-related travel expenses, moving expenses, and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent company thereof and (b) promissory notes received from stockholders of Holdings, any direct or indirect parent company of Holdings  or any Subsidiary in connection with the exercise of stock options in respect of the Equity Interests of Holdings, any direct or indirect parent company of Holdings and the Subsidiaries and (c) advances of payroll payments to employees in the ordinary course of business;
(xvii)    Investments consisting of purchases and acquisitions of assets or services, advances, loans or extensions of trade credit in the ordinary course of business;

(xviii)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
(xix)    non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;
(xx)    Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client, franchisee and customer contracts and loans or advances made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, licensors and licensees in the ordinary course of business;
(xxi)    the licensing, sublicensing and contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;
(xxii)    contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of any Borrower;
(xxiii)    Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;
(xxiv)    Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this definition of “Permitted Investments”, Section 10.3 and/or Section 10.5 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and
(xxv)    additional Investments; provided that after giving Pro Forma Effect to such Investments, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to the greater of (1) 4.75:1.00 and (2) the Consolidated Total Debt to Consolidated EBITDA Ratio immediately prior to the making of such Investment.
“Permitted Liens” shall mean, with respect to any Person:
(i)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent or deposits made to secure obligations arising from contractual or warranty refunds, in each case incurred in the ordinary course of business;
(ii)    Liens imposed by law, such as carriers’, warehousemen’s, landlords’ materialmen’s, repairmen’s, mechanics’ and construction contractors’ Liens, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(iii)    Liens for taxes, assessments, or other governmental charges not yet overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or are not required to be paid pursuant to Section 8.11, or for property taxes on property Holdings or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property;
(iv)    Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;
(v)    survey exceptions, encumbrances, ground leases, easements, or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(vi)    Liens securing Indebtedness permitted to be outstanding pursuant to the first paragraph of Section 10.1 (other than Indebtedness incurred pursuant to clause (3)(i) of the proviso thereto) and/or clause (a), (b) (so long as such Liens are subject to the Second Lien Intercreditor Agreement), (d), (l)(ii), (r), (w), (x) or (y) of Section 10.1; provided that, (a) in the case of clause (d) of Section 10.1, such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or refinanced under such clause (d) of Section 10.1, replacements of such property, equipment or assets, and additions and accessions and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender; (b) in the case of clause (r) of Section 10.1, such Lien may not extend to any assets other than the assets owned by non-Credit Parties; (c) in the case of Liens securing Permitted Other Indebtedness Obligations that constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and (1) in the case of the first such issuance of Permitted Other Indebtedness constituting First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative for the holders of such Permitted Other Indebtedness Obligations shall have entered into the First Lien Intercreditor Agreement and (2) in the case of subsequent issuances of Permitted Other Indebtedness constituting First Lien Obligations, the representative for the holders of such Permitted Other Indebtedness Obligations shall have become a party to the First Lien Intercreditor Agreement in accordance with the terms thereof; and (d) in the case of Liens securing Permitted Other Indebtedness Obligations that do not constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness that do not constitute First Lien Obligations, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness that do not constitute First Lien Obligations, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (vi);
(vii)    subject to Section 9.14, other than with respect to Mortgaged Property, Liens existing on the Closing Date; provided that any Lien securing Indebtedness or other obligations in excess of (a) $10,000,000 individually or (b) $25,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b) that are not listed on Schedule 10.2) to the Disclosure Letter shall only be permitted if set forth on Schedule 10.2 to the Disclosure Letter and, in each case, any modifications, replacements, renewals, or extensions thereof;
(viii)    Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than, with respect to such Person, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);
(ix)    Liens on property at the time Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Holdings or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, or designation; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than, with respect to such property, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);
(x)    Liens on property of any Restricted Subsidiary that is not a Credit Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Credit Party, in each case, to the extent permitted under Section 10.1;
(xi)    Liens securing Hedging Obligations and Cash Management Services so long as the related Indebtedness is, and is permitted hereunder to be, secured by a Lien on the same property securing such Hedging Obligations and Cash Management Services;
(xii)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(xiii)    leases, subleases, licenses, or sublicenses (including of Intellectual Property, software or other technology licenses) granted to others in the ordinary course of business;
(xiv)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;
(xv)    Liens in favor of Holdings, the Borrowers, or any other Guarantor;
(xvi)    Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings’ or such Restricted Subsidiary’s client at which such equipment is located;
(xvii)    Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;
(xviii)    Liens to secure any refinancing, refunding, extension, renewal, or replacement (or successive refinancing, refunding, extensions, renewals, or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (vi), (vii), (viii), (ix), (x), and (xv) of this definition of “Permitted Liens”; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (vii), (viii), (ix), (x), and (xv) at the time the original Lien became a Permitted Lien under this Agreement, and (2) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such refinancing, refunding, extension, renewal, or replacement;

(xix)    deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;
(xx)    other Liens securing obligations (including Capitalized Lease Obligations) which do not exceed the greater of (a) $825,000,000 and (b) 75.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Lien;
(xxi)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.5 or Section 11.10;
(xxii)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;
(xxiii)    Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(xxiv)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.1; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(xxv)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(xxvi)    Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of Holdings or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Restricted Subsidiaries, or (c) relating to purchase orders and other agreements entered into by Holdings or any of the Restricted Subsidiaries in the ordinary course of business;
(xxvii)    Liens (a) solely on any cash earnest money deposits made by Holdings or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement or (b) consisting of an agreement to dispose of any property pursuant to a disposition permitted hereunder;
(xxviii)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by Holdings or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(xxix)    restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;
(xxx)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(xxxi)    zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements, and contract zoning agreements;
(xxxii)    Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;
(xxxiii)    Liens arising under the Security Documents;
(xxxiv)    Liens on goods purchased in the ordinary course of business the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings, the Borrowers or any of their Subsidiaries;
(xxxv)    Liens on Equity Interests in joint ventures, including any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement and/or Liens in favor of a creditor of such joint venture;
(xxxvi)    Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(xxxvii)     with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law;
(xxxviii) any Lien granted pursuant to a security agreement between the Borrowers or any Restricted Subsidiary and a licensee of intellectual property to secure the damages, if any, of such licensee resulting from the rejection of the licensee of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Borrowers or such Restricted Subsidiary; provided that such Liens, in the aggregate, do not encumber any assets of the Borrowers or any Restricted Subsidiary other than the assets securing such Liens in existence on the Closing Date;
(xxxix) to the extent pursuant to a Requirements of Law, Liens on cash or Permitted Investments securing Swap Obligations in the ordinary course of business;

(xxxx)    with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the Title Policy covering such Mortgaged Property and the matters disclosed in any survey delivered to the Administrative Agent with respect to such Mortgaged Property;
(xxxxi) Liens on cash and Cash Equivalents securing Hedging Obligations and Cash Management Services;
(xxxxii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and
(xxxxiii) Liens on the Equity Interests of Unrestricted Subsidiaries.
For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Holdings shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (C) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of the proceeds of any such Indebtedness to refinance any such other Indebtedness.
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees, expenses and other obligations payable with respect to, such Indebtedness.
“Permitted Other Indebtedness” shall mean subordinated or senior Indebtedness of any Borrower(s) (including any Additional Borrower) or any Restricted Subsidiary (which Indebtedness may (i) be unsecured, (ii) have the same lien priority as the First Lien Obligations (without regard to control of remedies); provided, that if such Permitted Other Indebtedness is in the form of a broadly syndicated U.S. dollar denominated term loan “B” facility that is secured on a pari passu basis with the Tranche B-5 Term Loans, then such Permitted Other Indebtedness shall be subject to the Tranche B-5 MFN Protection as if it had been incurred as a New Term Loan (for the avoidance of doubt, subject to the exclusions and exceptions thereto, including those set forth in Section 2.14(d), including the sunset), or (iii) be secured by a Lien ranking junior to the Lien securing the First Lien Obligations), (a) except with respect to the greater of (x) $1,100,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of Permitted Other Indebtedness, as selected by the Borrowers, the terms of which do not provide for any scheduled repayment, mandatory repayment, or redemption or sinking fund obligations prior to, at the time of incurrence, the maturity date of the Sixth Amendment Term Loan Facility (other than, in each case, customary offers or obligations to repurchase or repay upon a change of control, excess cash flow sweep, asset sale, or casualty or condemnation event, AHYDO payments and customary acceleration rights after an event of default), (b) the covenants, taken as a whole, either (x) reflect market terms and conditions (as determined by the Borrowers in good faith) at the time of incurrence or issuance of such Indebtedness (or the obtaining of a commitment with respect thereto) or (y) are not materially more restrictive to the Borrowers and the other Restricted Subsidiaries than those herein (taken as a whole) (except for covenants applicable only to periods after the Latest Term Loan Maturity Date at the time of such refinancing) (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Term Loan Maturity Date at the time of such refinancing); provided that a certificate of an Authorized Officer of such Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) except with respect to an aggregate outstanding principal amount of Permitted Other Indebtedness that, together with any then-outstanding Indebtedness of Restricted Subsidiaries that are not Guarantors incurred in reliance on (i) the first paragraph of Section 10.1 or Section 10.1(n)(x), does not exceed the greater of (x) $550,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of Permitted Other Indebtedness, of which no Subsidiary of Holdings (other than the Borrowers or a Guarantor) is an obligor and (d) that, if secured, is not secured by a lien on any assets of Holdings or its Subsidiaries that are Guarantors other than the Collateral.
“Permitted Other Indebtedness Documents” shall mean any document or instrument (including any guarantee, security agreement, or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Indebtedness by any Credit Party.
“Permitted Other Indebtedness Obligations” shall mean, if any Permitted Other Indebtedness is issued or incurred, all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Permitted Other Indebtedness Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Indebtedness Obligations of the applicable Credit Parties under the Permitted Other Indebtedness Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Indebtedness Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any such Credit Party under any Permitted Other Indebtedness Document.
“Permitted Other Indebtedness Secured Parties” shall mean the holders from time to time of secured Permitted Other Indebtedness Obligations (and any representative on their behalf).
“Permitted Other Provision” shall have the meaning provided in Section 2.14(g)(i).
“Permitted Repricing Amendment” shall have the meaning provided in Section 13.1.
“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by Holdings or any of the Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback not between Holdings and a Restricted Subsidiary is consummated for fair value as determined at the time of consummation in good faith by (i) Holdings or such Restricted Subsidiary or (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $35,000,000, the board of directors (or analogous governing body) of Holdings or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of Holdings or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.
“Plan” shall mean, other than any Pension Plan, Multiemployer Plan, Foreign Plan or Foreign Benefit Arrangement, any employee benefit plan (as defined in Section 3(3) of ERISA), including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, established or maintained by any Credit Party or any of its Subsidiaries.
“Planned Expenditures” shall have the meaning provided in clause (ii)(k) in the definition of the term “Excess Cash Flow.”
“Platform” shall have the meaning provided in Section 13.17(a).
“Pledge Agreement” shall mean the Pledge Agreement, entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties, dated as of December 16, 2011, as amended and restated on the date hereof.
“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.
“Post-Closing Option Lender” shall mean each Existing Term Loan Lender that has executed and delivered a Consent to Amendment No. 1 under the “Post-Closing Settlement Option.”
“Post-Closing Option Tranche B-2 Lender” shall mean each Existing Tranche B-1 Term Loan Lender that has executed and delivered a Consent to Amendment No. 3 under the “Post-Closing Settlement Option.”
“Post-Closing Option Tranche B-4 Lender” shall mean each Existing Tranche B-3 Term Loan Lender that has executed and delivered a Consent to Fifth Amendment Agreement under the “Post-Closing Settlement Option.”
“Post-Closing Option Tranche B-5 Lender” shall mean each Existing Amendment No. 6 Term Loan Lender that has executed and delivered a Consent to Eighth Amendment Agreement under the “Post-Closing Settlement Option.”
“Post-Closing Option Tranche B-6 Lender” shall mean each Existing Tranche B-5 Term Loan Lender that has executed and delivered a Consent to Tenth Amendment Agreement under the “Post-Closing Settlement Option.”

“Post-Closing Option Tranche B-7 Lender” shall mean each Existing Tranche B-4 Term Loan Lender that has executed and delivered a Consent to Eleventh Amendment Agreement under the “Post-Closing Settlement Option.”
“Post-Closing Option Tranche B-8 Lender” shall mean each Existing Tranche B-6 Term Loan Lender that has executed and delivered a Consent to Twelfth Amendment Agreement under the “Post-Closing Settlement Option.”
“Prepaid Domain Registry Fees” shall mean, at any date, the amount of cash and Cash Equivalents paid to registries, or amounts withdrawn from registry deposits, for domain names registered by customers that would, in conformity with GAAP, be set forth opposite the caption “prepaid domain name registry fees” (or any like caption, including current and non-current designations) on a consolidated balance sheet at such date; provided that such balance should be determined excluding the effects of acquisition method accounting.
“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event, or any Permitted Sale Leaseback.
“Prepayment Trigger” shall have the meaning provided in the definition of the term “Asset Sale Prepayment Event.”
“primary obligations” shall have the meaning provided in the definition of the term “Contingent Obligations.”
“primary obligor” shall have the meaning provided such term in the definition of “Contingent Obligations.”
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by Holdings in good faith as a result of (i) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (ii) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of Holdings and the Restricted Subsidiaries; provided that (a) at the election of Holdings, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $10,000,000 and (b) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test, financial ratio, or covenant hereunder, that (i) to the extent applicable, the Pro Forma Adjustment shall have been made and (ii) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (1) in the case of a sale, transfer, or other disposition of all or substantially all Capital Stock in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (2) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) other than as set forth in the definition of “Maximum Incremental Facilities Amount,” any incurrence or assumption of Indebtedness by Holdings or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to operating expense reductions that are (x)(1) directly attributable to such transaction, (2) expected to have a continuing impact on Holdings, the Borrowers or any of the other Restricted Subsidiaries, and (3) factually supportable or (y) otherwise consistent with the definition of “Pro Forma Adjustment.”
“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA.”
“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“QFC” shall have the meaning provided in Section 13.24(b).
“QFC Credit Support” shall have the meaning provided in Section 13.24.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
“Qualified Stock” of any Person shall mean Capital Stock of such Person other than Disqualified Stock of such Person.
“RBC Arranger” means RBC Capital Markets.
“Real Estate” shall have the meaning provided in Section 9.1(f)(ii).
“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guarantee of such financing facility), as amended, supplemented, modified, extended, renewed, restated, or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to Holdings and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Holdings or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its accounts receivable to either (i) a Person that is not a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.
“Receivables Fee” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which Holdings or any Subsidiary makes an Investment and to which Holdings or any Subsidiary transfers accounts receivables and related assets.
“refinance” shall have the meaning provided in Section 10.1(m).
“Refinanced Term Loans” shall have the meaning provided in Section 13.1.
“Refinancing Indebtedness” shall have the meaning provided in Section 10.1(m).
“Refinancing Permitted Other Indebtedness” shall have the meaning provided in Section 10.1(x).
“Refunding Capital Stock” shall have the meaning provided in Section 10.5(b)(2).
“Register” shall have the meaning provided in Section 13.6(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulated Bank” shall have the meaning provided in Section 13.6(h)(iv)(iii).
“Reimbursement Date” shall have the meaning provided in Section 3.4(a).
“Reimbursement Obligations” shall mean the Borrowers’ obligations to reimburse Unpaid Drawings pursuant to Section 3.4(a).
“Reinvestment Period” shall mean 18 months following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback.
“Rejection Notice” shall have the meaning provided in Section 5.2(f).
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Holdings or the Restricted Subsidiaries in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Fund” shall mean, with respect to any Lender that is a Fund, any other Fund that is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of such entity that administers, advises or manages such Lender.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Rate” means with respect to any Loan denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA and (c) euros, EURIBOR, as applicable.
“Removal Effective Date” shall have the meaning provided in Section 12.9(b).
“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repaid Tranche B-6 Term Loans” shall have the meaning provided in Amendment No. 11.
“Repayment Amount” shall mean the Tranche B-7 Term Loan Repayment Amount, Tranche B-8 Term Loan Repayment Amount, a New Term Loan Repayment Amount with respect to any Series, or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.
“Replacement Term Loan Commitment” means the commitments of the Lenders to make Replacement Term Loans.
“Replacement Term Loans” shall have the meaning provided in Section 13.1.
“Reportable Event” shall mean any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which notice is waived by regulation.
“Repricing Transaction” shall mean (i) the incurrence by the Borrowers of any Indebtedness in the form of a term loan B facility that is broadly syndicated to banks and other institutional investors (a) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Tranche B-7 Term Loans or the Tranche B-8 Term Loans (as applicable) of the respective equivalent Type and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Tranche B-7 Term Loans or Tranche B-8 Term Loans (as applicable) or (ii) any effective reduction in the Effective Yield for the Tranche B-7 Term Loans or the Tranche B-8 Term Loans (as applicable) (e.g., by way of amendment, waiver or otherwise), except in each case of clauses (i) and (ii) for a prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control, Material Acquisition, Material Disposition, Transformative Transaction, any dividend recapitalization or any upsizing of the Tranche B-7 Term Loans or the Tranche B-8 Term Loans. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all applicable Lenders.
“Required Lenders” shall mean, at any date (i) Non-Defaulting Lenders having or holding a majority of the sum of (a) the Adjusted Total Revolving Credit Commitment at such date, (b) the Adjusted Total Term Loan Commitment at such date, and (c) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (ii) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.
“Required Revolving Credit Lenders” shall mean, at any date Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).
“Required Term Loan Lenders” shall mean, at any date Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Term Loan Commitment at such date and (ii) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Resignation Effective Date” shall have the meaning provided in Section 12.9(a).
“Resolution Authority” shall mean an EEA Resolution Authority, or with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payment” shall have the meaning provided in Section 10.5(a).
“Restricted Person” shall have the meaning provided in Section 13.16.
“Restricted Subsidiary” shall mean any Subsidiary of Holdings other than an Unrestricted Subsidiary.
“Retained Asset Sale Proceeds” shall have the meaning provided in Section 10.4.
“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).
“Retired Capital Stock” shall have the meaning provided in Section 10.5(b)(2).
“Revaluation Date” shall mean, with respect to any Letter of Credit denominated in any Available Currency other than Dollars, each of the following: (i) each date of issuance of any Letter of Credit, (ii) each date of an amendment of any Letter of Credit that would have the effect of increasing the Stated Amount thereof and (iii) the last Business Day of each fiscal quarter.
“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I to Amendment No. ~~6~~13 under the heading “Additional Revolving Credit Commitments” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, in each case as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders on the Amendment No. ~~6~~13 Effective Date is $~~1,000,000,000~~1,200,000,000.
“Revolving Credit Commitment Fee” shall have the meaning provided in Section 4.1(a).
“Revolving Credit Commitment Fee Rate” shall mean a rate per annum set forth below opposite the Status in effect on such day:

Status	Revolving Credit Commitment Fee Rate
Level I Status	0.375%
Level II Status	0.25%
Level III Status	0.125%

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment at such time by (ii) the amount of the Total Revolving Credit Commitment at such time; provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of Revolving Credit Loans of such Lender then outstanding, (ii) such Lender’s Letter of Credit Exposure at such time, and (iii) such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans at such time.
“Revolving Credit Facility” shall mean, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Facility Test Condition” shall mean, as of any date of determination, that the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans and Swingline Loans~~,~~  and (ii) the aggregate principal amount of all drawn Letters of Credit then unreimbursed exceeds 40.0% of the amount of the Total Revolving Credit Commitment as of such date.
“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment at such time.
“Revolving Credit Loan” shall have the meaning provided in Section 2.1(b).
“Revolving Credit Maturity Date” shall mean ~~November 10, 2027~~July 31, 2031 or if such date is not a Business Day, the immediately preceding Business Day~~.~~; provided that if, as of the date which is 91 days prior to the Tranche B-7 Term Loan Maturity Date, the Tranche B-8 Term Loan Maturity Date, the 2029 Senior Notes Maturity Date or the stated maturity date of any refinancing Indebtedness with respect to the foregoing (but, in each case, solely to the extent the stated maturity date of such refinancing Indebtedness is earlier than the 91st day after the stated Revolving Credit Maturity Date) (such date, the “Springing Maturity Date”), an aggregate principal amount of such Tranche B-7 Term Loans, Tranche B-8 Term Loans, 2029 Senior Notes or refinancing Indebtedness with respect to any of the foregoing, as applicable, in excess of $500,000,000 remains outstanding, the Revolving Credit Maturity Date shall instead be the Springing Maturity Date.

“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans or Swingline Loans shall be outstanding and the Letters of Credit Outstanding shall have been reduced to zero or Cash Collateralized.
“Revolving Loan” shall mean, collectively or individually as the context may require, any (i) Revolving Credit Loan, (ii) Extended Revolving Credit Loan, (iii) Incremental Revolving Credit Loan, and (iv) Additional Revolving Credit Loan, in each case made pursuant to and in accordance with the terms and conditions of this Agreement.
“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.
“Sale Leaseback” shall mean any arrangement with any Person providing for the leasing by Holdings or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to such Person in contemplation of such leasing.
“Sanctions” shall mean economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC) the United Nations Security Council, the European Union or His Majesty’s Treasury.
“Scheduled Consideration” shall have the meaning provided in Section 5.2(a)(ii)(C).
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Lien Intercreditor Agreement” shall mean a First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit K (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrowers) among the Administrative Agent, the Collateral Agent, and the representatives for purposes thereof for any other Permitted Other Indebtedness Secured Parties that are holders of Permitted Other Indebtedness Obligations having a Lien on the Collateral ranking junior to the Lien securing the Obligations.
“Section 2.14 Additional Amendment” shall have the meaning provided in Section 2.14(g)(iv).
“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Holdings or any of the Restricted Subsidiaries and any Cash Management Bank, which is specified in writing by the Borrowers to the Administrative Agent as constituting a Secured Cash Management Agreement hereunder.
“Secured Cash Management Obligations” shall mean Obligations under Secured Cash Management Agreements.
“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between a Borrower or any Restricted Subsidiary and any Hedge Bank, which is specified in writing by such Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement” hereunder. For purposes of the preceding sentence, a Borrower may deliver one notice designating all Hedge Agreements entered into pursuant to a specified Master Agreement as “Secured Hedge Agreements”. Notwithstanding anything to the contrary, a Hedge Agreement entered into by a Restricted Subsidiary shall remain a Secured Hedge Agreement notwithstanding that such Restricted Subsidiary is subsequently designated an Unrestricted Subsidiary (but not any Hedge Agreement entered into after the date of such designation), unless otherwise agreed between such Restricted Subsidiary and Hedge Bank.
“Secured Hedge Obligations” shall mean Obligations under Secured Hedge Agreements.
“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, and each Lender, in each case with respect to the Credit Facilities, each Hedge Bank that is party to any Secured Hedge Agreement with any Borrower or any Restricted Subsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with any Borrower or any Restricted Subsidiary and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relating to any Security Document.
“Security Agreement” shall mean the Security Agreement entered into by the Existing Borrower, the other grantors party thereto, and the Collateral Agent for the benefit of the Secured Parties, dated as of December 16, 2011, as amended and restated on the date hereof.
“Security Documents” shall mean, collectively, the Pledge Agreement, the Security Agreement, the Mortgages, if executed, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.11, 9.12, or 9.14 or pursuant to any other such Security Documents to secure the Obligations or to govern the lien priorities of the holders of Liens on the Collateral.
“Series” shall have the meaning provided in Section 2.14(a).
“Silver Lake” shall mean Silver Lake Group, L.L.C., Silver Lake Partners and their Affiliates.
“Similar Business” shall mean any business conducted or proposed to be conducted by Holdings and the Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “ABR”.
“SOFR Rate Day” shall have the meaning provided in the definition of “Daily Simple SOFR.”

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”
“Solvent” shall mean, after giving effect to the consummation of the Transactions, (i) the sum of the liabilities (including contingent liabilities) of the Borrowers and their Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrowers and their Restricted Subsidiaries, on a consolidated basis; (ii) the fair value of the property of the Borrowers and their Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the Borrowers and their Restricted Subsidiaries, on a consolidated basis; (iii) the capital of the Borrowers and their Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof; and (iv) the Borrowers and their Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).
“SONIA” shall mean, with respect to any applicable determination date, the greater of (a) the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the applicable Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto and (b) the applicable Floor.
“SONIA Loan” shall mean a Loan that bears interest at a rate based on SONIA.
“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).
“Specified Indebtedness” shall have the meaning provided in Section 13.6(h).
“Specified Representations” shall mean the representations and warranties of the Borrowers set forth in Sections 8.1 (with respect to the organizational existence and good standing only of the Borrowers), Section 8.2 and Section 8.3(c).
“Specified Transaction” shall mean, with respect to any period, any Investment (including a Permitted Acquisition), any asset sale, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Term Loan, Incremental Revolving Credit Commitment, restructuring or cost saving initiative or other event or action that in each case by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.
“Sponsor” shall mean any of KKR, Silver Lake and TCV VIII Management, L.L.C. and their Affiliates but excluding portfolio companies of any of the foregoing.
“Sponsor Management Agreement” shall mean the management agreement between certain of the management companies associated with the Initial Investors and Holdings dated as of December 16, 2011.
“Spot Rate” for any currency on any Revaluation Date shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.
“Springing Maturity Date” shall have the meaning provided in the definition of “Revolving Credit Maturity Date.”
“SPV” shall have the meaning provided in Section 13.6(g).
“Standard Reference Obligation” shall have the meaning provided in Section 13.16(h)(iv).
“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder (or, for any Letter of Credit denominated in an Available Currency other than Dollars, the Dollar Equivalent thereof), determined without regard to whether any conditions to drawing could then be met; provided, however, that with respect to any Letter of Credit that by its terms or the terms of any Issuer Document provides for one or more automatic increases in the stated amount thereof, the Stated Amount shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“Status” shall mean the existence of Level I Status, Level II Status or Level III Status, as the case may be, on such date. Changes in Status resulting from changes in the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio shall become effective as of the first day following each date that (i) Section 9.1 Financials for the first full fiscal quarter ended after the Closing Date are delivered to the Administrative Agent under Section 9.1 and (ii) an officer’s certificate is delivered by Holdings or the Borrowers to the Administrative Agent setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition; provided that each determination of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made as of the end of the Test Period ending at the end of the fiscal period covered by the relevant Section 9.1 Financials.
“Sterling” or “£” means the lawful money of the United Kingdom.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options, or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable, or exercisable.
“Subject Lien” shall have the meaning provided in Section 10.2(a).
“Subordinated Indebtedness” shall mean Indebtedness of Holdings, the Borrowers, or any other Guarantor that is by its terms subordinated in right of payment to the obligations of Holdings, the Borrowers, or such Guarantor, as applicable, under this Agreement or the Guarantee, as applicable.
“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, or (ii) any limited liability company, partnership, association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of Holdings.
“Successor Borrower” shall have the meaning provided in Section 10.3(a).
“Supported QFC” shall have the meaning provided in Section 13.24.
“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act.
“SWIFT” shall have the meaning provided in Section 3.7.
“Swingline Commitment” shall mean $50,000,000. The Swingline Commitment is part of and not in addition to the Revolving Credit Commitment.
“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Revolving Credit Commitment Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean Royal Bank of Canada, in its capacity as lender of Swingline Loans hereunder or any replacement or successor thereto.
“Swingline Loans” shall have the meaning provided in Section 2.1(c).
“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.
“Target” shall mean Host Europe Holdings Limited and certain loan notes issued by Host Europe Finance Co. Limited.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees, or other similar charges imposed by any Governmental Authority and any interest, fines, penalties, or additions to tax with respect to the foregoing.
“Tenth Amendment Agreement Allocation Schedule” shall mean the Additional Tranche B-6 Term Loans to the Borrowers in Dollars made by each Additional Tranche B-6 Term Loan Lender in the amount set forth next to its name on Schedule I to the Amendment No. 10.
“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Tranche B-2 Term Loan Commitment, Delayed Draw Term Loan Commitment, Tranche B-4 Term Loan Commitment, Tranche B-6 Term Loan Commitment and, if applicable, New Term Loan Commitment with respect to any Series and Replacement Term Loan Commitment with respect to any Series.
“Term Loan Extension Request” shall have the meaning provided in Section 2.14 (g)(i).

“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan.
“Term Loan Standstill Period” shall have the meaning provided in Section 11.3(a).
“Term Loans” shall mean the Initial Term Loans, Delayed Draw Term Loans, the Tranche B-1 Term Loans, the Tranche B-2 Term Loans, the Tranche B-4 Term Loans, the Tranche B-6 Term Loans, any New Term Loans, any Replacement Term Loans, and any Extended Term Loans, collectively.
“Term SOFR” means,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if the Term SOFR Reference Rate is not available at such time for any reason, then such rate shall be the Interpolated Rate, and
(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on such day (such day, the “ABR Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day; provided, further, that if the Term SOFR Reference Rate is not available at such time for any reason, then such rate shall be the Interpolated Rate;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of Holdings then last ended and for which Section 9.1 Financials shall have been delivered (or were required to be delivered) to the Administrative Agent (or, before the first delivery of Section 9.1 Financials, the most recent period of four fiscal quarters at the end of which financial statements are available).
“Title Policy” shall have the meaning provided in Section 9.14(d)(ii).
“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (i) the Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure of all Lenders at such date), (ii) the Total Term Loan Commitment at such date, and (iii) without duplication of clause (ii), the aggregate outstanding principal amount of all Term Loans at such date.
“Total Initial Term Loan Commitment” shall mean the sum of the Initial Term Loan Commitments of all Lenders.
“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.
“Total Term Loan Commitment” shall mean the sum of the Tranche B-2 Term Loan Commitments, Tranche B-4 Term Loan Commitments, Tranche B-6 Term Loan Commitments, and the New Term Loan Commitments, if applicable, of all the Lenders.
“Tranche B-1 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(f)(i) on the Amendment No. 1 Effective Date and (ii) each Additional Tranche B-1 Term Loan.
“Tranche B-1 Term Loan Commitment” shall mean, with respect to a Cashless Option Lender, the agreement of such Cashless Option Lender to exchange its Existing Term Loans for an equal aggregate principal amount of Tranche B-1 Term Loans (or such lesser amount as determined by the Amendment No. 1 Arrangers) on the Amendment No. 1 Effective Date, as evidenced by such Existing Term Loan Lender executing and delivering Amendment No. 1.
“Tranche B-1 Term Loan Lender” shall mean, collectively, (i) each Existing Term Loan Lender that executes and delivers a Consent to Amendment No. 1 on or prior to the Amendment No. 1 Effective Date and (ii) each Additional Tranche B-1 Term Loan Lender.
“Tranche B-2 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(f)(i) on the Amendment No. 3 Effective Date and (ii) each Additional Tranche B-2 Term Loan.
“Tranche B-2 Term Loan Commitment” shall mean, with respect to a Cashless Option Tranche B-2 Lender, the agreement of such Cashless Option Tranche B-2 Lender to exchange its Existing Tranche B-1 Term Loans for an equal aggregate principal amount of Tranche B-2 Term Loans (or such lesser amount as determined by the Amendment No. 3 Arrangers) on the Amendment No. 3 Effective Date, as evidenced by such Existing Tranche B-1 Term Loan Lender executing and delivering Amendment No. 3.

“Tranche B-2 Term Loan Lender” shall mean, collectively, (i) each Existing Tranche B-1 Term Loan Lender that executes and delivers a Consent to Amendment No. 3 on or prior to the Amendment No. 3 Effective Date and (ii) each Additional Tranche B-2 Term Loan Lender.
“Tranche B-4 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(f)(i) on the Fifth Amendment Effective Date and (ii) each Additional Tranche B-4 Term Loan.
“Tranche B-4 Term Loan Commitment” shall mean, with respect to a Cashless Option Tranche B-4 Lender, the agreement of such Cashless Option Tranche B-4 Lender to exchange its Existing Tranche B-3 Term Loans for an equal aggregate principal amount of Tranche B-4 Term Loans (or such lesser amount as determined by the Fifth Amendment Agreement Arrangers) on the Fifth Amendment Effective Date, as evidenced by such Existing Tranche B-3 Term Loan Lender executing and delivering Fifth Amendment Agreement.
“Tranche B-4 Term Loan Lender” shall mean, collectively, (i) each Existing Tranche B-3 Term Loan Lender that executes and delivers a Consent to Fifth Amendment Agreement on or prior to the Fifth Amendment Effective Date and (ii) each Additional Tranche B-4 Term Loan Lender.
“Tranche B-5 MFN Protection” shall have the meaning provided in Section 2.14(d)(iii)(D).
“Tranche B-5 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(h)(i) on the Amendment No. 8 Effective Date and (ii) each Additional Tranche B-5 Term Loan.
“Tranche B-5 Term Loan Commitment” shall mean, with respect to a Cashless Option Tranche B-5 Lender, the agreement of such Cashless Option Tranche B-5 Lender to exchange its Existing Amendment No. 6 Term Loans for an equal aggregate principal amount of Tranche B-5 Term Loans (or such lesser amount as determined by the Amendment No. 8 Arrangers) on the Amendment No. 8 Effective Date, as evidenced by such Existing Amendment No. 6 Term Loan Lender executing and delivering Amendment No. 8.
“Tranche B-5 Term Loan Lender” shall mean, collectively, (i) each Existing Amendment No. 6 Term Loan Lender that executes and delivers a Consent to Eighth Amendment Agreement on or prior to the Amendment No. 8 Effective Date and (ii) each Additional Tranche B-5 Term Loan Lender.
“Tranche B-6 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(i)(i) on the Amendment No. 10 Effective Date and (ii) each Additional Tranche B-6 Term Loan.
“Tranche B-6 Term Loan Commitment” shall mean, with respect to a Cashless Option Tranche B-6 Lender, the agreement of such Cashless Option Tranche B-6 Lender to exchange its Existing Tranche B-5 Term Loans for an equal aggregate principal amount of Tranche B-6 Term Loans (or such lesser amount as determined by the RBC Arranger) on the Amendment No. 10 Effective Date, as evidenced by such Existing Tranche B-5 Term Loan Lender executing and delivering Amendment No. 10.
“Tranche B-6 Term Loan Lender” shall mean, collectively, (i) each Existing Tranche B-5 Term Loan Lender that executes and delivers a Consent to Tenth Amendment Agreement on or prior to the Amendment No. 10 Effective Date and (ii) each Additional Tranche B-6 Term Loan Lender.

“Tranche B-7 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(j)(i) on the Amendment No. 11 Effective Date and (ii) each Additional Tranche B-7 Term Loan.
“Tranche B-7 Term Loan Commitment” shall mean, with respect to a Cashless Option Tranche B-7 Lender, the agreement of such Cashless Option Tranche B-7 Lender to exchange its Existing Tranche B-4 Term Loans for an equal aggregate principal amount of Tranche B-7 Term Loans (or such lesser amount as determined by the RBC Arranger) on the Amendment No. 11 Effective Date, as evidenced by such Existing Tranche B-4 Term Loan Lender executing and delivering Amendment No. 11.
“Tranche B-7 Term Loan Lender” shall mean, collectively, (i) each Existing Tranche B-4 Term Loan Lender that executes and delivers a Consent to Eleventh Amendment Agreement on or prior to the Amendment No. 11 Effective Date and (ii) each Additional Tranche B-7 Term Loan Lender.
“Tranche B-7 Term Loan Maturity Date” shall mean May 31, 2031 or, if such date is not a Business Day, the immediately preceding Business Day.
“Tranche B-7 Term Loan Repayment Amount” shall have the meaning set forth in Section 2.5(b)(iv).
“Tranche B-8 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(k)(i) on the Amendment No. 12 Effective Date and (ii) each Additional Tranche B-8 Term Loan.
“Tranche B-8 Term Loan Commitment” shall mean, with respect to a Cashless Option Tranche B-8 Lender, the agreement of such Cashless Option Tranche B-8 Lender to exchange its Existing Tranche B-6 Term Loans for an equal aggregate principal amount of Tranche B-8 Term Loans (or such lesser amount as determined by the RBC Arranger) on the Amendment No. 12 Effective Date, as evidenced by such Existing Tranche B-6 Term Loan Lender executing and delivering Amendment No. 12.
“Tranche B-8 Term Loan Lender” shall mean, collectively, (i) each Existing Tranche B-6 Term Loan Lender that executes and delivers a Consent to Twelfth Amendment Agreement on or prior to the Amendment No. 12 Effective Date and (ii) each Additional Tranche B-8 Term Loan Lender.
“Tranche B-8 Term Loan Maturity Date” shall mean November 10, 2029 or, if such date is not a Business Day, the immediately preceding Business Day.
“Tranche B-8 Term Loan Repayment Amount” shall have the meaning set forth in Section 2.5(b)(iv).
“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by Holdings, the Borrowers, or any of their respective Affiliates in connection with the Transactions, this Agreement, and the other Credit Documents, and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the transactions contemplated by this Agreement, any repayment, repurchase, prepayment, or defeasance of Indebtedness of Holdings or any of its Subsidiaries in connection therewith, the consummation of any other transactions in connection with the foregoing (including the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Expenses)).

“Transferee” shall have the meaning provided in Section 13.6(e).
“Transformative Transaction” shall mean any transaction by Holdings, any Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such transaction or (ii) if permitted by the terms of the Credit Documents immediately prior to the consummation of such transaction, would not provide the Borrowers and their Subsidiaries with adequate flexibility under the Credit Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrowers in good faith.
“Twelfth Amendment Agreement Allocation Schedule” shall mean the Additional Tranche B-8 Term Loans to the Borrowers in Dollars made by each Additional Tranche B-8 Term Loan Lender in the amount set forth next to its name on Schedule I to Amendment No. 12.
“Type” shall mean (i) as to any Term Loan, its nature as an ABR Loan or a SOFR Loan and (ii) as to any Revolving Loan, its nature as an ABR Loan, a SOFR Loan, a EURIBOR Rate Loan or a SONIA Loan.
“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).
“Unrestricted Subsidiary” shall mean (i) any Subsidiary of Holdings which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of Holdings, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.
The board of directors of Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than the Borrowers or a Subsidiary of Holdings that is a direct or indirect parent of the Borrowers to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any Subsidiary of Holdings (other than any Subsidiary of the Subsidiary to be so designated or an Unrestricted Subsidiary); provided that:
(a)    such designation complies with Section 10.5;
(b)    immediately after giving effect to such designation, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing; and

(c)    no Subsidiary shall be designated as an Unrestricted Subsidiary if such Subsidiary owns Material Intellectual Property at the time of such designation.
The board of directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing.
Any such designation by the board of directors of Holdings shall be notified by Holdings to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the Board Resolution giving effect to such designation and a certificate of an Authorized Officer of Holdings certifying that such designation complied with the foregoing provisions.
“Unsecured Asset Sale Bridge” shall mean an unsecured bridge facility of the Existing Borrower in an aggregate principal amount of up to €500,000,000 to be dated and funded on the Delayed Draw Closing Date, on terms substantially consistent with the Bridge Commitment Letter or otherwise satisfactory to the Administrative Agent.
“U.S.” and “United States” shall mean the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” shall have the meaning provided in Section 5.4(e)(ii)(A).
“U.S. Special Resolution Regimes” shall have the meaning provided in Section 13.24.
“Voting Stock” shall mean, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Wholly-Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Interpretive Provisions.
(a)    With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(i)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(ii)The words “herein”, “hereto”, “hereof”, and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(iii)Section, Exhibit, and Schedule references are to the Credit Document in which such reference appears.
(iv)The term “including” is by way of example and not limitation.
(v)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(vi)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(vii)Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(viii)The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(ix)All references to “knowledge” or “awareness” of any Credit Party or any Restricted Subsidiary thereof means the actual knowledge of an Authorized Officer of such Credit Party or such Restricted Subsidiary.

1.3Accounting Terms.
(a)Except as expressly provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner.
(b)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, and the First Lien Secured Leverage Test shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
(c)Where reference is made to “Holdings and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.
1.4Rounding. Any financial ratios required to be maintained by Holdings pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
1.5References to Agreements Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents), and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are permitted by any Credit Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirement of Law.
1.6Exchange Rates.
(a)Notwithstanding the foregoing, for purposes of any determination under Section 9, Section 10 or Section 11 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Restricted Investment, Lien, Asset Sale, or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Restricted Investment is incurred or Asset Sale or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien, or Investment may be incurred or Asset Sale or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total

Debt or Consolidated First Lien Secured Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.
(b)The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating the Dollar Equivalent amount of any Letter of Credit that is denominated in any Available Currency other than Dollars and shall notify the Borrowers of any such determination. The Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amount between any Available Currency other than Dollars and Dollars until the next occurring Revaluation Date.
1.7Alternate Currencies.
(a)The Borrowers may from time to time request that Letters of Credit be issued in a currency other than Dollars or a then-available Available Currency; provided that such requested currency is a lawful currency (other than Dollars or a then-available Available Currency) that is readily available and freely transferable and convertible into Dollars. Any such request shall be subject to the approval of the applicable Letter of Credit Issuers, in each case as set forth in Section 13.1.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent and the relevant Letter of Credit Issuers, in their sole discretion). The Administrative Agent shall promptly notify the relevant Letter of Credit Issuers of any such request. Each relevant Letter of Credit Issuer shall notify the Administrative Agent (which notice may be sent by e-mail), not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.
(c)Any failure by the relevant Letter of Credit Issuer to respond to such request within the time period specified in the preceding paragraph shall be deemed to be a refusal by such Letter of Credit Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the applicable Letter of Credit Issuers that would be obligated to make issue Letters of Credit denominated in such requested currency consent to issuing Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers, and such currency shall thereupon be deemed for all purposes to be an Available Currency with respect to Letters of Credit, and the Borrowers and the Administrative Agent shall be permitted (but not required) to amend this Agreement and the other Credit Documents as necessary to accommodate such Letters of Credit, in accordance with Section 13.1. If the Administrative Agent fails to obtain the requisite consent to any request for an additional currency under this Section 1.7, the Administrative Agent shall promptly so notify the Borrowers.
1.8Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.9Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.10Certifications. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.
1.11Compliance with Certain Sections. In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Restricted Payment, Affiliate transaction, Contractual Requirement, or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause or subsection of Section 9.9 or any clause or subsection of Sections 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6 then, such transaction (or portion thereof) at any time shall be allocated to one or more of such clauses or subsections within the relevant sections as determined by the Borrowers in their sole discretion at such time.
1.12Pro Forma and Other Calculations.
(a)For purposes of calculating the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio, Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (as determined in accordance with GAAP) that have been made by Holdings or any Restricted Subsidiary during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date of determination shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated giving Pro Forma Effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Fixed Charge Coverage Ratio, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, the Consolidated Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
(b)Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of a Borrower (and may include, for the avoidance of doubt and without duplication, cost savings, and operating expense reductions resulting from such Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect that have been or are expected to be realized; provided that such costs savings and operating expense reductions are made in compliance with the definition of Pro Forma Adjustment). If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such a revolving credit facilities on such date). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrowers may designate.
In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:
(i)    determining compliance with any provision of this Agreement which requires the calculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio or the Fixed Charge Coverage Ratio;
(ii)    determining the accuracy of representations and warranties in Section 8 and/or whether a Default or Event of Default shall have occurred and be continuing under Section 11; or
(iii)    testing availability under baskets set forth in this agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);
in each case, at the option of the Borrowers (the Borrowers’ election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrowers could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrowers have made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrowers or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrowers have made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of

Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrowers, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
(c)Notwithstanding anything to the contrary in this Section 1.12 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to any discontinued operations (and the EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.
(d)Any determination of Consolidated Total Assets shall be made by reference to the last day of the Test Period most recently ended on or prior to the relevant date of determination.
(e)Except as otherwise specifically provided herein, all computations of Excess Cash Flow, Consolidated Total Assets, Available Amount, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio, the Fixed Charge Coverage Ratio and other financial ratios and financial calculations (and all definitions (including accounting terms) used in determining any of the foregoing) and all computations and all definitions (including accounting terms) used in determining compliance with Section 10.7 shall be calculated, in each case, with respect to Holdings and the Restricted Subsidiaries on a consolidated basis.
(f)For the avoidance of doubt, in connection with the incurrence of any Indebtedness under Section 2.14, the definitions of Required Lenders, Required Revolving Credit Lenders and Required Term Loan Lenders shall be calculated on a Pro Forma Basis in accordance with this Section 1.12, Section 2.14 and the definition of Maximum Incremental Facilities Amount; provided, that, after the Amendment No. 6 Effective Date, any waiver, amendment or modification of the terms of this Agreement obtained solely as a result of such incurrence will become operative only upon the incurrence of such Indebtedness (or, in the case of Incremental Revolving Credit Commitments, the establishment of such Incremental Revolving Credit Commitments).
1.13Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.17 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, the administration of, submission of, calculation of, performance of or any other matter related to any interest rate used in this Agreement (including, without limitation, ABR, SOFR, the Term SOFR Reference Rate, Term SOFR, EURIBOR or SONIA) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same value or economic equivalence of as the existing interest rate (or any component thereof) being replaced or have the same volume or liquidity as did any existing interest rate (or any component thereof) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.14Additional Borrowers.
(a)From time to time on or after the Amendment No. 6 Effective Date, and with at least five Business Days’ notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree), subject to completion of customary “know your customer” procedures and delivery of related information reasonably requested by the Administrative Agent or the Revolving Credit Lenders (as applicable), including information required pursuant to Section 13.18, the Borrowers may designate any Restricted Subsidiary as an additional Borrower (each such person, an “Additional Borrower”) hereunder in respect of any specified Class or Classes of Obligations; provided that (i) the Additional Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia and (ii) the Additional Borrower shall expressly assume the Obligations of a Borrower in a manner and pursuant to documentation reasonably satisfactory to the Administrative Agent (it being understood that an Additional Borrower may be designated as such pursuant to the terms of any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment) (any such documentation, an “Additional Borrower Agreement”). Upon satisfaction of such requirements, the Additional Borrower shall be a “Borrower” hereunder and will have the right to request Term Loans, Revolving Credit Loans or Letters of Credit, as the case may be, in each case of the applicable Class, in accordance with Section 2 hereof until the earlier to occur of the applicable Maturity Date or the date on which such Additional Borrower resigns as an Additional Borrower in accordance with clause (b) below. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any amendment to this Agreement or to any other Credit Document as may be necessary or appropriate in order to establish any additional Borrower pursuant to this Section 1.14 and such technical amendments, and other customary amendments with respect to provisions of this Agreement relating to taxes for borrowers in such jurisdiction, in each case as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection therewith.
(b)An Additional Borrower may elect to resign as an Additional Borrower; provided that: (i) such resigning Additional Borrower has delivered to the Administrative Agent a written notice of resignation at least five Business Days in advance and (ii) either (A) such resigning Additional Borrowers’ obligations in its capacity as Subsidiary Guarantor shall continue to be legal, valid, binding and enforceable after giving effect to such resignation or (B) such resigning Additional Borrower is released from its obligations as a Subsidiary Guarantor pursuant to Section 13.1 substantially concurrently with such resignation pursuant to the Credit Documents. Upon satisfaction of such requirements, the applicable Additional Borrower shall cease to be an Additional Borrower and a Borrower (but in the case of a resignation pursuant to clause (A) above shall continue to be a Subsidiary Guarantor) and at the request of the Borrowers any promissory note in respect of such Additional Borrower shall be returned by the holder thereof to such Additional Borrower for cancellation.
Section 2.Amount and Terms of Credit.
2.1Commitments.
(a)(1) Subject to and upon the terms and conditions herein set forth, each Lender having an Initial Term Loan Commitment severally agrees to make a loan or loans (each, an “Initial Term Loan”) to the Borrowers on the Closing Date, which Initial Term Loans shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender and in the aggregate shall not exceed $1,072,500,000. Subject to and upon the terms and conditions herein set forth, each Lender having an Delayed Draw Term Loan Commitment severally agrees to make a loan or loan (each, an “Delayed Draw Term Loan”) to the Borrowers at any time after the Delayed Draw Closing Date up until the Delayed Draw Term Loan Commitment Termination Date, which Delayed Draw Term Loans shall not exceed for any such Lender the Delayed Draw Term Loan Commitment of such Lender and in the aggregate shall not exceed $1,425,000,000. Term Loans may at the option of the Borrowers be incurred and maintained as, and/or converted into ABR Loans or SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(b)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iii) shall not exceed for any such Lender the Term Loan Commitment or Delayed Draw Term Loan Commitment, as applicable, of such Lender, and (iv) shall not exceed in the aggregate the Total Term Loan Commitments or Delayed Draw Term Loan Commitments, as applicable. On the Initial Term Loan Maturity Date, all then unpaid Initial Term Loans shall be repaid in full in Dollars. On the Delayed Draw Term Loan Maturity Date, all then unpaid Delayed Draw Term Loans shall be repaid in full in Dollars. For the avoidance of doubt, Term Loans shall only be available in Dollars.
(b)Subject to and upon the terms and conditions herein set forth each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in any Available Currency to the Borrowers from its applicable lending office (each, a “Revolving Credit Loan”) in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment, provided that any of the foregoing such Revolving Credit Loans (A) ~~shall be made available in an aggregate principal amount not to exceed (i) $150,000,000 at any time and from time to time on and after the Closing Date and prior to the Delayed Draw Closing Date (or if none, the Revolving Credit Maturity Date) and (ii) $200,000,000 at any time and from time to time on and after the Delayed Draw Closing Date and prior to the Revolving Credit Maturity Date~~[reserved], (B) may be repaid (without premium or penalty) and reborrowed in accordance with the provisions hereof, (C) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Revolving Credit Lender’s Revolving Credit Exposure in respect of any Class of Revolving Loans at such time exceeding such Revolving Credit Lender’s Revolving Credit Commitment in respect of such Class of Revolving Loan at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect or the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures of any Class of Revolving Loans at such time exceeding the aggregate Revolving Credit Commitment with respect to such Class. Revolving Credit Loans (w) denominated in Dollars may be ABR or SOFR Loans, as further provided herein, (x) denominated in euros, shall be EURIBOR Rate Loans, (y) denominated in Sterling, shall be SONIA Loans and (z) denominated in any other Available Currency, shall be rate designated with respect to such Available Currency at the time such Available Currency is approved by the Administrative Agent and the Revolving Credit Lenders. ~~Automatically upon the occurrence of the Delayed Draw Closing Date, the Delayed Revolving Credit Commitments shall constitute an increase to the Revolving Credit Facility and shall be added to (and constitute a part of, be of the same Class as and have the same terms as) the Initial Revolving Credit Commitments, and shall be added to each Borrowing of outstanding Revolving Loans and Letters of Credit on a pro rata basis (based on the relative sizes of such Borrowings), so that each Revolving Credit Lender providing such Delayed Revolving Credit Commitments will participate proportionately in each outstanding Borrowing thereunder.~~ The Administrative Agent is hereby authorized to take all actions as may be reasonably necessary and to mark the Register accordingly to reflect the amendments and adjustments set forth herein.
(c)Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively the “Swingline Loans”) to the Borrowers in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(d), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, all Swingline Loans shall be repaid in full. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from Holdings, the Borrowers, Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.
(d)On any Business Day, the Administrative Agent may, in its sole discretion, give notice to each Revolving Credit Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Revolving Credit Lender pro rata based on each Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Administrative Agent notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of Holdings), each Revolving Credit Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages, provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.
(e)If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swingline Loan, if consented to by the Swingline Lender (such consent not to be unreasonably withheld, conditioned or delayed), on the earliest occurring maturity date such Swingline Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrowers shall still be obligated to pay Swingline Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Swingline Loans may be reduced as agreed between the Swingline Lender and the Borrowers, without the consent of any other Person.
(f)(i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Tranche B-2 Lender severally agrees to exchange its Existing Tranche B-1 Term Loan for a like principal amount of Tranche B-2 Term Loans (or such lesser amount as determined by the Amendment No. 3 Arrangers) on the Amendment No. 3 Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the benchmark rate thereunder) prior to any exchange of Existing Tranche B-1 Term Loans for Tranche B-2 Term Loans shall remain in effect following any such exchange.
(g)(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-2 Term Loan Lender severally agrees to make Additional Tranche B-2 Term Loans in Dollars to the Borrowers on the Amendment No. 3 Effective Date in a principal amount not to exceed its Additional Tranche B-2 Term Loan Commitment on the Amendment No. 3 Effective Date. The Borrowers shall prepay all Existing Tranche B-1 Term Loans of Non-Consenting Existing Tranche B-1 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders with the gross proceeds of the Additional Tranche B-2 Term Loans. The Interest Period then in effect (and the benchmark rate thereunder) for the Existing Tranche B-1 Term Loans of Non-Consenting Existing Tranche B-1 Term Loan Lenders and Post-Closing Option Tranche B-2 Lenders shall remain in effect for the Additional Tranche B-2 Term Loans following any such repayment.
(h)(iii) The Borrowers shall pay all accrued and unpaid interest on the Existing Tranche B-1 Term Loans to the Existing Tranche B-1 Term Loan Lenders to, but not including, the Amendment No. 3 Effective Date on such Amendment No. 3 Effective Date.

(i)(iv) The Tranche B-2 Term Loans shall have the same terms as the Existing Tranche B-1 Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Amendment No. 3. For avoidance of doubt, the Tranche B-2 Term Loans, except as set forth in Amendment No. 3, shall have the same rights and obligations under this Agreement and the other Credit Documents as the Existing Tranche B-1 Term Loans.
(j)(i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Tranche B-4 Lender severally agrees to exchange its Existing Tranche B-3 Term Loan for a like principal amount of Tranche B-4 Term Loans (or such lesser amount as determined by the Fifth Amendment Agreement Arrangers) on the Fifth Amendment Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the benchmark rate thereunder) prior to any exchange of Existing Tranche B-3 Term Loans for Tranche B-4 Term Loans shall remain in effect following any such exchange.
(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-4 Term Loan Lender severally agrees to make Additional Tranche B-4 Term Loans in Dollars to the Borrowers on the Fifth Amendment Effective Date in a principal amount not to exceed its Additional Tranche B-4 Term Loan Commitment on the Fifth Amendment Effective Date. The Borrowers shall prepay all Existing Tranche B-3 Term Loans of Non-Consenting Existing Tranche B-3 Term Loan Lenders and Post-Closing Option Tranche B-4 Lenders with the gross proceeds of the Additional Tranche B-4 Term Loans. The Interest Period then in effect (and the benchmark rate thereunder) for the Existing Tranche B-3 Term Loans of Non-Consenting Existing Tranche B-3 Term Loan Lenders and Post-Closing Option Tranche B-4 Lenders shall remain in effect for the Additional Tranche B-4 Term Loans following any such repayment.
(iii) The Borrowers shall pay all accrued and unpaid interest on the Existing Tranche B-3 Term Loans to the Existing Tranche B-3 Term Loan Lenders to, but not including, the Fifth Amendment Effective Date on such Fifth Amendment Effective Date.
(k)(iv) The Tranche B-4 Term Loans shall have the same terms as the Existing Tranche B-3 Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Fifth Amendment Agreement. For avoidance of doubt, the Tranche B-4 Term Loans, except as set forth in Fifth Amendment Agreement, shall have the same rights and obligations under this Agreement and the other Credit Documents as the Existing Tranche B-3 Term Loans.
(l)(v)    From and after the July 1, 2023, such Term Loans (i) may at the option of the Borrowers be maintained as, and/or converted into ABR Loans or SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(b)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed and (iii) shall not exceed for any such Lender the Tranche B-4 Term Loan Commitment of such Lender.
(m)(i) Subject to and upon the terms and conditions herein set forth and set forth in Amendment No. 8, each Cashless Option Tranche B-5 Lender severally agrees to exchange its Existing Amendment No. 6 Term Loan for a like principal amount of Tranche B-5 Term Loans (or such lesser amount as determined by the Amendment No. 8 Arrangers) on the Amendment No. 8 Effective Date.

(ii) Subject to and upon the terms and conditions herein set forth and set forth in Amendment No. 8 each Additional Tranche B-5 Term Loan Lender severally agrees to make Additional Tranche B-5 Term Loans in Dollars to the Borrowers on the Amendment No. 8 Effective Date in a principal amount not to exceed its Additional Tranche B-5 Term Loan Commitment on the Amendment No. 8 Effective Date. The Borrowers shall prepay all Existing Amendment No. 6 Term Loans of Non-Consenting Existing Amendment No. 6 Term Loan Lenders and Post-Closing Option Tranche B-5 Lenders with the gross proceeds of the Additional Tranche B-5 Term Loans.
(iii) The Borrowers shall pay all accrued and unpaid interest on the Existing Amendment No. 6 Term Loans to the Existing Amendment No. 6 Term Loan Lenders to, but not including, the Amendment No. 8 Effective Date on such Amendment No. 8 Effective Date.
(iv) Such Term Loans (i) may at the option of the Borrowers be incurred and maintained as, and/or converted into ABR Loans or SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(b)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed and (iii) shall not exceed for any such Lender the Tranche B-5 Term Loan Commitment of such Lender.
(n)(i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Tranche B-6 Lender severally agrees to exchange its Existing Tranche B-5 Term Loan for a like principal amount of Tranche B-6 Term Loans (or such lesser amount as determined by the RBC Arranger) on the Amendment No. 10 Effective Date.
(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-6 Term Loan Lender severally agrees to make Additional Tranche B-6 Term Loans in Dollars to the Borrowers on the Amendment No. 10 Effective Date in a principal amount not to exceed its Additional Tranche B-6 Term Loan Commitment on the Amendment No. 10 Effective Date. The Borrowers shall prepay all Existing Tranche B-5 Term Loans of Non-Consenting Existing Tranche B-5 Term Loan Lenders and Post-Closing Option Tranche B-6 Lenders with the gross proceeds of the Additional Tranche B-6 Term Loans.
(iii) The Borrowers shall pay all accrued and unpaid interest on the Existing Tranche B-5 Term Loans to the Existing Tranche B-5 Term Loan Lenders to, but not including, the Amendment No. 10 Effective Date on such Amendment No. 10 Effective Date.
(iv) Such Term Loans (i) may at the option of the Borrowers be incurred and maintained as, and/or converted into ABR Loans or SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(b)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed and (iii) shall not exceed for any such Lender the Tranche B-6 Term Loan Commitment of such Lender.
(o)(i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Tranche B-7 Lender severally agrees to exchange its Existing Tranche B-4 Term Loan for a like principal amount of Tranche B-7 Term Loans (or such lesser amount as determined by the RBC Arranger) on the Amendment No. 11 Effective Date.
(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-7 Term Loan Lender severally agrees to make Additional Tranche B-7 Term Loans in Dollars to the Borrowers on the Amendment No. 11 Effective Date in a principal amount not to exceed its Additional Tranche B-7 Term Loan Commitment on the Amendment No. 11 Effective Date. The Borrowers shall prepay all Existing Tranche B-4 Term Loans of Non-Consenting Existing Tranche B-4 Term Loan Lenders and Post-Closing Option Tranche B-7 Lenders and all Repaid Tranche B-6 Term Loans with the proceeds of the Additional Tranche B-7 Term Loans.
(iii) The Borrowers shall pay all accrued and unpaid interest on the Existing Tranche B-4 Term Loans to the Existing Tranche B-4 Term Loan Lenders to, but not including, the Amendment No. 11 Effective Date on such Amendment No. 11 Effective Date.
(iv) Such Term Loans (i) may at the option of the Borrowers be incurred and maintained as, and/or converted into ABR Loans or SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(c)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed and (iii) shall not exceed for any such Lender the Tranche B-7 Term Loan Commitment of such Lender.
(p)(i) Subject to and upon the terms and conditions herein set forth, each Cashless Option Tranche B-8 Lender severally agrees to exchange its Existing Tranche B-6 Term Loan for a like principal amount of Tranche B-8 Term Loans (or such lesser amount as determined by the RBC Arranger) on the Amendment No. 12 Effective Date.
(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-8 Term Loan Lender severally agrees to make Additional Tranche B-8 Term Loans in Dollars to the Borrowers on the Amendment No. 12 Effective Date in a principal amount not to exceed its Additional Tranche B-8 Term Loan Commitment on the Amendment No. 12 Effective Date. The Borrowers shall prepay all Existing Tranche B-6 Term Loans of Non-Consenting Existing Tranche B-6 Term Loan Lenders and Post-Closing Option Tranche B-8 Lenders with the proceeds of the Additional Tranche B-8 Term Loans.
(iii) The Borrowers shall pay all accrued and unpaid interest on the Existing Tranche B-6 Term Loans to the Existing Tranche B-6 Term Loan Lenders to, but not including, the Amendment No. 12 Effective Date on such Amendment No. 12 Effective Date.
(iv) Such Term Loans (i) may at the option of the Borrowers be incurred and maintained as, and/or converted into ABR Loans or SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(c)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed and (iii) shall not exceed for any such Lender the Tranche B-8 Term Loan Commitment of such Lender.

2.2Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in the applicable multiple set forth in the definition of “Minimum Borrowing Amount” in excess thereof (except in the case of the Additional Tranche B-8 Term Loans borrowed on the Amendment No. 12 Effective Date which shall be in the principal amount set forth in Amendment No. 12) and Swingline Loans shall be in a minimum amount of $500,000 and in a multiple of $100,000 in excess thereof (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d) and Revolving Credit Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date.
2.3Notice of Borrowing.
(a)The Borrowers shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 11:00 a.m. (New York City time) at least one Business Day’s prior written notice in the case of a Borrowing of Tranche B-8 Term Loans to be made on the Amendment No. 12 Effective Date if such Tranche B-8 Term Loans are to be ABR Loans and (ii) prior to 11:00 a.m. (New York City time) at least three Business Days’ prior written notice in the case of a Borrowing of Tranche B-8 Term Loans on the Amendment No. 12 Effective Date if such Tranche B-8 Term Loans are to be SOFR Loans. Such notice (a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing (which shall be the Amendment No. 12 Effective Date) and (C) whether the Term Loans shall consist of ABR Loans and/or SOFR Loans, as applicable, and, if the Term Loans are to include SOFR Loans, the Interest Period to be initially applicable thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Borrowing of SOFR Loans is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3(a) (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.
(b)Whenever the Borrowers desire to incur Revolving Credit Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 12:00 noon (New York City Time) at least three Business Days’ prior written notice of each Borrowing of SOFR Loans that are Revolving Credit Loans; (ii) prior to 10:00 a.m. (New York City time) at least one Business Day prior written notice of each Borrowing of Revolving Credit Loans that are ABR Loans and (iii) prior to 10:00 a.m. (New York City Time) (for Loans denominated in Sterling) or 3:00 p.m. (New York City Time) (for Loans denominated in Dollars or Euros) at least three Business Days’ prior written notice of each Borrowing of Revolving Credit Loans that are EURIBOR Rate Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (w) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (x) the date of Borrowing (which shall be a Business Day), (y) the Available Currency for such Borrowing and (z) whether the respective Borrowing shall consist of ABR Loans, SOFR Loans, SONIA Loans or EURIBOR Rate Loans that are Revolving Credit Loans and, if SOFR Loans that are Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Revolving Credit Lender written notice of each proposed Borrowing of Revolving Credit Loans, of such Lender’s Revolving Credit

Commitment Percentage thereof, of the identity of the Borrower, and of the other matters covered by the related Notice of Borrowing.
(c)Whenever the Borrowers desire to incur Swingline Loans hereunder, the Borrowers shall give the Swingline Lender written notice with a copy to the Administrative Agent of each Borrowing of Swingline Loans prior to 12:00 p.m. (New York City time) on the date of such Borrowing. Each such notice shall specify (x) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (y) the date of Borrowing (which shall be a Business Day).
(d)Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrowers irrevocably agreeing, by their incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.
(e)Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).
(f)Without in any way limiting the obligation of the Borrowers to confirm in writing any notice they shall give hereunder by telephone (which obligation is absolute), the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of Holdings or the Borrowers.
2.4Disbursement of Funds.
(a)No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender shall make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Lenders, Holdings, and the Administrative Agent for the purpose of consummating the Transactions; provided, further, that all Swingline Loans shall be made available to the Borrowers in the full amount thereof by the Swingline Lender no later than 4:00 p.m. (New York City time) on the date requested.
(b)Each Lender shall make available all amounts it is to fund to the Borrowers under any Borrowing for its applicable Commitments, and in immediately available funds, to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrowers, by depositing to an account designated by Holdings or the Borrowers to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrowers, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrowers and the

Borrowers shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrowers, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.
(c)Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to, fulfill its commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
2.5Repayment of Loans; Evidence of Debt.
(a)The Borrowers shall repay to the Administrative Agent, for the benefit of the applicable Lenders, (x) on the Tranche B-7 Term Loan Maturity Date, the then outstanding Tranche B-7 Term Loans and (y) on the Tranche B-8 Term Loan Maturity Date, the then outstanding Tranche B-8 Term Loans. The Borrowers shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving Credit Maturity Date, the then outstanding Revolving Credit Loans.
(b)
(i)The Borrowers shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on each Extended Revolving Loan Maturity Date, the then outstanding amount of Extended Revolving Credit Loans. The Borrowers shall repay to the Swingline Lender, on the Swingline Maturity Date, the then outstanding Swingline Loans.
(ii)[Reserved].
(iii)The Borrowers shall repay to the Administrative Agent, for the benefit of the Tranche B-7 Term Loan Lenders, (x) on the last Business Day of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending closest to September 30, 2024, a principal amount in respect of each of the Tranche B-7 Term Loans equal to 0.25% of the outstanding principal amount of Tranche B-7 Term Loans made on the Amendment No. 11 Effective Date and (y) on the Tranche B-7 Term Loan Maturity Date, any remaining outstanding principal amount of Tranche B-7 Term Loans (each, a “Tranche B-7 Term Loan Repayment Amount”).
(iv)The Borrowers shall repay to the Administrative Agent, for the benefit of the Tranche B-8 Term Loan Lenders (x) on the last Business Day of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending closest to December 31, 2024, a principal amount in respect of each of the Tranche B-8 Term Loans equal to 0.25% of the outstanding principal amount of Tranche B-8 Term Loans made on the Amendment No. 12 Effective Date and (y) on the Tranche B-8 Term Loan Maturity Date, any remaining outstanding principal amount of Tranche B-8 Term Loans (each, a “Tranche B-8 Term Loan Repayment Amount”).
(c)In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the Borrowers in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable

Joinder Agreement and subject to any adjustment to ensure fungibility with the other Term Loans. In the event that any Incremental Revolving Credit Loans are made, such Incremental Revolving Credit Loans shall, subject to Section 2.14(d), be repaid by the Borrowers in the amounts (each, a “New Revolving Loan Repayment Amount”) and on the dates (each a “New Revolving Loan Repayment Date”) set forth in the applicable Joinder Agreement. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by the Borrowers in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended Term Loan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Amendment.
(d)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.
(e)The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Tranche B-2 Term Loan, Tranche B-4 Term Loan, Tranche B-6 Term Loan, Tranche B-8 Term Loan, New Term Loan, Revolving Credit Loan or Swingline Loan, as applicable, the Type of each Loan made, the name of the Borrowers and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.
(f)The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that in the event of any inconsistency between the Registrar and any such account or subaccount, the Registrar shall govern, provided, further, that the failure of any Lender, the Administrative Agent or the Swingline Lender to maintain such account, such Register or subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.
(g)The Borrowers hereby agree that, upon request of any Lender at any time and from time to time after the Borrowers have made an initial borrowing hereunder, the Borrowers shall provide to such Lender, at the Borrowers’ own expense, a promissory note, substantially in the form of Exhibit I-1 or Exhibit I-2, as applicable, evidencing the applicable Loans owing to such Lender. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if requested by such payee, to such payee and its registered assigns).
2.6Conversions and Continuations.
(a)Subject to the penultimate sentence of this clause (a), (x) the Borrowers shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 of the outstanding principal amount of Term Loans of one Type or Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrowers shall have the option on any Business Day to continue the outstanding principal amount of any SOFR Loans as SOFR Loans for an additional Interest Period; provided that (i) no partial conversion of SOFR Loans shall reduce the outstanding principal amount of SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into SOFR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion and (iii) SOFR Loans may not be continued as SOFR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation. Each such conversion or continuation shall be effected by the Borrowers by giving the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) at least (i) three Business Days prior, in the case of a continuation of or conversion to SOFR Loans or EURIBOR Rate Loans (other than in the case of a notice delivered on the Closing Date, which shall be deemed to be effective on the Closing Date), or (ii) one Business Day prior in the case of a conversion into ABR Loans or SONIA Loans (each, a “Notice of Conversion or Continuation” substantially in the form of Exhibit M) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as SOFR Loans or EURIBOR Rate Loans, the Interest Period to be initially applicable thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a SOFR Loan or EURIBOR Rate Loan, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.
(b)If any Event of Default is in existence at the time of any proposed continuation of any SOFR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of SOFR Loans, the Borrowers have failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of SOFR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.
(c)Except as otherwise provided herein, a EURIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such EURIBOR Rate Loan unless the Borrower pays the amount due, if any, under Section 4.4 in connection therewith.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for EURIBOR Rate Loans upon determination of such interest rate. The determination of the EURIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error.
2.7Pro Rata Borrowings. Each Borrowing of Tranche B-2 Term Loans and Tranche B-4 Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Tranche B-2 Term Loan Commitments and Tranche B-4 Term Loan Commitment, as applicable. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment

Percentages. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. Each Borrowing of Incremental Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicable Incremental Revolving Credit Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation, under any Credit Document.
2.8Interest.
(a)The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ABR Loans plus the ABR, in each case, in effect from time to time.
(b)[Reserved].
(c)The unpaid principal amount of each Relevant Rate Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for Relevant Rate Loans plus the Relevant Rate.
(c)    If an Event of Default has occurred and is continuing under Section 11.1 or Section 11.5 hereto, if all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) for the applicable Class plus 2.00% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).
(d)    Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in the same currency in which the Loan is denominated; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each fiscal quarter of the Borrowers, (ii) in respect of each EURIBOR Rate Loan or SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of any SONIA Loan, the last Business Day of each month and (iv) in respect of each Loan, (A) on any prepayment in respect thereof, (B) at maturity (whether by acceleration or otherwise), and (C) after such maturity, on demand.
(e)    All computations of interest hereunder shall be made in accordance with Section 5.5.
(f)    The Administrative Agent, upon determining the interest rate for any Borrowing of SOFR Loans shall promptly notify the Borrowers and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
2.9Interest Periods. At the time the Borrowers give a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of SOFR Loans in accordance with Section 2.6(a), the Borrowers shall give the Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrowers, be a one, three or six month period; provided that the initial Interest Period (i) for the Tranche B-7 Term Loans shall be the period commencing on the Amendment No. 11 Effective Date and ending on June 28, 2024 and (ii) for the Tranche B-8 Term Loans shall be the period commencing on the Amendment No. 12 Effective Date and ending on December 31, 2024.
Notwithstanding anything to the contrary contained above:
(a)the initial Interest Period for any Borrowing of (x) SOFR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires and (y) a EURIBOR Rate Loan shall commence on the date such Loan is disbursed or converted to or continued as a EURIBOR Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available to each applicable Lender of such Eurocurrency Rate Loan, twelve months or a period shorter than one month, thereafter as selected by the Borrower in its Notice of Borrowing;
(b)if any Interest Period relating to a Borrowing of SOFR Loans or EURIBOR Rate Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a SOFR Loan or EURIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; and
(d)    the Borrowers shall not be entitled to elect any Interest Period in respect of any SOFR Loans or EURIBOR Rate Loans if such Interest Period would extend beyond the Maturity Date of such Loan.
2.10Increased Costs, Illegality, Etc.
(a)In the event that (x) in the case of clause (i) below, the Administrative Agent and (y) in the case of clauses (ii) and (iii) below, the Required Term Loan Lenders (with respect to Term Loans) or the Required Revolving Credit Lenders (with respect to Revolving Credit Commitments) shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
    (i)    on any date for determining Term SOFR, the EURIBOR Rate or SONIA, as applicable, for any Interest Period that (x) deposits in the principal amounts and currencies of the Loans comprising such SOFR Borrowing, EURIBOR Borrowing or SONIA Borrowing, as

applicable, are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “Term SOFR”, “EURIBOR Rate” or “SONIA”, as applicable; or
    (ii)    at any time, that such Lenders shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any SOFR Loans, EURIBOR Rate Loans or SONIA Loans, as applicable (including any increased costs or reductions attributable to Taxes, other than any increase or reduction attributable to Indemnified Taxes, Excluded Taxes or Other Taxes) because of any Change in Law; or
    (iii)    at any time, that the making or continuance of any SOFR Loans, EURIBOR Rate Loans or SONIA Loans, as applicable, has become unlawful by compliance by such Lenders in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the applicable interbank market;
(such Loans, “Impacted Loans”), then, and in any such event, such Required Term Loan Lenders or Required Revolving Credit Lenders, as applicable (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to Holdings, the Borrowers, and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, SOFR Loans, EURIBOR Rate Loans or SONIA Loans, as applicable, shall no longer be available until such time as the Administrative Agent notifies Holdings, the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrowers with respect to SOFR Loans, EURIBOR Rate Loans or SONIA Loans, as applicable, that have not yet been incurred shall be deemed rescinded by the Borrowers, (y) in the case of clause (ii) above, the Borrowers shall pay to such Lenders, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Required Term Loan Lenders or Required Revolving Credit Lenders, as applicable, in their reasonable discretion shall determine) as shall be required to compensate such Lenders for such actual increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lenders, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Lenders shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), and (z) in the case of subclause (iii) above, the Borrowers shall take one of the actions specified in subclause (x) or (y), as applicable, of Section 2.10(b) promptly and, in any event, within the time period required by law.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 2.10(a)(i)(x), the Administrative Agent, in consultation with the Borrowers and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (x) of the first sentence of the immediately preceding paragraph, (2) the Administrative Agent or the affected Lenders notify the

Administrative Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.
(b)At any time that any SOFR Loan, EURIBOR Rate Loan or SONIA Loan, as applicable, is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrowers may (and in the case of a SOFR Loan, EURIBOR Rate Loan or SONIA Loan, as applicable, affected pursuant to Section 2.10(a)(iii) shall) either (x) if a Notice of Borrowing or Notice of Conversion or Continuation with respect to the affected SOFR Loan, EURIBOR Rate Loan or SONIA Loan, as applicable, has been submitted pursuant to Section 2.3 but the affected SOFR Loan, EURIBOR Rate Loan or SONIA Loan, as applicable, has not been funded or continued, cancel such requested Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrowers were notified by Lenders pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected SOFR Loan, EURIBOR Rate Loan or SONIA Loan, as applicable, is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such SOFR Loan, EURIBOR Rate Loan or SONIA Loan, as applicable, into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c)If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Closing Date, has or would have the effect of reducing the actual rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such actual additional amount or amounts as will compensate such Lender or its parent for such actual reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Closing Date or to the extent such Lender is not imposing such charges on, or requesting such compensation from, borrowers (similarly situated to the Borrowers hereunder) under comparable syndicated credit facilities similar to the Credit Facilities. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrowers’ obligations to pay additional amounts pursuant to this Section 2.10(c) promptly following receipt of such notice.
2.11Compensation. If (a) any payment of principal of any SOFR Loan or EURIBOR Rate Loan, as applicable, is made by the Borrowers to or for the account of a Lender other than on the last day of the Interest Period for such SOFR Loan or EURIBOR Rate Loan, as applicable, as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any ABR Loan is not converted into a SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation, (c) any

SOFR Loan or EURIBOR Rate Loan, as applicable, is not continued as a SOFR Loan or EURIBOR Rate Loan, as applicable, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (d) any prepayment of principal of any SOFR Loan or EURIBOR Rate Loan, as applicable, is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.1 or 5.2, the Borrowers shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such SOFR Loan or EURIBOR Rate Loan, as applicable. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section, each Lender shall be deemed to have funded each SOFR Loan or EURIBOR Rate Loan, as applicable, made by it at Term SOFR or the EURIBOR Rate, as applicable, whether or not such SOFR Loan or EURIBOR Rate Loan was in fact so funded. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.11 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrowers and shall be conclusive, absent manifest error. Without limiting the foregoing, in connection with each request for compensation by any Lender the Borrowers shall also pay such Lender with respect to each affected SOFR Loan or EURIBOR Rate Loan, as applicable, customary administrative fees requested by such Lender in an amount not to exceed $250 per such SOFR Loan or EURIBOR Rate Loan, as applicable.
2.12Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrowers use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or other material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 2.10, 3.5 or 5.4.
2.13Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Sections 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 120 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Sections 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 121st day prior to the giving of such notice to the Borrowers.
2.14Incremental Facilities.
(a)Any Borrower (including any Additional Borrower) or any other Guarantor may by written notice to Administrative Agent elect to request the establishment of one or more (x) additional tranches of term loans or increases in Term Loans of any Class (the commitments thereto, the “New Term Loan Commitments”), (y) increases in Revolving Credit Commitments of any Class (the “New Revolving Credit Commitments”), and/or (z) additional tranches of Revolving Credit Commitments (the “Additional Revolving Credit Commitments” and, together with the New Revolving Credit

Commitments, the “Incremental Revolving Credit Commitments”; together with the New Term Loan Commitments and the New Revolving Credit Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amount and all such New Loan Commitments obtained on or prior to such date), which may be incurred in Dollars, Euros or Sterling. In connection with the incurrence of any Indebtedness under this Section 2.14, at the request of the Administrative Agent, the Borrowers shall provide to the Administrative Agent a certificate certifying that the New Loan Commitments do not exceed the Maximum Incremental Facilities Amount, which certificate shall be in reasonable detail and shall provide the calculations and basis therefor and, subject to reclassification as set forth in Section 10.1, classify such Indebtedness as being incurred under clause (i) or clause (ii) of the definition of “Maximum Incremental Facilities Amount”. The Borrowers may approach any Lender or any Person (other than a natural Person) to provide all or a portion of the New Loan Commitments; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. Subject to Section 1.12 in each case, such New Loan Commitments shall be subject to (i) no Event of Default under Section 11.1 or Section 11.5 (with respect to the Borrowers) shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable, (ii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrowers and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e), and (iii) the Borrowers shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable. No Lender shall have any obligation to provide any Commitments pursuant to this Section 2.14(a). Any New Term Loans shall, at the election of the Borrowers and agreed to by Lenders providing such New Term Loan Commitments, be designated as (a) a separate series (a “Series”) of New Term Loans for all purposes of this Agreement or (b) as part of a Series of existing Term Loans for all purposes of this Agreement. On and after the Increased Amount Date, Additional Revolving Credit Loans shall be designated a separate Series of Revolving Credit Loans for all purposes of this Agreement. Notwithstanding anything else to the contrary in this Section 2.14 or otherwise in this Agreement, any Incremental Loans may be incurred by any Borrower(s) and/or any other Credit Party at the option of the Borrowers.
(b)Incremental Revolving Credit Commitments shall be subject to the satisfaction of the following terms and conditions, (a) with respect to New Revolving Credit Commitments, each of the Lenders with Revolving Credit Commitments of such Class shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments of such Class, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans of such Class will be held by existing Revolving Credit Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments of such Class after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, and (b) with respect to Incremental Revolving Credit Commitments, (i) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and, each Loan made under a New Revolving Credit Commitment (a “New Revolving Credit Loan”) and each Loan made under an Additional Revolving Credit Commitment (an “Additional Revolving Credit Loan” and, together with New Revolving Credit Loans, the “Incremental Revolving Credit Loan”) shall be deemed, for all purposes, Revolving Credit Loans and (ii) each New Revolving

Loan Lender and each Lender with an Additional Revolving Credit Commitment (each an “Additional Revolving Loan Lender” and, together with the New Revolving Loan Lenders, the “Incremental Revolving Loan Lenders”) shall become a Lender with respect to the New Revolving Credit Commitment and all matters relating thereto; provided that the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Incremental Revolving Loan Lender’s providing such Incremental Revolving Credit Commitment to the extent such consent, if any, would be required under Section 13.6(b) for an assignment of Revolving Loans or Revolving Credit Commitments, as applicable, to such Lender or Incremental Revolving Loan Lender.
(c)New Term Loan Commitments of any Series shall be subject to the satisfaction of the following terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrowers (a “New Term Loan” and, together with the Incremental Revolving Credit Loans, the “Incremental Loans”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.
(d)The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be on terms and documentation set forth in the Joinder Agreement as determined by the Borrowers; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Tranche B-7 Term Loan Maturity Date; (ii) the weighted average life to maturity of all New Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing Tranche B-7 Term Loans (provided that the foregoing clauses (i) and (ii) shall not apply to (A) up to the greater of (x) $1,100,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in New Term Loans as selected by the Borrowers, (B) customary bridge loans (including 364-day bridge loans); provided, that either (x) the terms of such bridge loans provide for automatic extension of the maturity date thereof to a date that is not earlier than the Tranche B-7 Term Loan Maturity Date or (y) any loans, notes, securities or other Indebtedness (other than revolving loans) which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of clauses (i) and (ii), (C) customary term A loans and (D) Indebtedness issued subject to customary escrow arrangements that have redemption requirements related to such escrow release (so long as subject to such escrow)), (iii) the pricing, interest rate margins, discounts, premiums, rate floors, fees, and amortization schedule applicable to any New Term Loans shall be determined by the Borrowers and the Lenders thereunder; provided, that except with respect to (A) up to the greater of (x) $1,100,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) of New Term Loans (as selected by the Borrowers), (B) customary term A loans, (C) customary bridge loans (including 364-day bridge loans) (provided that any loans, notes, securities or other Indebtedness (other than revolving loans) which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (iii)) and (D) New Term Loans incurred in connection with a Permitted Acquisition or other Permitted Investment, with respect to any such non-excepted New Term Loans in the form of a broadly syndicated U.S. dollar denominated term “B” loan that is secured on a pari passu basis with the Tranche B-5 Term Loans incurred pursuant to clause (i)(a) of the definition of “Maximum Incremental Facilities Amount” that matures earlier than one year after the Tranche B-5 Term Loan Maturity Date, only during the period commencing on the Amendment No. 6 Effective Date and ending on the date that is 12 months after the Amendment No. 6 Effective Date, if the Applicable Margin for SOFR Loans in respect of such New Term Loans exceeds the Applicable Margin for SOFR Loans in respect of the then existing Tranche B-5 Term Loans by more than

0.75%, the Applicable Margin for SOFR Loans in respect of the then existing Tranche B-5 Term Loans shall be adjusted so that the Applicable Margin in respect of the then existing Tranche B-5 Term Loans that are SOFR Loans is equal to the Applicable Margin for SOFR Loans in respect of such New Term Loans minus 0.75% (the “Tranche B-5 MFN Protection”), (iv) to the extent such terms and documentation are not consistent with the then existing Tranche B-5 Term Loans (except to the extent permitted by clause (i), (ii) or (iii) above), they shall either (x) reflect market terms and conditions (as determined by the Borrowers in good faith) at the time of incurrence or issuance of New Term Loans (or the obtaining of a commitment with respect thereto) or (y) be reasonably satisfactory to the Administrative Agent (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the then-Latest Term Loan Maturity Date), (v) any New Term Loans may provide for the ability to participate (A) on a pro rata basis or non-pro rata basis in any voluntary prepayment of Term Loans made pursuant to Section 5.1 and (B) on a pro rata or less than pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with proceeds of Indebtedness refinancing such New Term Loans) in any mandatory prepayment of Term Loans required pursuant to Section 5.2, (vi) New Term Loans may not be guaranteed by any Person which is not a Credit Party and (vii) if secured, any New Term Loans may not be secured by assets that do not constitute Collateral. For the avoidance of doubt, all parties to this Agreement hereby agree that the proviso to clause (iii) of this paragraph (d) does not apply with respect to any Tranche B-2 Term Loans and/or Tranche B-4 Term Loans (all of which such “MFN” protections have expired prior to the Amendment No. 6 Effective Date) and/or any Tranche B-6 Term Loans (all of which such “MFN” protection (if any) has expired and/or not been set and/or not been renewed) and/or any Tranche B-7 Term Loans (all of which such “MFN” protection (if any) has expired and/or not been set and/or not been renewed) and/or any Tranche B-8 Term Loans (all of which such “MFN” protection (if any) has expired and/or not been set and/or not been renewed).
(e)Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be identical to the Initial Revolving Credit Commitments and the related Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:
(i)any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall rank equal in right of payment and of security with the Revolving Credit Loans and the Term Loans,
(ii)any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall not mature earlier than the Initial Revolving Credit Commitments and related Revolving Credit Loans at the time of incurrence of such Incremental Revolving Credit Commitments,
(iii)the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments, and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (v) below)) of Loans with respect to Incremental Revolving

Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Increased Amount Date,
(iv)subject to the provisions of Section 2.1(e) and Section 3.12 to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments of the same Series in accordance with their percentage of such Revolving Credit Commitments on the applicable Increased Amount Date (and except as provided in Section 2.1(e) and Section 3.12, without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued in respect of such Series),
(v)the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Increased Amount Date, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,
(vi)assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the applicable Increased Amount Date,
(vii)any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to such Increased Amount Date, and
(viii)the pricing, fees, maturity and other immaterial terms of the Additional Revolving Credit Loans may be different and shall be determined by the Borrowers and the Lenders thereunder so long as the final maturity date and the weighted average maturity of any Additional Revolving Credit Loans and Additional Revolving Credit Commitments, as applicable, shall not be earlier than, or shorter than, as the case may be, the maturity date or the remaining weighted average life, as applicable, of the Initial Revolving Credit Commitments and related Revolving Credit Loans.
(ix)to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness.
(f)Each Joinder Agreement may, without the consent of any other Lenders, effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.
(g)(i)    The Borrowers may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Term Loans, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrowers), when taken as a whole, than the terms of the Term Loans of the Existing Term Loan Class unless (x) the Lenders of the Term Loans of such applicable Existing Term Loan Class receive the benefit of such more restrictive terms or (y) any such provisions apply after the Tranche B-7 Term Loan Maturity Date or the Tranche B-8 Term Loan Maturity Date, as applicable (a “Permitted Other Provision”); provided, however, that (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Joinder Agreement, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in paragraph (iv) of this Section 2.14(g) below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or (B) additional fees, premiums or applicable high-yield discount obligation (“AHYDO”) payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and to the extent that any Permitted Other Provision (including a financial maintenance covenant) is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such Permitted Other Provision is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or if such Permitted Other Provision applies only after the Tranche B-7 Term Loan Maturity Date or the Tranche B-8 Term Loan Maturity Date, as applicable. Notwithstanding anything to the contrary in this Section 2.14 or otherwise, no Extended Term Loans may be optionally prepaid prior to the date on which the Existing Term Loan Class from which they were converted is repaid in full, except in accordance with the last sentence of Section 5.1(a). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted.
(i)The Borrowers may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, any Extended Revolving Credit Commitments and/or any Incremental Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Revolving Credit Commitments, the Borrowers shall provide a notice to the Administrative

Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments which such request shall be offered equally to all such Lenders) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrowers), when taken as a whole, than the terms of the applicable Existing Revolving Credit Commitments (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing existing Revolving Credit Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Revolving Credit Termination Date, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x) (A) the interest margins with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins for the Specified Existing Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (y) the revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the Revolving Credit Commitment Fee Rate for the Specified Existing Revolving Credit Commitment; provided that, notwithstanding anything to the contrary in this Section 2.14(g) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Original Revolving Credit Commitments shall be made on a pro rata basis with all other Original Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).
(ii)Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable. In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or

Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Original Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.1(c) and Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the L/C Facility Maturity Date may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued so long as the Swingline Lender and/or the Letter of Credit Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).
(iii)Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.14(g)(iv) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Term Loans or Extended Revolving Credit Commitments in an aggregate principal amount that is less than $10,000,000. In addition to any terms and changes required or permitted by Section 2.14(g)(i), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Joinder Agreement with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of such Extension Amendment. Notwithstanding anything to the contrary in this Section 2.14(g) and without limiting the generality or applicability of Section 13.1 to any Section 2.14 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.14 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.14 Additional Amendments are within the requirements of Section 2.14(g)(i) and do not become effective prior to the time that such Section 2.14 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans and New Revolving Credit Commitments provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term Loans or Extended Revolving Credit Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.14 Additional Amendments to become effective in accordance with Section 13.1.
(iv)Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clauses (i) and/or (ii) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments.
(v)The Administrative Agent and the Lenders (other than the Swingline Lender to the extent such consent is expressly required by this Section 2.14) hereby consent to the consummation of the transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14.
2.15Permitted Debt Exchanges.
(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrowers, the Borrowers may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Other Indebtedness in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrowers on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrowers for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrowers pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrowers and the Auction Agent, and (vi) any applicable Minimum Tender Condition shall be satisfied.
(b)With respect to all Permitted Debt Exchanges effected by any of the Borrowers pursuant to this Section 2.15, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Borrowers may at their election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrowers’ discretion) of Term Loans of any or all applicable Classes be tendered.
(c)In connection with each Permitted Debt Exchange, the Borrowers and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.15 and without conflict with Section 2.15(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrowers and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.
(d)The Borrowers shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrowers’ compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

2.16Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 13.1.
(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer or Swingline Lender hereunder; third, to Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.8; fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.8; sixth, to the payment of any amounts owing to the Borrowers, the Lenders, the Letter of Credit Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers, any Lender, the Letter of Credit Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 4 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.8.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under applicable law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 3.8.
(b)Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, the Swingline Lender, and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Credit Commitment Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.17Benchmark Replacement Setting.
(a)(i)    Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(i)(ii) No Hedge Agreement shall be deemed to be a “Credit Document” for purposes of this Section 2.17.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrowers, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(d). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.17.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (the “IOSCO Principles”), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition, including, for the avoidance of doubt, Section 2.9) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the IOSCO Principles for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Borrowing, a SONIA Borrowing or a EURIBOR Rate Borrowing, as applicable, of, conversion to or continuation of SOFR Loans, SONIA Loans or EURIBOR Rate Loans, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) (A) in the case of any request for a Borrowing in Dollars, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (B) in the case of any request for an affected Borrowing in any other Available Currency, then such request shall be ineffective and (ii) (A) any outstanding Loans in Dollars will be deemed to have been converted into ABR Loans immediately and (B) any outstanding affected Loans denominated in any other Available Currency, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Available Currency) immediately or at the end of the applicable Interest Period, as applicable, or (2) be prepaid in full immediately or at the end of the applicable Interest Period, as applicable; provided that if no election is made by the Borrowers by the date that is three Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause ~~(1)~~(1) above. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
Section 3.Letters of Credit.
3.1Letters of Credit.

(a)Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Closing Date and prior to the L/C Facility Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Closing Date through the L/C Facility Maturity Date for the account of the Borrowers (or, so long as the Borrowers are the primary obligor, for the account of Holdings or any Restricted Subsidiary (other than the Borrowers)) letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion.
(b)Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect (or with respect to any Letter of Credit Issuer, exceed such Letter of Credit Issuer’s Letter of Credit Commitment); (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the Total Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof (except as set forth in Section 3.2(d) or as otherwise agreed by the Letter of Credit Issuer), provided that in no event shall such expiration date occur later than the L/C Facility Maturity Date, in each case, unless otherwise agreed upon by the Administrative Agent, the Letter of Credit Issuer and, unless such Letter of Credit has been Cash Collateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to such Letter of Credit Issuer), the Revolving Credit Lenders; (iv) Letters of Credit shall be denominated in Dollars or any other Available Currency; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; and (vi) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1. Notwithstanding anything herein to the contrary, the following Letter of Credit Issuers shall not be obligated to issue any Letters of Credit denominated in the following Available Currencies, with respect to (i) BNP Paribas and HSBC Bank USA, N.A., Brazilian Real and Colombian Peso, (ii) Royal Bank of Canada, Brazilian Real, Chinese Yuan, Colombian Peso and Qatari Riyal, (iii) Barclays Bank Plc, Brazilian Real, Chinese Yuan, Colombian Peso, Indian Rupee, Qatari Riyal and United Arab Emirates Dirham, (iv) Deutsche Bank AG New York Branch, Australian Dollars, Brazilian Real, Canadian Dollars, Chinese Yuan, Colombian Peso, Indian Rupee, Mexican Peso, Qatari Riyal and United Arab Emirates Dirham, (v) Morgan Stanley Senior Funding, Inc., Brazilian Real, Chinese Yuan, Colombian Peso, Indian Rupee, Qatari Riyal and United Arab Emirates Dirham, (vi) MUFG Bank, LTD., Brazilian Real, Colombian Peso, Indian Rupee, Qatari Riyal and United Arab Emirates Dirham and (vii) Wells Fargo Bank, National Association, Colombian Peso and Qatari Riyal.
(c)Upon at least two Business Days’ prior written notice to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment (or with respect to a Letter of Credit Issuer, the Letters of Credit outstanding with respect to Letters of Credit issued by such Letter of Credit Issuer shall not exceed such Letter of Credit Issuer’s Letter of Credit Commitment).

(d)The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (in each case, for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it;
(ii)    the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer applicable to letters of credit generally;
(iii)    except as otherwise agreed by the Letter of Credit Issuer, such Letter of Credit is in an initial Stated Amount less than $50,000, in the case of a commercial Letter of Credit, or $10,000, in the case of a standby Letter of Credit;
(iv)    such Letter of Credit is denominated in a currency other than Dollars or another Available Currency;
(v)    such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or
(vi)    a default of any Revolving Credit Lender’s obligations to fund under Section 3.3 exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the Borrowers have entered into arrangements reasonably satisfactory to the Letter of Credit Issuer to eliminate the Letter of Credit Issuer’s risk with respect to such Revolving Credit Lender or such risk has been reallocated in accordance with Section 2.16.
(e)The Letter of Credit Issuer shall not increase the Stated Amount of any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(f)The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(g)The Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 13 with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 13 included the Letter of Credit Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Letter of Credit Issuer.
3.2Letter of Credit Requests.
(a)Whenever the Borrowers desire that a Letter of Credit be issued for its account or amended, the Borrowers shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least four Business Days (or such other period as may be agreed upon by the Borrowers, the Administrative Agent and the Letter of Credit Issuer) prior to the proposed date of issuance or amendment. Each Letter of Credit Request shall be executed by the Borrowers. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Letter of Credit Issuer.
(b)In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof (and, in the case of any Letter of Credit to be denominated in an Available Currency other than Dollars, the maximum amount from time to time available to be drawn thereunder in such currency); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer (I) the Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the Letter of Credit Issuer may reasonably require. Additionally, the Borrowers shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or the Administrative Agent may reasonably require.
(c)Unless the Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the Letter of Credit, that one or more applicable conditions contained in Sections 6 (solely with respect to any Letter of Credit issued on the Closing Date) and 7 shall not then be satisfied to the extent required thereby, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers (or, so long as the Borrowers are the primary obligor, for the account of Holdings or another Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices.
(d)If the Borrowers so request in any Letter of Credit Request, the Letter of Credit Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrowers not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrowers shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Facility Maturity Date, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has reasonably determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (B) it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.
(e)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrowers a non-negotiable copy of such Letter of Credit or amendment. On the first Business Day of each month, the Letter of Credit Issuer shall provide the Administrative Agent, on demand, a list of all Letters of Credit issued by it that are outstanding at such time.
(f)The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrowers that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).
3.3Letter of Credit Participations.
(a)Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees.
(b)In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not create for the Letter of Credit Issuer any resulting liability.

(c)In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer through the Administrative Agent pursuant to Section 3.4(a), the Administrative Agent shall promptly notify each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars (based on the Dollar Equivalent thereof if such payment was made in an Available Currency other than Dollars) and in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees that are reasonably and customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment.
(d)Whenever the Administrative Agent receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.
(e)The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.
(f)If any payment received by the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 3.3(c) is required to be returned under any of the circumstances described in Section 13.20 (including pursuant to any settlement entered into by the Letter of Credit Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

3.4Agreement to Repay Letter of Credit Drawings.
(a)The Borrowers hereby agree to reimburse the Letter of Credit Issuer, by making payment with respect to any drawing under any Letter of Credit in the same currency in which such drawing was made or the Dollar Equivalent thereof; provided that to the extent that the applicable Letter of Credit was issued in an Available Currency other than Dollars, at the request of the applicable Letter of Credit Issuer, the Borrowers shall be required to reimburse the applicable Letter of Credit Issuer in the Dollar Equivalent thereof. Any such reimbursement shall be made by the Borrowers to the Administrative Agent in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Borrowers receive written notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Reimbursement Date, from the Reimbursement Date to the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable Margin for ABR Loans that are Revolving Credit Loans plus the ABR as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrowers shall have notified the Administrative Agent and the relevant Letter of Credit Issuer prior to 1:00 p.m. (New York City time) on the Reimbursement Date that the Borrowers intend to reimburse the relevant Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrowers shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, the Revolving Credit Lenders make Revolving Credit Loans (which shall be denominated in Dollars and which shall be ABR Loans) on the Reimbursement Date in the amount of such drawing (or, in the case of any such drawing in an Available Currency other than Dollars, the Dollar Equivalent thereof) and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrowers in Dollars in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 2:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrowers fail to Cash Collateralize any Letter of Credit that is outstanding on the L/C Facility Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the L/C Participants as contemplated above as cash collateral for such Letter of Credit to reimburse any Unpaid Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Unpaid Drawings made in respect of such Letter of Credit following the L/C Facility Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not been paid at such time and third, to the Borrowers or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrowers’ obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.
(b)The obligation of the Borrowers to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of this Agreement or any of the other Credit Documents;
(ii)the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers and the beneficiary named in any such Letter of Credit);
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the Letter of Credit Issuer of any requirement that exists for the Letter of Credit Issuer’s protection and not the protection of the Borrowers (or Holdings or other Restricted Subsidiary) or any waiver by the Letter of Credit Issuer which does not in fact materially prejudice the Borrowers (or Holdings or other Restricted Subsidiary);
(v)any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vi)any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code;
(vii)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(viii)any adverse change in any relevant exchange rates or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers (or Holdings or other Restricted Subsidiary) (other than the defense of payment or performance).

(c)The Borrowers shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction.
3.5Increased Costs. If after the Closing Date, the adoption of any applicable law, treaty, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the Closing Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (x) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (y) impose on the Letter of Credit Issuer or any L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the actual cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the actual amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (including any increased costs or reductions attributable to Taxes, other than any increase or reduction attributable to Indemnified Taxes, Excluded Taxes or Other Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrowers by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to a Letter of Credit issued on account of the Borrowers (or Holdings or other Restricted Subsidiary))), the Borrowers shall pay to the Letter of Credit Issuer or such L/C Participant such actual additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Closing Date. A certificate submitted to the Borrowers by the relevant Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such actual additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrowers absent clearly demonstrable error.
3.6New or Successor Letter of Credit Issuer.
(a)The Letter of Credit Issuer may resign as the Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders, Holdings, and the Borrowers. The Borrowers may replace the Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer. The Borrowers may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrowers shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrowers may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), another successor or new issuer of Letters of Credit, whereupon such successor issuer accepting such appointment shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit accepting such appointment shall be granted the rights, powers and duties of the Letter of Credit Issuer hereunder, and the term Letter of Credit Issuer shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrowers shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees applicable to the Letters of Credit pursuant to Sections 4.1(b) and 4.1(d). The acceptance of any appointment as the Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrowers and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become the Letter of Credit Issuer hereunder. After the resignation or replacement of the Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrowers, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrowers shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was the Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.
(b)To the extent there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrowers, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.
3.7Role of Letter of Credit Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuit of such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(b); provided that anything in such Section to the contrary notwithstanding, the Borrowers may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined in the final non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
The Letter of Credit Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
3.8Cash Collateral.
(a)Certain Credit Support Events. Upon the written request of the Administrative Agent or the Letter of Credit Issuer, if (i) as of the L/C Facility Maturity Date, any L/C Obligation for any reason remains outstanding, (ii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 11.13, or (iii) the provisions of Section 2.16(a)(v) are in effect, the Borrowers shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest.  The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as described in Section 3.8(a), and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.8(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Letter of Credit

Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (including, without limitation, as a result of exchange rate fluctuations), the Borrowers will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.8 or Sections 2.16, 5.2, or 11.13 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.6(b)(ii)) or there is no longer existing an Event of Default) or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral.
3.9Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Letter of Credit Issuer shall not be responsible to the Borrowers for, and the Letter of Credit Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
3.10Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any grant of security interest in any Issuer Documents shall be void.
3.11Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary, the Borrowers shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Holdings or any other Restricted

Subsidiaries inures to the benefit of the Borrowers and that the Borrowers’ business derives substantial benefits from the businesses of Holdings and the other Restricted Subsidiaries.
3.12Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the Letter of Credit Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 3.8. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the Letter of Credit Issuer and the Borrowers, without the consent of any other Person.
Section 4.Fees.
4.1Fees.
(a)Without duplication, the Borrowers agree to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee (the “Revolving Credit Commitment Fee”) for each day from the Closing Date (or in the case of the Delayed Revolving Credit Commitments, from the Delayed Draw Closing Date) to the Revolving Credit Termination Date. Each Revolving Credit Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrowers (for the quarterly period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Revolving Credit Commitment Fee Rate in effect on such day on the Available Commitment in effect on such day.
(b)Without duplication, the Borrowers agree to pay to the Administrative Agent in Dollars for the account of the Revolving Credit Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit issued on the Borrowers’ or any of the other Restricted Subsidiaries’ behalf (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for SOFR Revolving Credit Loans less the Fronting Fee set forth in clause (d) below. Except as provided below, such Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrowers and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(c)Without duplication, the Borrowers agree to pay to the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing or as may be agreed in writing from time to time.
(d)Without duplication, the Borrowers agree to pay to each Letter of Credit Issuer a fee in Dollars in respect of each Letter of Credit issued by it on the Borrowers’ behalf (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrowers and the Letter of Credit Issuer). Such Fronting Fees shall be due and payable (x) quarterly in arrears on the first Business Day of each January, April, July and October and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.
(e)Without duplication, the Borrowers agree to pay to the Administrative Agent in Dollars for the account of the Tranche B-2 Term Loan Lenders on the Closing Date an upfront fee (the “Initial Upfront Fee”) in an amount equal to 0.25% of the aggregate principal amount of the Term Loans borrowed on the Closing Date; provided that such Initial Upfront Fee may be structured as original issue discount as agreed between the Borrowers and the Administrative Agent.
(f)Without duplication, the Borrowers agree to pay, on the Delayed Draw Closing Date, if any, to the Administrative Agent in Dollars for the account of the Tranche B-2 Term Loan Lenders party hereto as of the Closing Date an upfront fee (the “Delayed Upfront Fee”) in an amount equal to 0.25% of the aggregate principal amount of the Delayed Draw Term Loans borrowed on the Delayed Draw Closing Date; provided that such Delayed Upfront Fee may be structured as original issue discount as agreed between the Borrowers and the Administrative Agent.
(g)Without duplication, the Borrowers agree to pay to the Administrative Agent in Dollars for the account of the Delayed Draw Term Loan Lenders (the “Delayed Draw Commitment Fee”) beginning on the (x) 48th day after the Closing Date, an amount equal to 50% of the Applicable Margin for the Delayed Draw Term Loans and (y) 61st day after the Closing Date, an amount equal to 100% of the Applicable Margin for the Delayed Draw Term Loans plus the greater of (i) the relevant Adjusted LIBOR floor and (ii) 3 months Adjusted LIBOR rate, in each case, on the unfunded Delayed Draw Term Loan Commitments, payable quarterly in arrears, calculated based upon the actual number of days elapsed over a 360-day year, and on the earlier of the (x) Delayed Draw Closing Date and (y) the Delayed Draw Term Loan Commitment Termination Date.
(h)Without duplication, the Borrowers agree to pay directly to the Letter of Credit Issuer in Dollars upon each issuance or renewal of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance or renewal of, drawing under, and/or amendment be the processing charge that the Letter of Credit Issuer is customarily charging for issuances or renewals of, drawings under or amendments of, letters of credit issued by it.
(i)Notwithstanding the foregoing, the Borrowers shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.
4.2Voluntary Reduction of Revolving Credit Commitments. Upon at least two Business Days’ prior written notice to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part; provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders of any applicable Class, except that (i) notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.14(g), the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.14(g) of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans pursuant to Section 2.14(g) prior to any reduction being made to the Revolving Credit Commitment of any other Lender) and (ii) the Borrowers may at their election permanently reduce the Revolving Credit Commitment of a Defaulting Lender to $0 without affecting the Revolving Credit Commitments of any other Lender, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000, and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment and the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class shall not exceed the aggregate Revolving Credit Commitment of such Class.
4.3Mandatory Termination of Commitments.
(a)The Initial Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Closing Date.
(b)The Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.
(c)The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date.
(d)The Delayed Draw Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Delayed Draw Closing Date.
(e)The Delayed Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Delayed Draw Term Loan Commitment Termination Date, and only in the event that the Delayed Draw Closing Date has not occurred
(f)The New Term Loan Commitment for any Series shall, unless otherwise provided in the applicable Joinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.

Section 5.Payments.
5.1Voluntary Prepayments. (a) The Borrowers shall have the right to prepay Loans, including Term Loans, Revolving Credit Loans, and Swingline Loans, as applicable, in each case, other than as set forth in Section 5.1(b), without premium or penalty, in whole or in part from time to time on the following terms and conditions: (1) the Borrowers shall give the Administrative Agent at the Administrative Agent’s Office written notice of its intent to make such prepayment, the amount of such prepayment and (in the case of SOFR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrowers no later than 12:00 Noon (New York City time) (i) in the case of SOFR Loans, three Business Days prior to, (ii) in the case of ABR Loans (other than Swingline Loans), one Business Day prior to or (iii) in the case of Swingline Loans, on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (2) each partial prepayment of (i) any Borrowing of SOFR Loans shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof, (ii) any ABR Loans (other than Swingline Loans) shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof, and (iii) Swingline Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, provided that no partial prepayment of SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding SOFR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such SOFR Loans and (3) in the case of any prepayment of SOFR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto, the Borrowers shall, promptly after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be applied to the Class or Classes of Term Loans as the Borrowers may specify. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the Borrowers may specify and (b) applied to reduce Tranche B-7 Term Loan Repayment Amounts, Tranche B-8 Term Loan Repayment Amounts, any New Term Loan Repayment Amounts, and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the case may be, in each case, in such order and to such Classes as the Borrowers may specify. At the Borrowers’ election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.
(b) In the event that, on or prior to the six-month anniversary of the Amendment No. 10 Effective Date, the Borrowers (i) make any prepayment of Tranche B-6 Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term Loans, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Tranche B-6 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Tranche B-6 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.
(c) In the event that, on or prior to the six-month anniversary of the Amendment No. 11 Effective Date, the Borrowers (i) make any prepayment of Tranche B-7 Term Loans in connection with any Repricing Transaction with respect to Tranche B-7 Term Loans the primary purpose of which is to decrease the Effective Yield on such Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term Loans, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Tranche B-7 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Tranche B-7 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.
(d) In the event that, on or prior to the six-month anniversary of the Amendment No. 12 Effective Date, the Borrowers (i) make any prepayment of Tranche B-8 Term Loans in connection with any Repricing Transaction with respect to Tranche B-8 Term Loans the sole purpose of which is to decrease the Effective Yield on such Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the sole purpose of which is to decrease the Effective Yield on such Term Loans, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Tranche B-8 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Tranche B-8 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.
5.2Mandatory Prepayments.
(a)Term Loan Prepayments.
(i)On each occasion that a Prepayment Event occurs, the Borrowers shall, within three Business Days after receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event (other than one covered by clause (iii) below) and within ten Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within ten Business Days after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below, Term Loans with an equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that, with respect to an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, the percentage in this Section 5.2(a)(i) shall be reduced to (a) 50% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in Section 5.2(a)(ii)(y) below and as certified by an Authorized Officer of Holdings) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.25 to 1.00 and (b) 0% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in Section 5.2(a)(ii)(y) below and as certified by an Authorized Officer of Holdings) for the most recent Test Period ended prior to such prepayment date is less than or equal to 2.50 to 1.00; provided, further, that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, in each case solely to the extent with respect to any Collateral, the Borrowers may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Indebtedness (and with such prepaid or repurchased Permitted Other Indebtedness permanently extinguished) with a Lien on the Collateral ranking equal with the Liens securing the Obligations to the extent any applicable Permitted Other Indebtedness Document requires the issuer of such Permitted Other Indebtedness to prepay or make an offer to purchase such Permitted Other Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Indebtedness with a Lien on the Collateral ranking equal with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Indebtedness and the outstanding principal amount of Term Loans.
(ii)Not later than ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 9.1(a) for any fiscal year (commencing with and including the fiscal year ending December 31, 2018), the Borrowers shall prepay (or cause to be prepaid), in accordance with clause (c) below, Term Loans with a principal amount equal to (x) 50% of Excess Cash Flow for such fiscal year; provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in clause (y) below and as certified by an Authorized Officer of Holdings) for the most recent Test Period ended prior to such prepayment date is less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in clause (y) below and as certified by an Authorized Officer of Holdings) for the most recent Test Period ended prior to such prepayment date is less than or equal to 4.00 to 1.00 and (C) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if Excess Cash Flow during such fiscal year is equal to or less than $35,000,000 (and then only any excess amount shall be required to be repaid pursuant to this Section 5.2(a)(ii)), minus (at the option of the Borrowers, to the extent occurring during such period (or occurring after such period and prior to the date of the applicable Excess Cash Flow payment), and without duplication (including duplication of any amounts deducted in any prior Excess Cash Flow period), (y) (i) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 or Section 13.6 or voluntary prepayments of other Indebtedness that is secured by a Lien on an equal priority basis with the Liens on the Collateral securing the Obligations (including purchases of the Loans by Holdings and its Subsidiaries at or below par, in which case the amount of voluntary prepayments of Loans shall be deemed not to exceed the actual purchase price of such Loans below par) during such fiscal year or after such fiscal year and prior to the date of the required Excess Cash Flow payment, (ii) to the extent accompanied by permanent and optional reductions of Revolving Credit Commitments, Extended Revolving Credit Commitments or Incremental Revolving Credit Commitment, as applicable, Revolving Credit Loans, Swing Line Loans, Extended Revolving Credit Loans, Incremental Revolving Credit Loans, in each case of clauses (i) and (ii), other than to the extent any such prepayment is funded with the proceeds of Funded Debt, (iii) all cash payments in respect of Capital Expenditures and all cash payments made to acquire Intellectual Property rights, (iv) cash payments in respect of any Permitted Investment (including acquisitions) (other than Investments (x) in cash, Cash Equivalents, or Investment Grade Securities or (y) in the Borrowers or any other Credit Party) and/or any Restricted Payment permitted by Section 10.5 (other than Restricted Payments with respect to Junior Debt), (v) the aggregate consideration (a) required to be paid in cash by the Borrowers or any Restricted Subsidiary pursuant to binding contracts entered into prior to or during such period relating to Capital Expenditures, all cash payments made to acquire Intellectual Property rights, acquisitions or other Permitted Investments and/or Restricted Payments described in clause (iv) above and/or (b) otherwise committed or budgeted to be made in connection with Capital Expenditures, all cash payments made to acquire Intellectual Property rights, acquisitions or other Investments and/or Restricted Payments described in clause (iv) above (clauses (a) and (b) of this clause (v), the “Scheduled Consideration”) (other than Investments in (x) in cash, Cash Equivalents, or Investment Grade Securities or (y) the Borrowers or any Credit Party) to be consummated or made during the period of four consecutive fiscal quarters of the Borrowers following the end of such period; provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, cash payments made to acquire Intellectual Property rights acquisitions, Investments or Restricted Payments during such subsequent period of four consecutive fiscal quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters, (vi) cash payments by the Borrowers and their Restricted Subsidiaries made (or committed or budgeted) in respect of long-term liabilities (including for purposes of clarity, the current portion of such long-term liabilities) of the Borrowers and their Restricted Subsidiaries other than Indebtedness, except to the extent such cash payments were deducted in the calculation of Consolidated Net Income or Consolidated EBITDA for such period, (vii) cash expenditures in respect of any Hedge Agreement to the extent not otherwise deducted in the calculation of Consolidated Net Income or Consolidated EBITDA and (viii) the aggregate amount of expenditures actually made by the Borrowers and/or any Restricted Subsidiary in cash (including any expenditure for the payment of fees or other charges (or any amortization thereof for such period) in connection with any disposition, incurrence or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction, amendment or modification of any debt instrument, including this Agreement, and including, in each case, any such transaction consummated prior to, on or after the Amendment No. 6 Effective Date, and charges incurred in connection therewith, whether or not such transaction was successful), in each case to the extent that such expenditures were not expensed, in each case of causes (i) through (viii) to the extent that such payments, prepayments and expenditures were not financed with the proceeds of long-term funded Indebtedness (other than revolving Indebtedness) of the Borrowers or their Restricted Subsidiaries.
(iii)On each occasion that Permitted Other Indebtedness is issued or incurred pursuant to Section 10.1(w), the Borrowers shall within three Business Days of receipt of the Net Cash Proceeds of such Permitted Other Indebtedness prepay, in accordance with clause (c) below, Term Loans with a principal amount equal to 100% of the Net Cash Proceeds from such issuance or incurrence of Permitted Other Indebtedness.
(iv)Notwithstanding any other provisions of this Section 5.2, (A) to the extent that any or all of the Net Cash Proceeds of any Prepayment Event by a Subsidiary that is not a Credit Party giving rise to a prepayment pursuant to clause (i) above (a “Non-Credit Party Prepayment Event”) or Excess Cash Flow are prohibited or delayed by any Requirements of Law from being repatriated to the Credit Parties, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in clauses (i) and (ii) above, as the case may be, but only so long, as the applicable Requirements of Law will not permit repatriation to the Credit Parties (the Credit Parties hereby agreeing to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable Requirements of Law to permit repatriation), and once a repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Requirements of Law, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such repatriation is permitted) applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loans pursuant to clauses (i) and (ii) above, as applicable, and (B) to the extent that the Borrowers have determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Non-Credit Party Prepayment Event or Excess Cash Flow would have a material adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Subsidiary; provided that in the case of this clause (B), on or before the date on which any Net Cash Proceeds from any Non-Credit Party Prepayment Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to clause (i) above or, in the case of Excess Cash Flow, a date on or before the date that is eighteen months after the date an amount equal to such Excess Cash Flow would have so required to be applied to prepayments pursuant to clause (ii) above unless previously actually repatriated in which case such repatriated Excess Cash Flow shall have been promptly applied to the repayment of the Term Loans pursuant to clause (ii) above, (x) the Borrowers shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Credit Parties rather than such Subsidiary, less the amount of any taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Subsidiary that is not a Credit Party. For the avoidance of doubt, nothing in this Agreement, including Section 5 shall be construed to require any Subsidiary to repatriate cash.
(b)Repayment of Revolving Credit Loans. If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class of Revolving Loans for any reason exceeds 100% of the Revolving Credit Commitment of such Class then in effect, the Borrowers shall forthwith repay on such date Revolving Loans of such Class in an amount equal to such excess. If after giving effect to the prepayment of all outstanding Revolving Loans of such Class, the Revolving Credit Exposures of such Class exceed the Revolving Credit Commitment of such Class then in effect, the Borrowers shall Cash Collateralize the Letters of Credit Outstanding in relation to such Class to the extent of such excess.
(c)Application to Repayment Amounts. Subject to Section 5.2(f), each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be allocated pro rata among any outstanding Tranche B-7 Term Loans, Tranche B-8 Term Loans, the New Term Loans and the Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder and shall be applied within each Class of Term Loans in respect of such Term Loans in direct order of maturity thereof or as otherwise directed by the Borrowers; provided that the Borrowers may allocate a greater proportion of such prepayment in its sole discretion to the Tranche B-7 Term Loans or the Tranche B-8 Term Loans to the extent agreed to by the Lenders providing any applicable New Term Loans and/or Extended Term Loans outstanding at such time. Subject to Section 5.2(f), with respect to each such prepayment, the Borrowers will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent written notice which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans requesting that the Administrative Agent provide notice of such prepayment to each Tranche

B-7 Term Loan Lender, Tranche B-8 Term Loan Lender, New Term Loan Lender or Lender of Extended Term Loans, as applicable.
(d)Application to Term Loans. With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrowers may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that if any Lender has provided a Rejection Notice in compliance with Section 5.2(f), such prepayment shall be applied with respect to the Term Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such Class. In the absence of a Rejection Notice or a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(e)Application to Revolving Credit Loans. With respect to each prepayment of Revolving Credit Loans, the Borrowers may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Loans to be prepaid, provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrowers. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(f)Rejection Right. Holdings or the Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of such prepayment notice and of such Lender’s pro rata share of the prepayment. Each Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment other than any such mandatory prepayment with respect to a Debt Incurrence Prepayment Event under Section 5.2(a)(i) or Permitted Other Indebtedness under Section 5.2(a)(iii) (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.2(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrowers (“Retained Declined Proceeds”).
(g)Notwithstanding anything to the contrary contained in Section 5.1 and this Section 5.2, the proceeds of all Additional Tranche B-7 Term Loans shall be used to repay Existing Tranche B-4 Term Loans of the Non-Consenting Existing Tranche B-4 Term Loan Lenders and Post-Closing Option Tranche B-7 Lenders and to repay the Repaid Tranche B-6 Term Loans (and any remaining amounts may be used for any general corporate purpose or any other purpose permitted and/or not prohibited hereunder).

(h)Notwithstanding anything to the contrary contained in Section 5.1 and this Section 5.2, the proceeds of all Additional Tranche B-8 Term Loans shall be used to repay Existing Tranche B-6 Term Loans of the Non-Consenting Existing Tranche B-6 Term Loan Lenders and Post-Closing Option Tranche B-8 Lenders (and any remaining amounts may be used for any general corporate purpose or any other purpose permitted and/or not prohibited hereunder).
5.3Method and Place of Payment.
(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrowers, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto (or, in the case of the Swingline Loans to the Swingline Lender) or the Letter of Credit Issuer entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrowers (or, in the case of the Swingline Loans, at such office as the Swingline Lender shall specify for such purpose by Notice to the Borrowers), it being understood that written or facsimile notice by the Borrowers to the Administrative Agent to make a payment from the funds in the Borrowers’ account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Loans are denominated and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the Administrative Agent’s sole discretion) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.
(b)Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion for purposes of calculating interest thereon (or, in the case of the Swingline Loans, at the Swingline Lender’s sole discretion). Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
5.4Net Payments.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.
(ii)If any Credit Party, the Administrative Agent or any other applicable Withholding Agent shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are reasonably determined by such Withholding Agent to be required by applicable law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant

Governmental Authority, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 5.4) each Lender (or, in the case of a payment to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or timely reimburse the Administrative Agent or any Lender for the payment of any Other Taxes.
(c)Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Borrowers shall jointly and severally indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 15 days after demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability (along with a written statement setting forth in reasonable detail the basis and calculation of such amounts) delivered to the Existing Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Borrowers reasonably believe that any such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent and/or each affected Lender will use reasonable efforts to cooperate with the Borrowers in pursuing a refund of such Indemnified Taxes or Other Taxes so long as such efforts would not, in the sole determination of the Administrative Agent or affected Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.
(d)Evidence of Payments. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Existing Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Existing Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.
(e)Status of Lenders and Tax Documentation.
(i)Each Lender shall deliver to the Existing Borrower and the Administrative Agent, at such time or times reasonably requested by the Existing Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Any documentation and information required to be delivered by a Lender pursuant to this Section 5.4(e) (including any specific documentation set forth in subsection (ii) below) shall be delivered by such Lender (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before any date on which such documentation expires or becomes obsolete or invalid, (iii) after the occurrence of any change in the Lender’s circumstances requiring a change in the most recent documentation previously delivered by it to the Existing Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Existing Borrower or the Administrative Agent, and each such Lender shall promptly notify in writing the Existing Borrower and the Administrative Agent if such Lender is no longer legally eligible to provide any documentation previously provided.
(ii)Without limiting the generality of the foregoing:
(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Existing Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Existing Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;
(B)each Non-U.S. Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Credit Document shall deliver to the Existing Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable:
(1)    executed originals of the applicable Internal Revenue Service Form W-8 (or any successor form thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
(2)    executed originals of Internal Revenue Service Form W-8ECI (or any successor form thereto);
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit L-1, L-2, L-3 or L-4, as applicable, (a “Non-Bank Tax Certificate”), to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Credit Document are effectively connected with such Non-U.S. Lender’s conduct of a United States trade or business and (y) executed originals of the applicable Internal Revenue Service Form W-8 (or any successor thereto);
(4)    where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the portfolio interest exemption, a Non-Bank Tax Certificate of such beneficial owner(s)) (provided that, if the Non-U.S. Lender is a partnership and not a participating Lender, the Non-Bank Tax Certificate(s) may be provided by the Non-U.S. Lender on behalf of the direct or indirect partner(s)); or
(5)    executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made;
(C)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Existing Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Existing Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Existing Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(D)If the Administrative Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide the Existing Borrower with two duly completed original copies of Internal Revenue Service Form W-9. If the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(3) of the Code), it shall provide the applicable Form W-8 (together with required accompanying documentation) and certify that it is a U.S. branch that has agreed to be treated as a U.S. person for United States federal withholding tax purposes with respect to payments to be received by it on behalf of the Lenders. Notwithstanding anything to the contrary in this Section 5.4, no Lender or the Administrative Agent shall be required to deliver any documentation that it is not legally eligible to deliver.

(iii)Each Lender authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 5.4(e).
(f)Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 5.4, the Administrative Agent or such Lender (as applicable) shall promptly pay to the Existing Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 5.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Existing Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Existing Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, the Administrative Agent or such Lender, as the case may be, shall, at the Existing Borrower’s request, provide the Existing Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that it deems confidential). Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(g)For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Letter of Credit Issuer and any Swingline Lender and the term “applicable law” includes FATCA.
(h)Each party’s obligations under this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.
5.5Computations of Interest and Fees.
(a)Except as provided in the next succeeding sentence, interest on SOFR Loans and EURIBOR Rate Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans and SONIA Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.
(b)Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6Limit on Rate of Interest.
(a)No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrowers shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.
(b)Payment at Highest Lawful Rate. If the Borrowers are not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrowers shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules, and regulations.
(c)Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrowers to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrowers to the affected Lender under Section 2.8; provided that to the extent lawful, the interest or other amounts that would have been payable but were not payable as a result of the operation of this Section shall be cumulated and the interest payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrowers an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrowers shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrowers.
Section 6.Conditions Precedent to Initial Borrowing.
The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between Holdings and the Administrative Agent.
6.1Credit Documents. The Administrative Agent (or its counsel) shall have received Amendment No. 5, executed and delivered by a duly Authorized Officer of Holdings, the Borrowers, the Required Lenders, each Revolving Credit Lender and Barclays Bank PLC, the Security Agreement, the Guarantee and the Pledge Agreement each as executed and delivered by a duly Authorized Office of Holdings, the Borrowers, the Guarantors and Barclays Bank PLC.
6.2Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Simpson Thacher & Bartlett LLP, special counsel to the Borrowers. The Borrowers, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.
6.3Closing Certificates. The Administrative Agent (or its counsel) shall have received a certificate of each of Holdings and the Borrowers, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions, executed by any Authorized Officer (or in the case of Holdings any Director or authorized agent of Holdings) and the Secretary or any Assistant Secretary of Holdings or the Borrowers (or in the case of Holdings any Director or authorized agent of Holdings), as applicable, and attaching the documents referred to in Section 6.4.
6.4Authorization of Proceedings of Holdings and the Borrowers; Corporate Documents. The Administrative Agent shall have received (i) a copy of the resolutions of the board of directors or other managers of Holdings and the Borrowers (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrowers, the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of Holdings and the Borrowers, and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of Holdings and the Borrowers executing the Credit Documents to which it is a party.
6.5Fees. The Agents and Lenders shall have received, substantially simultaneously with the funding of the Tranche B-2 Term Loans, fees in the amounts previously agreed in writing to be received on the Closing Date and, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrowers) expenses (which amounts may, at the Borrowers’ option, be offset against the proceeds of the Tranche B-2 Term Loans). Simultaneous with funding of the Tranche B-2 Term Loans the Term Loan Lenders (as defined in the Existing Debt Facility) under the Existing Debt Facility shall have been paid all accrued principal and interest under the Existing Debt Facility. Simultaneous with effectiveness of this Agreement the Revolving Credit Lenders (as defined in the Existing Debt Facility) under the Existing Debt Facility shall have been paid all accrued principal and interest under the Existing Debt Facility.
6.6Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, or any other senior financial officer of Holdings or the Borrowers to the effect that after giving effect to the consummation of the Transactions, Holdings on a consolidated basis with the Restricted Subsidiaries is Solvent.
6.7Patriot Act. The Administrative Agent shall have received at least two days prior to the Closing Date, such documentation and information as is reasonably requested in writing at least seven Business Days prior to the Closing Date by the Administrative Agent about the Credit Parties to the extent the Administrative Agent and Holdings in good faith mutually agree is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
6.8Financial Statements. The Joint Lead Arrangers and Bookrunners shall have received the Historical Financial Statements.
6.9Refinancing. Substantially simultaneously with the funding of the Tranche B-2 Term Loans, the Closing Date Refinancing shall be consummated.
6.10Flood Insurance. The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers and the applicable Credit Party relating thereto) and, if any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each applicable Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent to comply with the Flood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.
For purposes of determining compliance with the conditions specified in Section 6 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 7.Conditions Precedent to All Credit Events.
The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction (or waiver) of the following conditions precedent:
7.1No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Loan made pursuant to Section 2.14 or 2.15) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).
7.2Notice of Borrowing; Letter of Credit Request.
(a)The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.
(b)Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.
(c)Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

(d)The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.
Section 8.Representations and Warranties.
In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, Holdings and the Borrowers make the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law):
8.1Corporate Status. Each Credit Party (a) is a duly organized and validly existing corporation, limited liability company or other entity in good standing (if applicable) under the laws of the jurisdiction of its organization and has the corporate, limited liability company or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.
8.2Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Capital Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Capital Stock and Stock Equivalents of Foreign Subsidiaries is governed by the Uniform Commercial Code), except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.
8.3No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality other than as would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
8.4Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Holdings or the Borrowers, threatened in writing against Holdings, the Borrowers or any of the Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.
8.5Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U or Regulation X of the Board.
8.6Governmental Approvals. The execution, delivery and performance of each Credit Document does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents, approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and to release existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.
8.7Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.8True and Complete Disclosure.
(a)None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrowers, any of the other Restricted Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any of the Joint Lead Arrangers and Bookrunners, and/or any Lender on or before the Closing Date (including all such written information and data contained in (i) the Confidential Information Memorandum (as updated prior to the Closing Date and including all information incorporated by reference therein) and (ii) the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished (after giving effect to all supplements and updates), it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information and information of a general economic or general industry nature.
(b)The projections (including financial estimates, forecasts, and other forward-looking information) contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9Financial Condition; Financial Statements.
(a)(i) The unaudited historical consolidated financial information of the Borrowers as set forth in the Confidential Information Memorandum, and (ii) the Historical Financial Statements, in each case present fairly in all material respects the combined financial position of the Borrowers at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The financial statements referred to in clause (a)(ii) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. As of the Closing Date, neither Holdings nor any Restricted Subsidiary has any material guarantee obligations or contingent liabilities or unusual forward or long-term commitments, in each case, that are not reflected in the most recent financial statements referred to in this paragraph, except as would not reasonably be expected to result in a Material Adverse Effect.
(b)There has been no Material Adverse Effect since December 31, 2015.
(c)Each Lender and the Administrative Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Credit Documents.
8.10Compliance with Laws; No Default. Each Credit Party is in compliance with all Requirements of Law applicable to it or its property, except where the failure to be so in compliance would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
8.11Tax Matters. Except as would not reasonably be expected to have a Material Adverse Effect, (a) Holdings, each Borrower and each of the other Restricted Subsidiaries has filed all Tax returns required to be filed by it and has timely paid all Taxes payable by it (whether or not shown on a Tax return and including in its capacity as withholding agent) that have become due, other than those being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of Holdings, the Borrowers or such Restricted Subsidiary, as applicable) with respect thereto in accordance with GAAP and (b) Holdings, each Borrower and each of the Restricted Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of management of Holdings, the Borrowers or such Restricted Subsidiary, as applicable) in accordance with GAAP for the payment of all Taxes not yet due and payable. There is no current or proposed Tax assessment, deficiency or other claim against Holdings, either Borrower or any Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect.
8.12Compliance with ERISA.
(a)Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Credit Party and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and Pension Plans and the regulations and the published interpretation thereunder and (ii) no ERISA Event has occurred or is reasonably expected to occur.
(b)Except as would not reasonably be expected to have a Material Adverse Effect, no Foreign Plan Event has occurred or is reasonably expected to occur.

8.13Subsidiaries. Schedule 8.13 to the Disclosure Letter lists each Subsidiary of Holdings and the Borrowers (and the direct and indirect ownership interest of Holdings and the Borrowers therein), in each case existing on the Closing Date after giving effect to the Transactions.
8.14Intellectual Property. Each of Holdings, the Borrowers and the other Restricted Subsidiaries owns or has the right to use all Intellectual Property that is necessary for the operation of their respective businesses as currently conducted, except where the failure of the foregoing would not reasonably be expected to have a Material Adverse Effect. The operation of their respective businesses by each of Holdings, the Borrowers, and the other Restricted Subsidiaries does not infringe upon, misappropriate, violate, or otherwise conflict with the Intellectual Property of any third party, except as would not reasonably be expected to have a Material Adverse Effect.
8.15Environmental Laws.
(a)Except as would not reasonably be expected to have a Material Adverse Effect: (i) each of Holdings, the Borrowers, and the other Restricted Subsidiaries and their respective operations and properties are in compliance with all Environmental Laws; (ii) none of Holdings, the Borrowers, or any other Restricted Subsidiary has received written notice of any Environmental Claim; (iii) none of Holdings, the Borrowers, or any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) to the knowledge of the Borrowers, no underground or above ground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by Holdings, the Borrowers or any of the Restricted Subsidiaries.
(b)None of Holdings, the Borrowers or any of the Restricted Subsidiaries has treated, stored, transported, Released or arranged for disposal or transport for disposal or treatment of Hazardous Materials at, on, under or from any currently or, formerly owned or operated property nor, to the knowledge of the Borrowers, has there been any other Release of Hazardous Materials at, on, under or from any such properties, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.
8.16Properties.
(a)Each of Holdings, the Borrowers, and the other Restricted Subsidiaries has good and valid record title to, valid leasehold interests in, or rights to use, all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title or interest would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as an area having special flood hazards within the meaning of the Flood Insurance Laws, unless flood insurance available under the Flood Insurance Laws has been obtained in accordance with Section 9.3(b).
(b)Set forth on Schedule 1.1(a) to the Disclosure Letter is a list of each real property owned by any Credit Party as of the Closing Date having a Fair Market Value in excess of $25,000,000.
8.17Solvency. On the Closing Date (after giving effect to the Transactions) immediately following the making of the Loans and after giving effect to the application of the proceeds of such Loans, Holdings on a consolidated basis with the Restricted Subsidiaries will be Solvent.

8.18Patriot Act. On the Closing Date, Holdings and the Borrowers have provided to the Administrative Agent all information related to Holdings, the Borrowers and the Restricted Subsidiaries (including but not limited to names, addresses and taxpayer identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender and the use of proceeds of the Loans will not violate the Patriot Act in any material respect.
8.19OFAC and FCPA.
(a)Holdings, the Borrowers and the Restricted Subsidiaries will not, directly or indirectly, use the proceeds of the Loans, to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transactions, whether as a underwriter, advisor, investor, lender or otherwise) of Sanctions.
(b)Holdings, the Borrowers and the Restricted Subsidiaries will not use the proceeds of the Loans directly, or, to the knowledge of Holdings, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).
(c)Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of Holdings, none of Holdings, the Borrowers or the Restricted Subsidiaries has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the Patriot Act or the FCPA.
(d)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrowers, the Restricted Subsidiaries or, to the knowledge of Holdings, any director, officer, employee or agent of any Credit Party or other Restricted Subsidiary, in each case, is an individual or entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons, nor is Holdings, any Borrower or any Restricted Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.
Section 9.Affirmative Covenants.
Each of Holdings and the Borrowers hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated or been collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations and Letters of Credit collateralized in accordance with the terms of this Agreement), are paid in full:
9.1Information Covenants. The Borrowers will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)    Annual Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year), the consolidated balance sheets of Holdings and the Restricted Subsidiaries as at the end of each fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, setting forth comparative consolidated and/or combined figures for the preceding fiscal years, all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any Indebtedness, (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary.
(b)    Quarterly Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of Holdings (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance sheets of Holdings and the Restricted Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of the applicable quarterly period, and setting forth comparative consolidated and/or combined figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the related period in the prior fiscal year, all of which shall be certified by an Authorized Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its Restricted Subsidiaries in accordance with GAAP (except as noted therein), subject to changes resulting from normal year-end adjustments and the absence of footnotes.
(c)    Beneficial Ownership Certification. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.
(d)    Officer’s Certificates. Not later than five days after the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of Holdings or the Borrowers to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (ii) the then applicable Status and underlying calculations in connection therewith.

At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of Holdings or the Borrowers setting forth changes to the legal name, jurisdiction of formation, type of entity and organizational number (or equivalent) to the Person organized in a jurisdiction where an organizational identification number is required to be included in a Uniform Commercial Code financing statement, in each case for each Credit Party or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (d), as the case may be.
(e)    Notice of Default or Litigation. Promptly after an Authorized Officer of Holdings or any of the Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against Holdings or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.
(f)    Environmental Matters. Promptly after an Authorized Officer of Holdings or any of the Restricted Subsidiaries obtains knowledge of any one or more of the following environmental matters, unless such environmental matters would not reasonably be expected to result in a Material Adverse Effect, notice of:
(i)    any pending or threatened Environmental Claim against any Credit Party or any Real Estate; and
(ii)    the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under or from any Real Estate.
All such notices shall describe in reasonable detail the nature of the claim, investigation or removal, remedial or other corrective action in response thereto. The term “Real Estate” shall mean land, buildings, facilities and improvements owned or leased by any Credit Party.
(g)    Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices, and reports that Holdings or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of Holdings and/or any of the Restricted Subsidiaries, in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time; provided, that none of Holdings, the Borrowers nor any other Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective contractors) is prohibited by law, or any binding agreement, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) that is otherwise subject to Section 13.16 or the limitations set forth in Section 9.2.
Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of Holdings and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of the Borrowers or any direct or indirect parent of Holdings or (B) Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand.
Documents required to be delivered pursuant to clauses (a), (b), and (g) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet; (ii) such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided, that, (A) the Borrowers shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission ) of such documents to the Administrative Agent and (B) the Borrowers shall notify (which notification may be by facsimile or electronic transmission) the Administrative Agent of the posting of any such documents on any website described in this paragraph. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
Each Credit Party hereby acknowledges and agrees that, unless the Borrowers notify the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 9.1(a), (b) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material nonpublic information.
9.2Books, Records, and Inspections. Holdings will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of Holdings and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of Holdings and any such Subsidiary and discuss the affairs, finances and accounts of Holdings and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time in any calendar year, which such visit will be at Holdings’ expense, and (c) notwithstanding anything to the contrary in this Section 9.2, none of Holdings or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any agreement binding on a third-party or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of Holdings at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give Holdings the opportunity to participate in any discussions with Holdings’ independent public accountants.
9.3Maintenance of Insurance. (a) Holdings will, and will cause each Material Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, promptly following written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried and (b) with respect to each Mortgaged Property, Holdings will obtain flood insurance in such total amount as required by law and as otherwise reasonably required by the Collateral Agent, if at any time the area in which any improvements located on any Mortgaged Property is designated by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each applicable Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent to comply with the Flood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties as the loss payee thereunder.
9.4Payment of Taxes. Holdings will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all material Taxes imposed upon it (including in its capacity as a withholding agent) or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of Holdings or any of the Restricted Subsidiaries; provided that neither Holdings nor any of the Restricted Subsidiaries shall be required to pay any such Tax that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of Holdings) with respect thereto in accordance with GAAP and the failure to pay would not reasonably be expected to result in a Material Adverse Effect.
9.5Preservation of Existence; Consolidated Corporate Franchises. Holdings and the Borrowers will, and will cause each Material Subsidiary to, take all actions necessary (a) to preserve and keep in full force and effect its existence, organizational rights and authority and (b) to maintain its rights, privileges (including its good standing (if applicable)), permits, licenses and franchises necessary in the normal conduct of its business, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that Holdings and its Subsidiaries may consummate any Holdings Reorganization or Replacement Transaction and/or any other transaction permitted under Permitted Investments and Sections 10.2, 10.3, 10.4, or 10.5.
9.6Compliance with Statutes, Regulations, Etc. Holdings will, and will cause each Restricted Subsidiary to, (a) comply with all applicable laws, rules, regulations, and orders applicable to it or its property, including, without limitation, applicable laws administered by OFAC, the FCPA and the Patriot Act the rules and regulations promulgated thereunder, and all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, (b) comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives which are being timely contested in good faith by proper proceedings, except in each case of clauses (a), (b), and (c) of this Section 9.6, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
9.7ERISA. (a) Holdings will furnish to the Administrative Agent promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party or any of its Subsidiaries may request with respect to any Multiemployer Plan to which a Credit Party or any of its Subsidiaries is obligated to contribute; provided that if the Credit Parties or any of their Subsidiaries have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Credit Parties shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrowers shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and further provided, that the rights granted to the Administrative Agent in this Section shall be exercised not more than once with respect to the same Multiemployer Plan during any applicable plan year, and (b) Holdings will notify the Administrative Agent promptly following the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to result in liability of any Credit Party that would reasonably be expected to have a Material Adverse Effect.

9.8Maintenance of Properties. Holdings will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty, and condemnation excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
9.9Transactions with Affiliates. Holdings will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than Holdings and the Restricted Subsidiaries) involving aggregate payments or consideration in excess of the greater of $110,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) for any individual transaction or series of related transactions on terms that are at least substantially as favorable to Holdings or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors of Holdings or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to (a) the payment of fees to the Sponsor for management, consulting, and financial services rendered to Holdings and the Restricted Subsidiaries pursuant to the Sponsor Management Agreement and customary investment banking fees paid to the Sponsor for services rendered to Holdings and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions which payments are approved by a majority of the board of directors of Holdings in good faith, (b) transactions permitted by Section 10.5, (c) consummation of the Transactions and the payment of the Transaction Expenses, (d) the issuance of Capital Stock or Stock Equivalents of Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries not otherwise prohibited by the Credit Documents, (e) loans, advances and other transactions between or among Holdings, any Restricted Subsidiary or any joint venture (regardless of the form of legal entity) in which Holdings or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of Holdings but for Holdings’ or a Subsidiary’s ownership of Capital Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10, (f) employment and severance arrangements between Holdings and the Restricted Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business (including loans and advances in connection therewith), (g) payments by Holdings (and any direct or indirect parent thereof) and the Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent) and the Subsidiaries that are permitted under Section 10.5(b)(15); provided that in each case the amount of such payments in any fiscal year does not exceed the amount that Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would have been required to pay in respect of such foreign, federal, state and/or local taxes for such fiscal year had Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) paid such taxes separately from any such direct or indirect parent company of Holdings, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers, employees of Holdings (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and the Subsidiaries, (i) transactions undertaken pursuant to membership in a purchasing consortium, (j) transactions pursuant to any agreement or arrangement as in effect as of the Closing Date, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as determined by the Borrowers in good faith), (k) customary payments by Holdings (or any direct or indirect parent) and any Restricted Subsidiaries to the Sponsor made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), (l) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable, (m) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof and (n) any customary transactions with a Receivables Subsidiary effected as part of a Receivables Facility.
9.10End of Fiscal Years. Holdings will, for financial reporting purposes, cause each of its, and each of the Restricted Subsidiaries’, fiscal years to end on dates consistent with past practice; provided, however, that Holdings may, upon written notice to the Administrative Agent change the financial reporting convention specified above to (x) align the dates of such fiscal year and for any Restricted Subsidiary whose fiscal years end on dates different from those of Holdings or (y) any other financial reporting convention (including a change of fiscal year) reasonably acceptable (such consent not to be unreasonably withheld or delayed) to the Administrative Agent, in which case Holdings and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.
9.11Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Security Documents, Holdings will cause each direct or indirect Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition), and each other Subsidiary that ceases to constitute an Excluded Subsidiary, within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and Holdings may at its option cause any Subsidiary, to execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement in order to become a Guarantor under the Guarantee and a grantor under such Security Documents or, to the extent reasonably requested by the Collateral Agent, enter into a new Security Document substantially consistent with the analogous existing Security Documents and otherwise in form and substance reasonably satisfactory to the Collateral Agent and take all other action reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as created and perfected by the Credit Parties on the Closing Date and pursuant to Section 9.14(d) in the case of such Credit Parties. For the avoidance of doubt, no Credit Party or any Restricted Subsidiary that is a Domestic Subsidiary shall be required to take any action outside the United States to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia).
9.12Pledge of Additional Stock and Evidence of Indebtedness. Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrowers (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrowers in consultation with the Administrative Agent, Holdings will cause (i) all certificates representing Capital Stock and Stock Equivalents of any Restricted Subsidiary (other than any Excluded Stock and Stock Equivalents) held directly by Holdings or any other Credit Party, (ii) all evidences of

Indebtedness in excess of $25,000,000 received by Holdings or any of the Guarantors in connection with any disposition of assets pursuant to Section 10.4(b), and (iii) any promissory notes executed after the Closing Date evidencing Indebtedness in excess of $25,000,000 of Holdings or any Subsidiary that is owing to Holdings or any other Credit Party, in each case, to be delivered to the Collateral Agent as security for the Obligations accompanied by undated instruments of transfer executed in blank pursuant to the terms of the Security Documents. Notwithstanding the foregoing any promissory note among Holdings and/or its Subsidiaries need not be delivered to the Collateral Agent so long as (i) a global intercompany note superseding such promissory note has been delivered to the Collateral Agent, (ii) such promissory note is not delivered to any other party other than Holdings or any other Credit Party, in each case, owed money thereunder, and (iii) such promissory note indicates on its face that it is subject to the security interest of the Collateral Agent.
9.13Use of Proceeds.
(a)The Borrowers will use the proceeds of (i) the Initial Term Loans and a portion of the proceeds of borrowings by it under the Revolving Credit Facility and cash on hand to effect the Closing Date Refinancing and (ii) the Delayed Draw Term Loans and a portion of the proceeds of borrowings by it under the Revolving Credit Facility and cash on hand to effect the Acquisition. Any proceeds of the Tranche B-4 Term Loans shall be applied on the Fifth Amendment Effective Date to prepay Existing Tranche B-3 Term Loans of Non-Consenting Existing Tranche B-3 Lenders and Post-Closing Option Tranche B-4 Lenders in full. Any proceeds of the Tranche B-6 Term Loans shall be applied on the Amendment No. 10 Effective Date to prepay Existing Tranche B-5 Term Loans of Non-Consenting Existing Tranche B-5 Lenders and Post-Closing Option Tranche B-6 Lenders in full and otherwise for working capital and general corporate purposes (including any transaction not prohibited by the Credit Documents). Any proceeds of the Tranche B-7 Term Loans shall be applied on the Amendment No. 11 Effective Date to prepay Existing Tranche B-4 Term Loans of Non-Consenting Existing Tranche B-4 Term Loan Lenders and Post-Closing Option Tranche B-7 Lenders and the Repaid Tranche B-6 Term Loans, and otherwise for working capital and general corporate purposes (including any transaction not prohibited by the Credit Documents). Any proceeds of the Tranche B-8 Term Loans shall be applied on the Amendment No. 12 Effective Date to prepay Existing Tranche B-6 Term Loans of Non-Consenting Existing Tranche B-6 Term Loan Lenders and Post-Closing Option Tranche B-8 Lenders and otherwise for working capital and general corporate purposes (including any transaction not prohibited by the Credit Documents).
(b)The Borrowers will use Letters of Credit, Revolving Loans and Swingline Loans for working capital and general corporate purposes (including any transaction not prohibited by the Credit Documents).
9.14Further Assurances.
(a)Subject to the terms of Sections 9.11 and 9.12, this Section 9.14 and the Security Documents, Holdings will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of Holdings and the Restricted Subsidiaries.

(b)Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrowers (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrowers in consultation with the Administrative Agent, if any assets (other than Excluded Property) (including any real estate or improvements thereto or any interest therein but excluding Capital Stock and Stock Equivalents of any Subsidiary and excluding any real estate which the Borrowers or applicable Credit Party intends to dispose of pursuant to a Permitted Sale Leaseback so long as actually disposed of within 270 days of acquisition (or such longer period as the Administrative Agent may reasonably agree)) with a book value in excess of $25,000,000 (at the time of acquisition) are acquired by Holdings or any other Credit Party after the Closing Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Document or that constitute a fee interest in real property in the United States, Holdings will notify the Collateral Agent, and, if requested by the Collateral Agent, Holdings will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 90 days, unless extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14.
(c)Any Mortgage delivered to the Administrative Agent in accordance with the preceding clause (b) shall, if requested by the Collateral Agent, be received as soon as commercially reasonable but in no event later than 90 days (except as set forth in the preceding clause (b)), unless extended by the Administrative Agent acting reasonably and accompanied by (x) a policy or policies (or an unconditional binding commitment therefor to be replaced by a final title policy) of title insurance issued by a nationally recognized title insurance company, in such amounts as reasonably acceptable to the Administrative Agent not to exceed the Fair Market Value of the applicable Mortgaged Property, insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or as otherwise permitted by the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent and the Borrowers, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request but only to the extent such endorsements are (i) available in the relevant jurisdiction (provided in no event shall the Administrative Agent request a creditors’ rights endorsement) and (ii) available at commercially reasonable rates, (y) an opinion of local counsel to the applicable Credit Party in form and substance reasonably acceptable to the Administrative Agent, (z) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and if any improvements on such Mortgaged Property are located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (ii) certificates of insurance evidencing the insurance required by Section 9.3 in form and substance reasonably satisfactory to the Administrative Agent, each of which shall (I) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (II) name the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee/mortgagee (as applicable), (III) identify the address of each property located in a special flood hazard area, indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto, (IV) provide that the insurer will give the Administrative Agent 45 days’ written notice of cancellation or non-renewal and (V) shall be otherwise in form and substance reasonably satisfactory to the Administrative Agent, and (aa) an ALTA survey in a form and substance reasonably acceptable to the Collateral Agent or such existing survey together with a no-change affidavit sufficient for the title company to remove all standard survey exceptions from the Title Policy related to such Mortgaged Property and issue the endorsements required in (x) above.
(d)Post-Closing Covenant. Holdings agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.
9.15Maintenance of Ratings. Holdings will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a corporate family and/or corporate credit rating, as applicable, and ratings in respect of the credit facilities provided pursuant to this Agreement, in each case, from each of S&P and Moody’s.
9.16Lines of Business. Holdings and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by Holdings and the Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment).
Section 10.Negative Covenants.
Each of Holdings and the Borrowers hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated or been collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest, Fees, and all other Obligations incurred hereunder (other than contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations and Letters of Credit, collateralized in accordance with the terms of this Agreement), are paid in full:
10.1Limitation on Indebtedness. Holdings will not, and will not permit any Restricted Subsidiary to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors, preferred stock; provided that Holdings, the Borrowers and their Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, (1) if such Indebtedness, Disqualified Stock or shares of preferred stock is secured by a Lien on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio of Holdings and the Restricted Subsidiaries (including for the purposes of such calculation any Disqualified Stock or shares of preferred stock that is secured by a Lien on a pari passu basis with the Liens on the Collateral securing the Obligations), after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis would not exceed 5.00:1.00, (2) if such Indebtedness, Disqualified Stock or shares of preferred stock is secured by a Lien on the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations, either (A) the Consolidated Secured Debt to Consolidated EBITDA Ratio of Holdings and the Restricted

Subsidiaries (including for the purposes of such calculation any Disqualified Stock or shares of preferred stock that is secured by a Lien on a junior basis to the Liens on the Collateral securing the Obligations), after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis would not exceed 5.50:1.00 or (B) the Fixed Charge Coverage Ratio of Holdings and the Restricted Subsidiaries, after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis, would be at least 1.75:1.00 and (3) if such Indebtedness, Disqualified Stock or shares of preferred stock is (i) unsecured or (ii) is secured by assets that do not become Collateral, either (A) the Consolidated Total Debt to Consolidated EBITDA Ratio of Holdings and the Restricted Subsidiaries (including for the purposes of such calculation any Disqualified Stock or shares of preferred stock that is unsecured), after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis would not exceed 6.50:1.00 or (B) the Fixed Charge Coverage Ratio of Holdings and the Restricted Subsidiaries, after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis, would be at least 1.75:1.00; provided further that the outstanding amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing together with any amounts incurred under (i) Section 10.1(n)(x) or (ii) clause (c) of the definition of Permitted Other Indebtedness by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $550,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding.
The foregoing limitations will not apply to:
(a)Indebtedness arising under the Credit Documents;
(b)Indebtedness represented by the Unsecured Asset Sale Bridge (including any guarantee thereof) in the aggregate amount not to exceed €500,000,000;
(c)(i) Indebtedness (including any unused commitment) outstanding on the Closing Date listed on Schedule 10.1 to the Disclosure Letter and (ii) intercompany Indebtedness (including any unused commitment) outstanding on the Closing Date listed on Schedule 10.1 to the Disclosure Letter (other than intercompany Indebtedness owed by a Credit Party to another Credit Party);
(d)Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by Holdings or any Restricted Subsidiary, to finance the purchase, lease, construction, installation, maintenance, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of Holdings or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of Holdings or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $550,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence; provided that Capitalized Lease Obligations incurred by Holdings or any Restricted Subsidiary pursuant to this clause (d) in connection with a Permitted Sale Leaseback shall not be subject to the foregoing limitation so long as the proceeds of such Permitted Sale Leaseback are used by Holdings or such Restricted Subsidiary in accordance with Section 5.2(a);

(e)Indebtedness incurred by Holdings or any Restricted Subsidiary (including letter of credit obligations consistent with past practice constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business), in respect of workers’ compensation claims, deferred compensation, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or indemnification type obligations regarding workers’ compensation claims, deferred compensation, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;
(f)Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary or other Person, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(g)Indebtedness of Holdings to a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to another Borrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;
(h)Indebtedness of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary; provided that if the Borrowers or a Guarantor incur such Indebtedness owing to a Restricted Subsidiary that is not the Borrowers or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor as the case may be; provided, further, that any subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;
(i)shares of preferred stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Holdings or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;
(j)Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(k)obligations in respect of self-insurance, performance, bid, appeal, and surety bonds and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;
(l)(i) Indebtedness, Disqualified Stock and preferred stock of Holdings or any Restricted Subsidiary in an aggregate principal amount or liquidation preference (together with any Refinancing Indebtedness in respect thereof) up to 100% of the net cash proceeds received by Holdings since immediately after the Closing Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than Excluded Contributions, any Cure Amount or proceeds of Disqualified Stock or sales of Equity Interests to Holdings or any of its Subsidiaries) as determined in accordance with Sections 10.5(a)(iii)(B) and 10.5(a)(iii)(C) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 10.5(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof) and (ii) Indebtedness, Disqualified Stock or preferred stock of Holdings or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l)(ii), does not at any one time outstanding exceed the greater of (x) $825,000,000 and (y) 75.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (l)(ii) shall cease to be deemed incurred or outstanding for purposes of this clause (l)(ii) but shall be deemed incurred for the purposes of the first paragraph of this Section 10.1 from and after the first date on which Holdings or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this Section 10.1 without reliance on this clause (l)(ii));
(m)the incurrence or issuance by Holdings or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this Section 10.1 and clauses (b) and (c) above, clause (l)(i) and, this clause (m) and clause (n) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refinance, replace, refund, extend, renew, defease, restructure, amend, restate or otherwise modify (collectively, “refinance”) such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to or at its respective maturity; provided, that such Refinancing Indebtedness (1) has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the Indebtedness, Disqualified Stock or preferred stock being refinanced, (2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and (iii) Indebtedness subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as the Indebtedness being Refinanced and (3) shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of Holdings that is not the Borrowers or a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of the Borrowers or a Guarantor;
(n)Indebtedness, Disqualified Stock or preferred stock of (x) Holdings or a Restricted Subsidiary incurred or issued to finance an acquisition, merger, or consolidation or to facilitate the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any outstanding amounts incurred by Restricted Subsidiaries that are not Guarantors under (i) the first paragraph of this Section 10.1 or (ii) clause (c) of the definition of Permitted Other Indebtedness by Restricted Subsidiaries that are not Guarantors, shall not exceed the greater of (A) $550,000,000 and B) 50.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence at any one time outstanding, or (y) Persons that are acquired by Holdings or any Restricted Subsidiary or merged into or consolidated with Holdings or a Restricted Subsidiary in accordance with the terms hereof (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to any such acquisition, merger, consolidation or designation described in this clause (n), either: (i) if such Indebtedness, Disqualified Stock or shares of preferred stock is (x) unsecured or (y) is secured by assets that do not become Collateral, (1) Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 10.1 or (2) the Fixed Charge Coverage Ratio of Holdings and the Restricted Subsidiaries is equal to or greater than that immediately prior to such acquisition, merger, consolidation or designation, (ii) either (1) if such Indebtedness, Disqualified Stock or shares of preferred stock is secured by a Lien on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be either (A) less than or equal to the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio immediate prior to such acquisition, merger, consolidation or designation or (B) less than or equal to 5.00:1.00, (2) if such Indebtedness, Disqualified Stock or shares of preferred stock is secured by a Lien on the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations, the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be either (A) less than or equal to the Consolidated Secured Debt to Consolidated EBITDA Ratio immediate prior to such acquisition, merger, consolidation or designation or (B) less than or equal to 5.50:1.00 or (3) if such Indebtedness, Disqualified Stock or shares of preferred stock is (x) unsecured or (y) is secured by assets that do not become Collateral, the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be either (A) less than or equal to the Consolidated Total Debt to Consolidated EBITDA Ratio immediate prior to such acquisition, merger, consolidation or designation or (B) less than or equal to 6.50:1.00 or (iii) such Indebtedness does not exceed the greater of (x) $550,000,000 (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(o)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(p)(i) Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit or bank guarantee, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee so long as such letter of credit or bank guarantee is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of Holdings to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(q)(1) any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as in the case of a guarantee of Indebtedness by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee or (2) any guarantee by a Restricted Subsidiary of Indebtedness of Holdings;
(r)Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount not to exceed, in the aggregate at any one time outstanding, the greater of (x) $550,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (it being understood that any Indebtedness incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (r));
(s)Indebtedness of Holdings or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;
(t)(i) Indebtedness of Holdings or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business, including with respect to financial accommodations of the type described in the definition of Cash Management Services and (ii) Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrowers and their Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrowers and their Restricted Subsidiaries;
(u)Indebtedness consisting of Indebtedness issued by Holdings or any of the Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent described in clause (4) of Section 10.5(b);
(v)guarantees furnished by the Borrowers or any of their Restricted Subsidiaries in the ordinary course of business of Indebtedness of another Person in an aggregate amount not to exceed $25,000,000 at any time outstanding;
(w)Indebtedness in respect of (i) Permitted Other Indebtedness to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of Term Loans in the manner set forth in Section 5.2(a)(i); and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;
(x)Indebtedness in respect of (i) Permitted Other Indebtedness; provided that either (a) the aggregate principal amount of all such Permitted Other Indebtedness issued or incurred pursuant to this clause (i)(a) shall not exceed the Maximum Incremental Facilities Amount or (b) the Net Cash Proceeds thereof shall be applied no later than ten Business Days after the receipt thereof to repurchase, repay, redeem or otherwise defease Loans (provided, in the case of this clause (i)(b), such Permitted Other Indebtedness is unsecured or secured by a Lien ranking junior to the Lien securing the Obligations; any such Indebtedness under this clause (i)(b), “Refinancing Permitted Other Indebtedness”) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;
(y)(i) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.15 (and which does not generate any additional proceeds) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;
(z)Indebtedness of any Joint Venture or Indebtedness of the Borrowers or any Restricted Subsidiary incurred on behalf of any Joint Venture or any guarantees by the Borrowers or any Restricted Subsidiary of Indebtedness of any Joint Venture in an aggregate outstanding principal amount for all such Indebtedness not to exceed at any time the greater of (x) $550,000,000 (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(aa)Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition or other Investment permitted hereunder after the Amendment No. 6 Effective Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof and (ii) either (A) the Borrowers are in compliance with the applicable ratio set forth in Section 10.1(n) or (B) the aggregate outstanding principal amount of such Indebtedness does not exceed the greater of (x) $550,000,000 (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); and
(ab)Indebtedness that constitutes Disqualified Stock in an aggregate outstanding principal amount not to exceed the greater of the greater of (x) $550,000,000 (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis).
(ac)For purposes of determining compliance with this Section 10.1: (i) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (y) above or is entitled to be incurred pursuant to the first paragraph of this Section 10.1, Holdings, in its sole discretion, will classify and may reclassify (including within the definition of “Maximum Incremental Facilities Amount”) such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; and (ii) at the time of incurrence, Holdings will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 10.1.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock and the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (l)(i) above shall be deemed to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees, and expenses in connection with such refinancing. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums, and other costs and expenses and accrued and unpaid interest incurred in connection with such refinancing.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
10.2Limitation on Liens.
(a)Holdings will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings or any Restricted Subsidiary, except:
(i)    if such Subject Lien is a Permitted Lien; and
(ii)    any other Subject Lien if the obligations secured by such Subject Lien are junior to the Obligations; provided that, in the case of Liens securing Permitted Other Indebtedness Obligations, the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness, the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of

Permitted Other Indebtedness, the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (ii); and
(iii)    in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Debt) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.
(b)    Any Lien created for the benefit of the Secured Parties pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.
10.3Limitation on Fundamental Changes. Holdings will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:
(a)    so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of Holdings or any other Person may be merged, amalgamated or consolidated with or into Holdings or the Borrowers; provided that (A) Holdings or the Borrowers shall be the continuing or surviving corporation, (B) if the Person formed by or surviving any such merger, amalgamation or consolidation with a Borrower is not such Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower shall expressly assume all the obligations of Holdings or the Borrowers under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto or in a form otherwise reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3), (6) in the case of a merger, consolidation or amalgamation of an Additional Borrower, such Additional Borrower resigns as a Borrower prior to or substantially concurrently with the consummation of such merger, consolidation or amalgamation in accordance with Section 1.14 and (7) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation, or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation, or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (3) through (5) preserve the enforceability of the Guarantee and the perfection of the Liens created under the applicable Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrowers under this Agreement); provided, further, that the Borrower agrees to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act or (C) if the Person formed by or surviving such merger, amalgamation or consolidation with Holdings is not Holdings, such transaction shall have met (or substantially contemporaneously therewith shall meet) the applicable requirements of a Holdings Reorganization or Replacement Transaction;
(b)    so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of Holdings or any other Person (in each case, other than the Borrowers) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of Holdings; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) Holdings shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation and if the surviving Person is not already a Guarantor, such Person shall execute a supplement to the Guarantee and the relevant Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, and (iii) Holdings shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any such supplements to any Security Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the applicable Security Documents;
(c)    the Transactions may be consummated;
(d)    (i) any Restricted Subsidiary that is not a Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to Holdings or any other Restricted Subsidiary or (ii) any Credit Party (other than the Borrowers) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Credit Party;
(e)    any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to a Credit Party; provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;
(f)    any Restricted Subsidiary (in each case, other than the Borrowers) may liquidate or dissolve if (i) Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;
(g)    Holdings and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose of which is to effect an Asset Sale (which for purposes of this Section 10.3(g), will include any disposition below the dollar threshold set forth in clause (d) of the definition of “Asset Sale”) permitted by Section 10.4 or an investment permitted pursuant to Section 10.5 or an investment that constitutes a Permitted Investment;
(h)    so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings or any Restricted Subsidiary may change its legal form; and
(i)    Holdings may undertake or otherwise complete a Holdings Reorganization or Replacement Transaction.
10.4Limitation on Sale of Assets. Holdings will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:
(a)    Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
(b)    except in the case of a Permitted Asset Swap, if the property or assets sold or otherwise disposed of have a Fair Market Value in excess of the greater of (1) $110,000,000 and (2) 10% of Consolidated EBITDA, at least 75% in the aggregate since the Closing Date of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
(i)    any liabilities (as reflected on Holdings’ most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Holdings’ consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Holdings) of Holdings, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which Holdings and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;
(ii)    any securities, notes or other obligations or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;

(iii)    Indebtedness, other than liabilities that are by their terms subordinated to the Loans, that are of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Holdings and all Restricted Subsidiaries have been validly released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale; and
(iv)    any Designated Non-Cash Consideration received by Holdings or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of $1,100,000,000 or 100.0% of Consolidated EBITDA at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this clause (b) of this provision and for no other purpose.
Within the Reinvestment Period after Holdings’ or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale:
(i)    (x) to prepay Loans or Permitted Other Indebtedness in accordance with Section 5.2(a)(i) or (y) to the extent not required to prepay Loans pursuant to Section 5.2(a)(i), be retained by the Borrowers and/or Restricted Subsidiaries (any such amounts, “Retained Asset Sale Proceeds”); and/or
(ii)    to make investments in the Borrowers and its Subsidiaries; provided that Holdings and the Restricted Subsidiaries will be deemed to have complied with this clause (ii) if and to the extent that, within the Reinvestment Period after the Asset Sale that generated the Net Cash Proceeds, Holdings or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement or letter of intent to consummate any such investment described in this clause (ii) with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, Holdings or such Restricted Subsidiary prepays the Loans in accordance with Section 5.2(a)(i); provided that the Borrowers may elect to deem certain expenditures that would otherwise be permissible reinvestments but that occurred prior to the receipt of the applicable Net Cash Proceeds as having been reinvested in accordance with the provisions of this clause (ii), but only to the extent such deemed expenditure shall have been made no earlier than, as applicable, (x) the earliest of the execution of a definitive agreement with respect to the applicable Asset Sale and the provision of notice with respect to the applicable Asset Sale and (y) in the case of a Casualty Event, the occurrence of the event in respect of which such Net Cash Proceeds were received).
(c)    Pending the final application of any Net Cash Proceeds pursuant to this covenant, Holdings or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under the Revolving Credit Facility or any other revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.
Notwithstanding anything to the contrary herein, any disposition in the form of a transfer of title (or transfer of similar effect) of Material Intellectual Property by Credit Parties to Unrestricted Subsidiaries shall not be permitted; provided that notwithstanding the foregoing, for the avoidance of doubt, the above references to a transfer of title (or transfer of similar effect) with respect to Material Intellectual Property shall not be deemed or interpreted to include a transfer in the form of an IP License in the ordinary course of business or entered into for legitimate business purposes (as determined by the Borrower in good faith) that is only exclusive with respect to a particular type or field (or types or fields) of usage or a certain territory or group of territories.
10.5Limitation on Restricted Payments.
    (a)    Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
(1)declare or pay any dividend or make any payment or distribution on account of Holdings’ or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:
(A)    (A)    dividends or distributions by Holdings payable in Equity Interests (other than Disqualified Stock) of Holdings or in options, warrants or other rights to purchase such Equity Interests, or
(B)    (B)    dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
(1)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent company of Holdings, including in connection with any merger or consolidation;
(2)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Debt of Holdings or any Restricted Subsidiary, other than (A) Indebtedness permitted under clauses (g) and (h) of Section 10.1 or (B) the purchase, repurchase or other acquisition of Junior Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or
(3)make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(i)    no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof);
(ii)    [reserved];
(iii)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), and (6)(C) of Section 10.5(b) below, but excluding all other Restricted Payments permitted by Section 10.5(b)), is less than the sum of (without duplication) (the sum of the amounts attributable to clauses (A) through (G) below is referred to herein as the “Available Amount”):
(A)Consolidated EBITDA for the period (taken as one accounting period) from the period April 1, 2014 to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less the product of 1.4 times Holdings’ Fixed Charges for such period, plus
(B)100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Holdings since immediately after the Closing Date (other than the net cash proceeds from Cure Amounts or to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1) from the issue or sale of (x) Equity Interests of Holdings, including Retired Capital Stock, but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of (A) Equity Interests to any employee, director, manager or consultant of Holdings, any direct or indirect parent company of Holdings and Holdings’ Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below, and (B) Designated Preferred Stock, and, to the extent such net cash proceeds are actually contributed to Holdings, Equity Interests of any direct or indirect parent company of Holdings (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below) or (y) Indebtedness of Holdings or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of Holdings or any direct or indirect parent company of Holdings; provided that this clause (B) shall not include the proceeds from (a) Refunding Capital Stock, (b) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of Holdings sold to a Restricted Subsidiary or Holdings, as the case may be, (c) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (d) Excluded Contributions, plus
(C)100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of Holdings following the Closing Date (other than the net cash proceeds from Cure Amounts or to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus
(D)100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of (A) the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Holdings and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by Holdings or the Restricted Subsidiaries, in each case, after the Closing Date; or (B) the sale (other than to Holdings or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Closing Date, plus
(E)in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below or to the extent such Investment constituted a Permitted Investment, plus
(F)the aggregate amount of any Retained Declined Proceeds and Retained Asset Sale Proceeds since the Closing Date, plus
(G)the greater of (i) $825,000,000 and (ii) 75% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis).
    (b)    The foregoing provisions of Section 10.5(a) will not prohibit:
(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Junior Debt of Holdings or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of Holdings, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Holdings or any direct or indirect Parent Entity or management investment vehicle to the extent contributed to Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 10.5(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;
(3)the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt of Holdings or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings, or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 10.1 so long as: (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness, (B) if such Junior Debt is subordinated to the Obligations, such new Indebtedness is subordinated to the Obligations or the applicable Guarantee at least to the same extent as such Junior Debt so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired, (D) if such Junior Debt so purchased, exchanged, redeemed, repurchased, acquired or retired for value is (i) unsecured then such new Indebtedness shall be unsecured or (ii) Permitted Other Indebtedness incurred pursuant to Section 10.1(x)(i)(b) and is secured by a Lien ranking junior to the Liens securing the Obligations then such new Indebtedness shall be unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, and (E) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired;
(4)a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent company of Holdings or management investment vehicle held by any future, present or former employee, director, manager or consultant of Holdings, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle, or their estates, descendants, family, spouse or former spouse pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdings or any direct or indirect Parent Entity or management investment vehicle in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of Holdings or any direct or Parent Entity or management investment vehicle in connection with the Transactions; provided that, except with respect to non-discretionary purchases, the aggregate Restricted Payments made under this clause (4) subsequent to the Closing Date do not exceed in any calendar year $50,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings and, to the extent contributed to Holdings, the cash proceeds from the sale of Equity Interests of any direct or indirect Parent Entity or management investment vehicle, in each case to any future, present or former employees, directors, managers or consultants of Holdings, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii) of Section 10.5(a), plus (B) the cash proceeds of key man life insurance policies received by Holdings and the Restricted Subsidiaries after the Closing Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); and provided, further, that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of Holdings, any direct or indirect Parent Entity or management investment vehicle or any Restricted Subsidiary, or their estates, descendants, family, spouse or former spouse pursuant in connection with a repurchase of Equity Interests of Holdings or any direct or indirect Parent Entity or management investment vehicle will not be deemed to constitute a Restricted Payment for purposes of this Section 10.5 or any other provision of this Agreement;
(5)the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with Section 10.1 to the extent such dividends are included in the definition of Fixed Charges;
(6)(A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Holdings after the Closing Date; (B) the declaration and payment of dividends to any direct or indirect parent company of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 10.5(b); provided that, in the case of each of (A), (B), and (C) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Holdings and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
(7)Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $385,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(8)(i) payments made or expected to be made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the grant, exercise, vesting or settlement of Equity Interests or any other equity award by any future, present or former employee, director, manager, or consultant and repurchases or withholdings of Equity Interests in connection with the exercise of any stock or other equity options or warrants or the vesting of equity awards if such Equity Interests represent all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional Equity Interests, or withholding obligation with respect to, such options or warrants or other Equity Interests or equity awards, (ii) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment and (iii) loans or advances to officers, directors, employees, managers and consultants of a Borrower or any direct or indirect parent of a Borrower or any Subsidiary in connection with such Person’s purchase of Equity Interests of a Borrower or any direct or indirect parent of a Borrower; provided that no cash is actually advanced pursuant to this clause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;
(9)the declaration and payment of dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent company of Holdings to fund a payment of dividends on such company’s common stock), following consummation of the first public offering of Holdings’ common stock or the common stock of any direct or indirect parent company of Holdings after the Closing Date, of up to 6.00% per annum of the net cash proceeds received by or contributed to Holdings in or from any such public offering, other than public offerings with respect to Holdings’ common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;
(10)Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Closing Date;

(11)other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause not to exceed the greater of (x) $550,000,000 and (y) 50.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time made;
(12)distributions or payments of Receivables Fees;
(13)[reserved];
(14)other Restricted Payments; provided that after giving Pro Forma Effect to such Restricted Payments the Consolidated Total Debt to Consolidated EBITDA Ratio is equal to or less than 4.50:1.00;
(15)the declaration and payment of dividends by Holdings to, or the making of loans to, any direct or indirect parent company of Holdings in amounts required for any direct or indirect parent company to pay (or in the case of clauses (B) and (C) by Holdings to its equityholders): (A) franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence, (B) distributions equal to the aggregate amount required to be distributed by Holdings to the Holdings equityholders on a pro rata basis (notwithstanding the differing actual Tax liabilities of the Holdings equityholders) such that each holder receives a minimum amount for each quarter equal to (i) the cumulative Taxable income of the holder for the taxable period through the end of such quarter with respect to its equity interests in Holdings (taking into account prior losses, if any, allocated to such equityholder in respect of its equity interests in Holdings to the extent such loss (x) is of a character that would permit such loss to be deducted against the income of such Taxable period and (y) has not previously been taken into account for purposes of determining Tax distributions to such equityholder and calculated without taking into account any adjustments pursuant to Section 743 of the Code or any basis adjustments arising from the acquisition of equity interests in Holdings pursuant to the Unit Purchase Agreement, dated as of July 1, 2011 among The Go Daddy Group, Inc., Gorilla Acquisition LLC and Holdings), multiplied by the maximum rate applicable to an individual or corporation resident in New York City or San Francisco whichever is higher) (the “Assumed Tax Rate”) less (ii) distributions previously made with respect to such period pursuant to the foregoing clause. In addition to such quarterly Tax distributions, there shall be permitted (C) an annual Tax distribution to be distributed to Holdings equityholders on a pro rata basis (notwithstanding the differing actual Tax liabilities of Holdings equityholders) such that each holder receives a minimum amount for each Taxable year equal to (a) the cumulative Taxable net income for the Taxable year of the holder with respect to its equity interests in Holdings (taking into account prior losses, if any, allocated to a such equityholder in respect of its equity interests in Holdings to the extent such loss (x) is of a character that would permit such loss to be deducted against the income of such Taxable period and (y) has not previously been taken into account for purposes of determining any Tax distributions to such equityholder and calculated without taking into account any adjustments pursuant to Section 743 of the Code or any basis adjustments arising from the acquisition of equity interests in Holdings pursuant to the Unit Purchase Agreement, dated as of July 1, 2011 among The Go Daddy Group, Inc., Gorilla Acquisition LLC and Holdings) multiplied by the Assumed Tax Rate, less (b) the sum of the minimum quarterly Tax distributions previously made with respect to such Taxable year pursuant to the preceding sentence, (D) Additional Tax Distributions, (E) customary salary, bonus, and other benefits payable to officers, employees, directors, and managers of any direct or indirect parent company of Holdings to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries, including Holdings’ proportionate share of such amount relating to such parent company being a public company, (F) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of Holdings to the extent such costs and expenses are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries, including Holdings’ proportionate share of such amount relating to such parent company being a public company, (G) amounts required for any direct or indirect parent company of Holdings to pay fees and expenses incurred by any direct or indirect parent company of Holdings related to (i) the maintenance by such parent entity of its corporate or other entity existence and (ii) transactions of such parent company of Holdings of the type described in clause (xi) of the definition of “Consolidated Net Income,” (H) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or any such direct or indirect parent company of Holdings, and (I) repurchases deemed to occur upon the cashless exercise of stock options;
(16)the repurchase, redemption or other acquisition for value of Equity Interests of Holdings deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Holdings, in each case, permitted under this Agreement;
(17)the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);
(18)the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt in an aggregate amount pursuant to this clause (18) not to exceed the greater of (x) $225,000,000 and (y) 25.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); and
(19)payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 10.3;
provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) (but only if the Excluded Contribution was made more than six months prior to such time), (11) and (14) above, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof).

Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 10.5(a) or under clauses (7), (10), or (11) of Section 10.5(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement. Notwithstanding anything to the contrary herein, any Investment in the form of a transfer of title (or transfer of similar effect) of Material Intellectual Property by Credit Parties to Unrestricted Subsidiaries shall not be permitted; provided that notwithstanding the foregoing, for the avoidance of doubt, the above references to a transfer of title (or transfer of similar effect) with respect to Material Intellectual Property shall not be deemed or interpreted to include a transfer in the form of an IP License in the ordinary course of business or entered into for legitimate business purposes (as determined by the Borrower in good faith) that is only exclusive with respect to a particular type or field (or types or fields) of usage or a certain territory or group of territories.
For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (1) through (19) above or is entitled to be made pursuant to Section 10.5(a) and/or one or more of the exceptions contained in the definition of Permitted Investments, Holdings will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (1) through (19), Section 10.5(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments”, in a manner that otherwise complies with this covenant.
(a)Prior to the Tranche B-7 Term Loan Maturity Date, to the extent any Permitted Debt Exchange Notes are issued pursuant to Section 10.1(y) for the purpose of consummating a Permitted Debt Exchange, (i) Holdings will not, and will not permit any Restricted Subsidiary to, prepay, repurchase, redeem or otherwise defease or acquire any Permitted Debt Exchange Notes unless Holdings or a Restricted Subsidiary shall concurrently voluntarily prepay Term Loans pursuant to Section 5.1(a) on a pro rata basis among the Term Loans, in an amount not less than the product of (a) a fraction, the numerator of which is the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes that are proposed to be prepaid, repurchased, redeemed, defeased or acquired and the denominator of which is the aggregate principal amount (calculated on the face amount thereof) of all Permitted Debt Exchange Notes in respect of the relevant Permitted Debt Exchange then outstanding (prior to giving effect to such proposed prepayment, repurchase, redemption, defeasance or acquisition) and (b) the aggregate principal amount (calculated on the face amount thereof) of Term Loans then outstanding and (ii) Holdings will not waive, amend or modify the terms of any Permitted Debt Exchange Notes or any indenture pursuant to which such Permitted Debt Exchange Notes have been issued in any manner inconsistent with the terms of Section 2.15(a), Section 10.1(y), or the definition of Permitted Other Indebtedness or that would result in a Default hereunder if such Permitted Debt Exchange Notes (as so amended or modified) were then being issued or incurred.
10.6Limitation on Subsidiary Distributions. Holdings will not permit any of the Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
(a)    (i) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to Holdings or any Restricted Subsidiary;
(b)    make loans or advances to Holdings or any Restricted Subsidiary; or
(c)    sell, lease or transfer any of its properties or assets to Holdings or any Restricted Subsidiary;
except (in each case) for such encumbrances or restrictions (x) which the Borrowers have reasonably determined in good faith will not materially impair the Borrowers’ ability to make payments under this Agreement when due or (y) existing under or by reason of:
(i)    contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement and the related documentation and related Hedging Obligations;
(ii)    the Unsecured Asset Sale Bridge;
(iii)    purchase money obligations for property acquired in the ordinary course of business or consistent with past practice and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;
(iv)    Requirement of Law or any applicable rule, regulation or order;
(v)    any agreement or other instrument of a Person acquired by or merged or consolidated with or into Holdings or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;
(vi)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and restrictions on transfer of assets subject to Permitted Liens;
(vii)    (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such Permitted Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Permitted Lien);
(viii)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix)    other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 10.1;
(x)    customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture and the Equity Interests issued thereby;
(xi)    customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;
(xii)    restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Holdings, are necessary or advisable to effect such Receivables Facility; and
(xiii)    any encumbrances or restrictions of the type referred to in clauses (a), (b), and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings (x) are, in the good faith judgment of Holdings’ board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrowers’ ability to pay their respective obligations under the Credit Documents as and when due (as determined in good faith by the Borrowers).
10.7Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio. Solely with respect to the Revolving Credit Facility, Holdings will not permit the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as of the last day of any Test Period on which the Revolving Credit Facility Test Condition is then satisfied to be greater than 5.75 to 1.00.
10.8Holdings Covenant. Holdings shall not conduct, transact or otherwise engage in any material business or material operations other than (i) the ownership and/or acquisition of the Stock of the Borrowers or any direct or indirect Parent Entities or other equity holders of the Borrowers (and any other Subsidiaries owned on the Amendment No. 6 Effective Date and any direct or indirect Parent Companies or Subsidiaries thereof), (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as direct or indirect owner the Borrowers and reporting related to such matters, (iv) the performance of its obligations under and in connection with the Credit Documents, any documentation governing Permitted Other Indebtedness or Refinancing Permitted Other Indebtedness, and the other agreements contemplated hereby and thereby, (v) any public offering of its common stock or any other issuance or registration of its Stock for sale or resale not prohibited by Section 10, including the costs, fees and expenses related thereto, (vi) (A) the making of any dividend or other distribution, (B) the holding of any cash or Cash Equivalents received in connection with dividends or distributions made by the Borrowers in accordance with Section 10.5 and/or (C) the holding of other cash or Cash Equivalents, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (vii) providing indemnification to officers and directors and as otherwise permitted hereunder, (viii) activities incidental to the consummation of the Transactions, (ix) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries, (x) any other transaction permitted pursuant to Article X and/or the consummation of any Holdings Reorganization or Replacement Transaction and (xi) activities incidental to the businesses or activities described in clauses (i) to (x) of this Section 10.8.
Section 11.Events of Default.
Upon the occurrence of any of the following specified events (each an “Event of Default”):
11.1Payments. The Borrowers shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or
11.2Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, and, to the extent capable of being cured (except those in the Credit Documents made or deemed made on the Closing Date), such incorrect representation or warranty shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrowers; or
11.3Covenants. Any Credit Party shall:
(a)default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e)(i) (it being understood and agreed that any Event of Default in respect of Section 9.1(e)(i) shall be automatically deemed to be cured upon delivery of the relevant notice required thereunder or cure or waiver of the Default or Event of Default with respect to which such notice was required (unless, in each case, a responsible officer of the Borrowers had actual knowledge of the Default or Event of Default with respect to which such notice was required and intentionally withheld such notice prior to such delivery or cure)), Section 9.5 (solely with respect to Holdings or the Borrowers), Section 9.14(d) or Section 10; provided that any default under Section 10.7 shall not constitute an Event of Default with respect to the Term Loans and the Term Loans may not be accelerated as a result thereof until the date on which the Revolving Credit Loans (if any) have been accelerated or the Revolving Credit Commitments have been terminated, in each case, by the Required Revolving Credit Lenders; provided that, if the Lenders under any Incremental Revolving Credit Commitment have agreed not to have the benefit of the covenant set forth in Section 10.7, such Incremental Revolving Credit Commitments shall be disregarded for purposes of determining the Required Revolving Credit Lenders and such Incremental Revolving Credit Commitments shall be treated in the same way as the Term Loans are treated pursuant to this proviso (such period commencing with a default under Section 10.7 and ending on the date on which the Required Revolving Credit Lenders with respect to the Revolving Credit Facility terminate and accelerate the Revolving Loans, the “Term Loan Standstill Period”); provided, further, that any Event of Default under Section 10.7 is subject to cure as provided in Section 11.14 and an Event of Default with respect to such Section shall not occur until the expiration of the 15th Business Day subsequent to the date the relevant financial statements are required to be delivered for the applicable fiscal quarter pursuant to Section 9.1(a) or (b); or

(b)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by Holdings from the Administrative Agent or the Required Lenders; or
11.4Default Under Other Agreements. (a) Holdings or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of the greater of (1) $110,000,000 and (2) 10% of Consolidated EBITDA in the aggregate, for Holdings and such Restricted Subsidiaries, beyond the period of grace and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (after giving effect to all applicable grace period and delivery of all required notices) (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements (it being understood that clause (i) above shall apply to any failure to make any payment in excess of the greater of (1) $110,000,000 and (2) 10% of Consolidated EBITDA that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (a) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements (it being understood that clause (a)(i) above shall apply to any failure to make any payment in excess of the greater of (1) $110,000,000 and (2) 10% of Consolidated EBITDA that is required as a result of any such termination or equivalent event and that is not otherwise being contested in good faith)), prior to the stated maturity thereof; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) Indebtedness which is convertible into Qualified Stock and converts to Qualified Stock in accordance with its terms and such conversion is not prohibited hereunder, or (z) any breach or default that is (I) remedied by Holdings or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 11; or
11.5Bankruptcy, Etc. Except as otherwise permitted by Section 10.3, Holdings, the Borrowers or any Material Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy” or (b) in the case of any Foreign Subsidiary that is a Material Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the

“Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against Holdings, the Borrowers or any Material Subsidiary and the petition is not controverted within 30 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against Holdings, the Borrowers or any Material Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, compulsory manager, receiver, receiver manager, trustee, liquidator, administrator, administrative receiver or similar Person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrowers or any Material Subsidiary; or Holdings, the Borrowers or any Material Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding-up, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrowers or any Material Subsidiary; or there is commenced against Holdings, the Borrowers or any Material Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or Holdings, the Borrowers or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Borrowers or any Material Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrowers or any Material Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrowers or any Material Subsidiary for the purpose of effecting any of the foregoing; or
11.6ERISA. (a) An ERISA Event or a Foreign Plan Event shall have occurred, (b) a trustee shall be appointed by a United States district court to administer any Pension Plan(s), (c) the PBGC shall institute proceedings to terminate any Pension Plan(s), or (d) any Credit Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (a) through (d) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or
11.7Guarantee. Any Guarantee provided by any Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or
11.8Pledge Agreement. The Pledge Agreement or any other Security Document pursuant to which the Capital Stock or Stock Equivalents of the Borrowers or any Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, as a result of acts or omissions of the Collateral Agent or any Lender or as a result of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock Equivalents that have been previously delivered to it) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under any Security Document; or
11.9Security Agreement. The Security Agreement or any other Security Document pursuant to which the assets of Holdings, the Borrowers or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it (including as a result of the Collateral Agent’s failure to file a Uniform Commercial Code continuation statement) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement or any other Security Document; or
11.10Judgments. One or more judgments or decrees shall be entered against Holdings or any of the Restricted Subsidiaries involving a liability in excess of the greater of (1) $110,000,000 and (2) 10% of Consolidated EBITDA in the aggregate for all such judgments and decrees for Holdings and the Restricted Subsidiaries (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or
11.11Change of Control. A Change of Control shall occur.
11.12Remedies Upon Event of Default. If an Event of Default occurs and is continuing (other than in the case of an Event of Default under Section 11.3(a) with respect to any default of performance or compliance with the covenant under Section 10.7), the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to Holdings, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against Holdings and the Borrowers, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrowers or Holdings, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iii), and (iv) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Credit Commitment and Swingline Commitment terminated, whereupon the Revolving Credit Commitment and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrowers, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrowers’ respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In the case of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7, provided that the actions hereinafter described will be permitted to occur only following the expiration of the ability to effectuate the Cure Right if such Cure Right has not been so exercised, and at any time thereafter during the continuance of such event, the Administrative Agent shall, upon the written request of the Required Revolving Credit Lenders, by written notice to Holdings, take either or both of the following actions, at the same or different times (except the following actions may not be taken until the ability to exercise the Cure Right under Section 11.14 has expired (but may be taken as soon as the ability to exercise the Cure Right has expired and it has not been so exercised)): (i) declare the Total Revolving Credit Commitment and Swingline Commitment terminated, whereupon the Revolving Credit Commitment and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers (to the extent permitted by applicable law).
11.13Application of Proceeds. Subject to the terms of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, in each case, if executed, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrowers under Section 11.4 shall be applied:
(i)    first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with any collection or sale of the Collateral or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document to the extent reimbursable hereunder or thereunder;
(ii)    second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters of Credit Outstanding; and
(iii)    third, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;
provided that any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been applied to reimburse the Borrowers for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iii) above. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.
11.14Equity Cure. Notwithstanding anything to the contrary contained in this Section 11, in the event that Holdings fails to comply with the requirement of the financial covenant set forth in Section 10.7, from the beginning of any fiscal period until the expiration of the 10th Business Day following the date financial statements referred to in Sections 9.1(a) or (b) are required to be delivered in respect of such fiscal period for which such financial covenant is being measured, any holder of Capital Stock or Stock Equivalents of Holdings or any direct or indirect parent of Holdings shall have the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Capital

Stock or Stock Equivalents (other than Disqualified Stock, unless reasonably satisfactory to the Administrative Agent) by Holdings (or from a contribution to the common equity capital of Holdings) to be contributed, directly or indirectly, as cash common equity to the Borrowers, and upon receipt by the Borrowers of such cash contribution (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:
(a)    Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of the financial covenant set forth in Section 10.7 with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;
(b)    Consolidated First Lien Secured Debt shall not be decreased from the proceeds of the Cure Amount (including, without limitation, by means of “cash netting”) for calculating compliance with the financial covenant in Section 10.7 for the fiscal quarter for which such Cure Amount is deemed applied; provided the amount of Consolidated First Lien Secured Debt may be reduced for purposes of determining compliance with the financial covenant set forth in Section 10.7 in subsequent fiscal quarters to the extent the Cure Right is applied to prepay Indebtedness; and
(c)    if, after giving effect to the foregoing recalculations, Holdings shall then be in compliance with the requirements of the financial covenant set forth in Section 10.7, Holdings shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 10.7 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenants that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be a maximum of five Cure Rights made during the term of this Agreement, (iii) each Cure Amount shall be no greater than the amount expected to be required to cause the Borrowers to be in compliance with the financial covenant set forth in Section 10.7; and (iv) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with Section 10.7.
Section 12.The Agents.
12.1Appointment.
(a)Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Joint Lead Arrangers and Bookrunners and Sections 12.1, 12.9, 12.11 and 12.12 with respect to Holdings) are solely for the benefit of the Agents and the Lenders, none of Holdings, the Borrowers or any other Credit Party shall have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, the Borrowers or any of their respective Subsidiaries.
(b)The Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders, the Swingline Lender or the Letter of Credit Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.
(c)Each of the Joint Lead Arrangers and Bookrunners each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.
12.2Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of its gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).
12.3Exculpatory Provisions. No Agent nor any of its or its Affiliates’ Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the creation, perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this

Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.
12.4Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and the Borrowers), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such action pursuant to such request of the Required Lenders and may refrain from acting until such clarification or direction has been provided; provided further that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law.
12.5Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has received written notice from a Lender or Holdings or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.
12.6Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender, the Swingline Lender or any Letter of Credit Issuer. Each Lender, the Swingline Lender and the Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any of the Credit Parties. Except for notices, reports, and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
12.7Indemnification. The Lenders agree to severally indemnify each Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Holdings or the Borrowers; provided that such reimbursement by the Lenders shall not affect Holdings’ or the Borrowers’ continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. The indemnity provided to each Agent under this Section 12.7 shall also apply to such Agent’s respective Affiliates, directors, officers, members, controlling persons, employees, trustees, investment advisors and agents and successors. For the avoidance of doubt, for purposes of this Section 12.7, the term “Lender” includes any Letter of Credit Issuer.
12.8Agents in Their Individual Capacities. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms Lender and Lenders shall include each Agent in its individual capacity.
12.9Successor Agents. (a) Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and Holdings. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrowers (not to be unreasonably withheld or delayed) so long as no Event of Default under Sections 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrowers’ consent) (the “Resignation Effective Date”).
(a)If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition of “Lender Default,” the Required Lenders may to the extent permitted by applicable law, subject to the consent of the Borrowers (not to be unreasonably withheld or delayed), by notice in writing to the Borrowers and such Person remove such Person as the Administrative Agent and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(b)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Credit Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the retiring or removed Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or the Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent (except for any indemnity payments or other amounts owed to the retiring (or removed) Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). Except as provided above, any resignation or removal of Royal Bank of Canada as the Administrative Agent pursuant to this Section 12.9 shall also constitute the resignation or removal of Royal Bank of Canada as the Collateral Agent. The fees payable by Holdings or the Borrowers (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between Holdings or Borrowers and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.
(c)Any resignation by or removal of Royal Bank of Canada as the Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation or removal as Swingline Lender and its Affiliate’s or its resignation or removal, as applicable, as a Letter of Credit Issuer (if such Affiliate or Royal Bank of Canada is a Letter of Credit Issuer). Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swingline Lender, (b) the retiring Letter of Credit Issuer (if an Affiliate of Royal Bank of Canada is a Letter of Credit Issuer or if Royal Bank of Canada is a Letter of Credit Issuer) and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit issued by such Affiliate of the Administrative Agent or the Administrative Agent, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer (if an Affiliate of Royal Bank of Canada or Royal Bank of Canada is a Letter of Credit Issuer) to effectively assume the obligations of the retiring Letter of Credit Issuer (if an Affiliate of Royal Bank of Canada or Royal Bank of Canada is a Letter of Credit Issuer) with respect to such Letters of Credit.
12.10Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective) or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. The agreements in Section 12.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.10, the term Lender includes the Letter of Credit Issuer and the Swingline Lender.
12.11Agents Under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (a) release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Credit Document (i) upon the termination of this Agreement and the payment in full (or Cash Collateralization) of all Obligations (except for contingent indemnification obligations in respect of which a claim has not yet been made and Secured Hedge Obligations and Secured Cash Management Obligations), (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder or under any other Credit Document to a Person that is not a Credit Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii) if the property subject to such Lien is owned by a Credit Party, upon the release of such Credit Party from its Guarantee otherwise in accordance with the Credit Documents, (iv) as to the extent provided in the Security Documents, (v) that constitutes Excluded Property or Excluded Stock and Stock Equivalents or (vi) if approved, authorized or ratified in writing in accordance with Section 13.1; (b) release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder; (c) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document to the holder of any Lien permitted under clause (vi) (solely with respect to Section 10.1(d)), and (ix) of the definition of “Permitted Liens”; or (d) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement. Notwithstanding anything to the contrary herein, no Subsidiary Credit Party shall be automatically released from its obligations under the Credit Documents solely by reason of such Subsidiary Credit Party becoming an Excluded Subsidiary of the type described in clause (ii) of the definition thereof unless either (x) it is no longer a direct or indirect Subsidiary of a Borrower or (y) such Subsidiary Credit Party ceases to be a Wholly Owned Subsidiary as a result of a sale, issuance or transfer of Equity Interests to (A) a Person that is not an Affiliate of Holdings or (B) an Affiliate of Holdings if, in the case of this clause (B), such sale or transfer is made for a bona fide business purpose of the Borrowers and their Subsidiaries and not for the primary purpose of evading the requirements of Section 9.11 and 9.14 (in each case as determined by the Borrowers in good faith). For the avoidance of doubt, the Person constituting Holdings immediately prior to the consummation of a Holdings Reorganization or Replacement Transaction whereby the existing “Holdings” is not intended to remain as a Guarantor (as determined by the Borrower in good faith) shall be automatically released from its obligations hereunder and under the other Credit Documents (and its loan guaranty and any Liens on its property constituting Collateral shall be automatically released) upon the consummation of such Holdings Reorganization or Replacement Transaction.
The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Borrowers under this Section 12.11, irrespective of any discharge of the Borrowers’ obligations to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedings affecting the Borrowers to preserve their entitlement to be paid those amounts.
Any amount due and payable by the Borrowers to the Collateral Agent under this Section 12.11 shall be decreased to the extent that the other Lenders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Credit Documents and any amount due and payable by the Borrowers to the Collateral Agent under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 12.11.
12.12Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, Holdings, the Agents, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights, and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. No holder of Secured Hedge Obligations or Secured Cash Management Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Credit Party under this Agreement. No holder of Secured Hedge Obligations or Secured Cash Management Obligations that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents.

Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
12.13Intercreditor Agreement Governs. The Administrative Agent, the Collateral Agent, and each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into each intercreditor agreement entered into pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof, and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement that includes, or to amend any then existing intercreditor agreement to provide for, the terms described in the definition of “Permitted Other Indebtedness.”
12.14The Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit outstandings and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Letter of Credit Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuer and the Administrative Agent under Section 4 and Section 12.4) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Letter of Credit Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Agents and counsel, and any other amounts due the Administrative Agent under Section 4 and Section 12.4.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Letter of Credit Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Letter of Credit Issuer or in any such proceeding.

12.15ERISA Representation of the Lenders. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Agents and Amendment No. 3 Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Agents and the Amendment No. 3 Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto.

12.16Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender, Letter of Credit Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party (any such Lender, Letter of Credit Issuer, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Letter of Credit Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.16 and held in trust for the benefit of the Administrative Agent, and such Lender, Letter of Credit Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Letter of Credit Issuer, Secured Party or any Person who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Letter of Credit Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender, Letter of Credit Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.16(b).
(iii)For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 12.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.16(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender, Letter of Credit Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Letter of Credit Issuer or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Letter of Credit Issuer or Secured Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrowers or the Administrative Agent (but the failure of such Person to deliver any such promissory notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E)

the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)(ii) Subject to Section 13.16 (but excluding, in all events, any assignment consent or approval requirements (other than from the Borrower, to the extent the Borrower would have a consent right over such assignment in accordance with the terms of Section 13.6 (such consent not to be unreasonably withheld or delayed)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(f)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party, to the rights and interests of such Lender, Letter of Credit Issuer or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment and no such subrogation shall apply to the extent an Erroneous Payment is, and with respect to the amount of such Erroneous Payment that is, compromised of funds of a Borrower or any other Credit Party) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Credit Party; provided that this Section 12.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers or any other Credit Party (including indemnification obligations of the Borrowers or any other Credit Party under the Credit Documents to the extent relating to principal, interest, premium or fees or similar payment obligations under the Credit Documents) relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making such Erroneous Payment.

(g)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(h)Each party’s obligations, agreements and waivers under this Section 12.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Letter of Credit Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
(i)This Section 12.16 shall solely be an agreement between the Administrative Agent, the Lenders and the Letter of Credit Issuers; provided that, the Borrowers and the other Credit Parties hereby acknowledge and consent to the provisions and agreements set forth in this Section 12.16.
Section 13.Miscellaneous.
13.1Amendments, Waivers, and Releases. Except as otherwise expressly set forth in the Credit Documents, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. Except as provided to the contrary under Section 2.14 or 2.15 or the fifth and sixth paragraphs hereof in respect of Replacement Term Loans, and other than with respect to any amendment, modification or waiver contemplated in the proviso to clause (i) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders, the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall (x) (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay interest at the “default rate” or amend Section 2.8(c)), or forgive any portion thereof, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Letter of Credit beyond the L/C Facility Maturity Date, or amend or modify any provisions of Sections 5.3(a) (with respect to the ratable allocation of any payments only), 13.8(a) or 13.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby; provided that a waiver of any condition precedent in Section 6 or 7 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal, premium or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment, in each case for purposes of this clause (i), or (ii) consent to the assignment or transfer by the Borrowers of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of the Letter of Credit Issuer to the extent such amendment, modification or waiver directly and adversely affects the Letters of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender in a manner that directly and adversely affects such Person, or (vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (vii) release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees, the First Lien Intercreditor Agreement or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents, the First Lien Intercreditor Agreement or this Agreement) without the prior written consent of each Lender, or (viii) decrease the Tranche B-7 Term Loan Repayment Amount or Tranche B-8 Term Loan Repayment Amount, as applicable, or extend any scheduled Tranche B-7 Term Loan Repayment Date or Tranche B-8 Term Loan Repayment Date, as applicable, in each case without the written consent of each Lender directly and adversely affected thereby, (ix) without the consent of each Lender directly and adversely affected thereby, subordinate (x) any of the Credit Facilities in right of payment to any other Material Indebtedness solely in the form of third party Indebtedness for borrowed money or (y) the Liens with respect to all or substantially all of the value of the Collateral securing the Credit Facilities to any Lien securing other Material Indebtedness solely in the form of third party Indebtedness for borrowed money (in each case of (x) and/or (y), other than in connection with permitted Asset Sales, other permitted dispositions, sale leasebacks, capital leases, mergers, liquidations, dissolutions or as otherwise permitted under this Agreement and other than in connection with any debtor-in-possession (or equivalent or similar) financing or use of Collateral in an insolvency proceeding or any other proceeding under any Debtor Relief Laws, or as permitted under any Acceptable Intercreditor Agreement), in each case of (x) and/or (y) unless such adversely affected Lender is offered the opportunity to participate on no less than a pro rata basis in such other Indebtedness (it being understood that, for the avoidance of doubt, such “pro rata” right to participate shall consider any other pari passu debt facilities also being offered such a right), or (x) reduce the percentages specified in the definitions of the terms “Required Lenders” or “Required Revolving Credit Lenders” or amend, modify or waive any provision of this Section 13.1 that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver, without the written consent of each Lender, (y) notwithstanding anything to the contrary in clause (x), (i) extend the final expiration date of any Lender’s Commitment or (ii) increase the aggregate amount of the Commitments of any Lender, in each case, without the written consent of such Lender, or (z) in connection with an amendment that addresses solely a repricing transaction in which any Class of Term Loans is refinanced with a replacement Class of Term Loans bearing (or is modified in such a manner such that the resulting Term Loans bear) a lower Effective Yield (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately from the other Lender of the same Class (other than because of its status as a Defaulting Lender).
Notwithstanding the foregoing, (a) only the Required Revolving Credit Lenders shall have the ability to waive, amend, supplement or modify the covenant set forth in Section 10.7 (or the defined terms to the extent used therein but not as used in any other Section of this Agreement) or Section 11 (solely as it relates to Section 10.7) and (b) solely with the consent of the Borrowers and the applicable Letter of Credit Issuers, subject to the provisions of Section 1.7, this Agreement may be amended or otherwise modified to permit the availability of Letters of Credit denominated in a currency other than Dollars and to make technical changes to this Agreement and any other Credit Document to accommodate the inclusion of any such new currency.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrowers, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, Holdings, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
Notwithstanding the foregoing, in addition to any credit extensions and related Joinder Agreement(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans and Revolving Credit Loans.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrowers and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all or any portion of outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more replacement term loan tranches (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus an amount equal to all accrued but unpaid interest, fees, premiums, and expenses incurred in connection therewith), (b) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the remaining weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), and (c) the covenants, events of default and guarantees shall be not materially more favorable (taken as a whole) (as determined in good faith by the Borrowers) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except (A) to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing, (B) to the extent consisting of then-market terms (as determined by the Borrowers in good faith) and/or (C) to the extent reasonably acceptable to the Administrative Agent (it being agreed that covenants, events of default and guarantees of any Replacement Term Loans that are more favorable to the lenders or the agent of such Replacement Term Loans than those contained in the Credit Documents and are then conformed (or added) to the Credit Documents pursuant to the applicable amendment shall thereafter be deemed acceptable to the Administrative Agent).
The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the termination of this Agreement and the payment of all Obligations hereunder (except for (w) contingent indemnification obligations in respect of which a claim has not yet been made, (x) Secured Hedge Obligations, (y) cash collateralized Letters of Credit pursuant to arrangements reasonably acceptable to the applicable Letter of Credit Issuer, and (z) Secured Cash Management Obligations), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, and (vii) if such assets constitute Excluded Property or Excluded Stock or Stock Equivalents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.
Notwithstanding anything herein to the contrary, the Credit Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto with the consent of only the Borrowers and the Administrative Agent.
Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an incremental facility or extension facility pursuant to Section 2.14 (and the Administrative Agent and the Borrowers may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the terms of any such incremental facility or extension facility); (ii) no Lender consent is required to effect any amendment or supplement to the Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of the Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrowers) and (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the Letter of Credit Issuer in respect of Issuances of Letters of Credit), and, in each case, such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iv) guarantees, collateral documents and related documents executed by Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrowers) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.
Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 9.12, 9.13 and 9.14 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.
Notwithstanding anything to the contrary contained in this Section 13.1 or in any other provision of this Agreement or any provision of any other Credit Document, with respect to all Loans and/or Commitments, any amendment, waiver or modification of any term or provision that directly affects

Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes may be effected with the consent of Lenders owning the requisite percentage of the aggregate Commitments or Loans of each such directly affected Class or constituting the requisite number of Lenders (including, for the avoidance of doubt, each affected Lender or each Lender (of each such Class), to the extent applicable for such amendment, waiver or modification) under each such directly affected Class that would be required to consent thereto under this Section 13.1 if such Class were the only Class of Loans hereunder at the time of such amendment, waiver or modification.
13.2Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a)    if to Holdings, the Borrowers, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(b)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings and the Borrowers, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Swingline Lender.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.
13.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
13.4Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5Payment of Expenses; Indemnification.
(a)Each of Holdings and the Borrowers, jointly and severally, agree (i) to pay or reimburse each of the Agents for all their reasonable and documented out-of-pocket costs and expenses (without duplication) incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement of this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel llp (or such other counsel as may be agreed by the Administrative Agent and the Borrowers), one counsel in each relevant local jurisdiction with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), (ii) to pay or reimburse each Agent or any Letter of Credit Issuer for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent, and, to the extent required, one firm or local counsel in each relevant local jurisdiction with the Borrowers’ consent (such consent not to be unreasonably withheld or delayed (which may include a single special counsel acting in multiple jurisdictions), (iii) to pay or reimburse all reasonable out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) to pay, indemnify and hold harmless each Lender, each Agent, the Letter of Credit Issuer and their respective Related Parties (without duplication) (the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, obligations, demands, actions, judgments, suits, costs, expenses, disbursements or penalties of any kind or nature whatsoever (and the reasonable and documented out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrowers of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected Indemnified Person), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnified Person arising out of or relating to any action, claim, litigation, investigation or other proceeding (regardless of whether such Indemnified Person is a party thereto), arising out of, or with respect to the Transactions or to the execution, delivery, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence, Release or threatened Release of Hazardous Materials attributable to Holdings or any of its Subsidiaries (all the foregoing in this clause (iii), regardless of whether brought by Holdings, any of its subsidiaries or any other Person collectively, the “Indemnified Liabilities”); provided that Holdings and the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to indemnified liabilities to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified Person or any of its Related Parties under the terms of this Agreement by such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, or (iii) any proceeding between and among Indemnified Persons that does not involve an act or omission by Holdings, the Borrowers or their Restricted Subsidiaries; provided the Agents, to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that neither of the exceptions set forth in clause

(i) or (ii) of the immediately preceding proviso applies to such person at such time. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim.
(b)No Credit Party nor any Indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit Holdings’ and the Borrowers’ indemnification obligations to the Indemnified Persons pursuant to Section 13.5(a) in respect of damages incurred or paid by an Indemnified Person to a third party. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Person or any of its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.
13.6Successors and Assigns; Participations and Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 10.3, the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in clause (b)(ii) below and Section 13.7, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed; it being understood that, without limitation, the Borrowers shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrowers would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:
(A)    the Borrowers; provided that no consent of the Borrowers shall be required for (1) an assignment of Term Loans to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) an Approved Fund, (2) an assignment of Revolving Credit Commitments or Revolving Credit Loans to (X) a Lender or (Y) an Affiliate of a Lender, or (3) an assignment of Loans or Commitments to any assignee if an Event of Default under Section 11.1 or Section 11.5 (with respect to Holdings or the Borrowers) has occurred and is continuing; and
(B)    the Administrative Agent (not to be unreasonably withheld or delayed) and, in the case of Revolving Credit Commitments or Revolving Credit Loans only, the Swingline Lender and the Letter of Credit Issuer; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and provided, further that no consent of the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer shall be required for an assignment of any Revolving Credit Commitments or Revolving Credit Loans to a Lender or an Affiliate of a Lender.
Notwithstanding the foregoing, (i) no such assignment shall be made to a natural Person, Disqualified Lender or Defaulting Lender and (ii) with respect to the Revolving Credit Commitments, Holdings, the Borrowers or any of their Subsidiaries or any Affiliated Lender (other than an Affiliated Institutional Lender). For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Persons who are Disqualified Lenders at any time.
(i)Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in the case of Revolving Credit Commitments and $1,000,000 in the case of Term Loans, unless each of the Borrowers and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrowers shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments by a Lender and its Affiliates or Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above (and simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system or other method reasonably acceptable to the Administrative Agent;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (as required under Section 5.4(e)); and

(E)    any assignment to Holdings, the Borrowers, any Subsidiary or an Affiliated Lender (other than an Affiliated Institutional Lender) shall also be subject  to the requirements of Section 13.6(h).
For the avoidance of doubt, the Administrative Agent bears no responsibility for tracking or monitoring assignments to or participations by any Affiliated Lender.
(ii)Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6. For the avoidance of doubt, in case of an assignment to a new Lender pursuant to this Section 13.6, (i) the Administrative Agent, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an original Lender signatory to this Agreement with the rights and/or obligations acquired or assumed by it as a result of the assignment and to the extent of the assignment the assigning Lender shall each be released from further obligations under the Credit Documents and (ii) the benefit of each Security Document shall be maintained in favor of the new Lender.
(iii)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and stated interest amounts) and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent, the Letter of Credit Issuer, the Administrative Agent and its Affiliates and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the

Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).
(c)(i)    Any Lender may, without the consent of the Borrowers or the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (other than (x) a natural person, (y) Holdings and its Subsidiaries and (z) any Disqualified Lender provided, however, that, notwithstanding clause (y) hereof, participations may be sold to Disqualified Lenders unless a list of Disqualified Lenders has been made available to all Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, the Administrative Agent, the Letter of Credit Issuer, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Disqualified Lenders or the sales of participations thereto at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) and (vii) of the second proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5, and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4) (it being agreed that any documentation required under Section 5.4(e) shall be provided to the participating Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant shall be subject to Section 13.8(a) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive absent the sale of such the participation sold to such Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)    Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, or other central bank having jurisdiction over such Lender and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Subject to Section 13.16, the Borrowers authorize each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrowers and their Affiliates that has been delivered to such Lender by or on behalf of the Borrowers and their Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrowers and their Affiliates in connection with such Lender’s credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.
(f)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)    SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and the Administrative Agent) other than a Disqualified Lender providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 13.16, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement but subject to the following sentence, each SPV shall be entitled to the benefits of Sections

2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shall be provided to the Granting Lender)). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld).
(h)    Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to Holdings, the Borrowers, any Subsidiary or an Affiliated Lender and (y) Holdings, the Borrowers and any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non-pro rata basis through (x) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between Holdings or the Borrowers and the Auction Agent or (y) open market purchases; provided that:
(i)    any Loans or Commitments acquired by Holdings, the Borrowers, or any other Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;
(ii)    by its acquisition of Loans or Commitments, an Affiliated Lender shall be deemed to have acknowledged and agreed that:
(A)it shall not have any right to (i) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrowers are not then present, (ii)receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrowers or their representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (iii) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender; and
(B)except with respect to any amendment, modification, waiver, consent or other action (I) in Section 13.1 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (II) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, or (III) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the Affiliated Lender in a manner that is materially adverse to such Affiliated Lender relative to other Lenders, shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph); and
(iii)    the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Term Loans outstanding at the time of such purchase; and
(iv)    any such Loans acquired by an Affiliated Lender may, with the consent of the Borrowers, be contributed to the Borrowers and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such Loans or Commitments shall be retired and cancelled promptly).
For avoidance of doubt, the foregoing limitations shall not be applicable to Affiliated Institutional Lenders. None of the Borrowers, Holdings, any Subsidiary of Holdings or any Affiliated Lender shall be required to make any representation that it is not in possession of information which is not publicly available and/or material with respect to Holdings, the Borrowers and their respective Subsidiaries or their respective securities for purposes of U.S. federal and state securities laws.
Notwithstanding anything to the contrary in any Credit Document, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any waiver, amendment or modification of any provision of this Agreement or any other Credit Document or any departure by any Credit Party therefrom, (B) otherwise acted on any matter related to this Agreement or any Credit Document or (C) directed or required any Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any other Credit Document, any Lender (other than an Excluded Lender) that, as a result of its interest (or its and its Covered Affiliates’ collective interests) in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments hereunder or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by the Borrowers or any of their Subsidiaries or parent entities at such time of determination (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness” and each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any waiver, amendment or modification of this Agreement or any other Credit Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (including in any plan of reorganization). In connection with any waiver, amendment or modification of this Agreement or the other Credit Documents, each Lender (other than any Excluded Lender) will be deemed to have represented to Holdings, the Borrowers and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified Holdings, the Borrower and the Administrative Agent prior to the requested response date with respect to such waiver, amendment or modification that it constitutes a Net Short Lender (it being understood and agreed that Holdings, the Borrowers and the Administrative Agent shall be entitled to rely on each such representation and deemed representation).

In addition, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Net Short Lender, (y) have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information, to any Net Short Lender or (z) have any liability with respect to or arising out of the voting in any amendment or waiver to any Credit Document by any Net Short Lender.
For purposes of the preceding paragraph:
(i)    “Covered Affiliate” means any Affiliate of a Lender (provided that for this purpose, Affiliates shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such Person if such Person has fiduciary duties to investors or other equityholders of such Person and such investors or equityholders are not the same as the investors or equityholders of such Lender).
(ii)    “Excluded Lender” means (A) any Lender that is a Regulated Bank, (B) any Revolving Credit Lender as of the Amendment No. 6 Effective Date and (C) any Affiliate of a Regulated Bank to the extent that (1) all of the equity of such Affiliate is directly or indirectly owned by either (I) such Regulated Bank or (II) a parent entity that also owns, directly or indirectly, all of the equity of such Regulated Bank and (2) such Affiliate is a securities broker or dealer registered with the SEC under section 15 of the Securities Exchange Act of 1934).
(iii)    “Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
(iv)    For purposes of determining whether a Lender (alone or together with its Covered Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar Equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes Holdings, any other parent entity of the Borrowers or any Subsidiary or any instrument issued or guaranteed by Holdings, any other parent entity of the Borrowers or any Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Covered Affiliates and (y) Holdings, any other parent entities of the Borrowers and the other Subsidiaries and any instrument issued or guaranteed by such persons, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Covered Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) Holdings, any other parent entity of the Borrowers or any Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Covered Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality of Holdings, any other parent entity of the Borrowers or any Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Covered Affiliates and (y) Holdings, any other parent entity of the Borrowers, the Borrowers and the Subsidiaries, and any instrument issued or guaranteed by such persons, collectively, shall represent less than 5% of the components of such index.
13.7Replacements of Lenders Under Certain Circumstances.
(a)The Borrowers shall be permitted (x) to replace any Lender or (y) terminate the Commitment of such Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer), repay all Obligations of the Borrowers due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrowers owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it that (a) requests reimbursement for amounts owing pursuant to Sections 2.10 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default under Sections 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (iii) the Borrowers shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts pursuant to Sections 2.10, 2.11, or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, an Affiliate of the Lender, an Affiliated Lender or Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replacement bank or institution, if not already a Lender shall be subject to the provisions of Section 13.6(b), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that unless otherwise agreed the Borrowers shall be obligated to pay the registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders, and, in each case, with respect to which the Required Lenders (or at least 50.1% of the directly and adversely affected Lenders) shall have granted their consent, then, the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or to terminate the Commitment of such Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer), repay all Obligations of the Borrowers due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrowers owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it); provided that (a) all Obligations hereunder of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment including any amounts that such Lender may be owed pursuant to Section 2.11, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the Borrowers shall pay to such Non-Consenting Lender the amount, if any, owing to such Lender pursuant to Section 5.1(b). In connection with any such assignment, the Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.
13.8Adjustments; Set-off.
(a)Except as contemplated in Section 13.6 or elsewhere herein, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender or its affiliate shall have the right, without prior notice to the Credit Parties but with the prior consent of the Administrative Agent, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by the Credit Parties hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Credit Parties. Each Lender agrees promptly to notify the Credit Parties and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
13.9Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.
13.10Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.11Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrowers, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holdings, the Borrowers, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
13.12GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT (OTHER THAN AS EXPRESSLY SET FORTH IN ANY LETTER OF CREDIT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
13.13Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;
(b)    consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;
(c)    agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d)    agrees that nothing herein shall affect the right of the Administrative Agent, any Lender or another Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings or the Borrowers or any other Credit Party in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification obligations set forth in Section 13.5.
13.14Acknowledgments. Each of Holdings and the Borrowers hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution, and delivery of this Agreement and the other Credit Documents;
(b)
(i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrowers and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrowers and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof);
(ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrowers, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees, or any other Person;
(iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrowers, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrowers, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents;
(iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and
(v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the

Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of Holdings and the Borrowers hereby agrees that it will not claim that any Agent owes a fiduciary or similar duty to the Credit Parties in connection with the Transactions contemplated hereby and waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and
(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers, on the one hand, and any Lender, on the other hand.
13.15WAIVERS OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
13.16Confidentiality. The Administrative Agent, each other Agent and each Lender (collectively, the “Restricted Persons” and, each a “Restricted Person”) shall treat confidentially “Confidential Information” and shall not publish, disclose or otherwise divulge such Confidential Information; provided that nothing herein shall prevent any Restricted Person from disclosing any such Confidential Information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrowers promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such Restricted Person or any of its Affiliates (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrowers promptly thereof prior to disclosure), (c) to the extent that such Confidential Information becomes publicly available other than by reason of improper disclosure by such Restricted Person or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing under this Section 13.16, (d) to the extent that such Confidential Information is received by such Restricted Person from a third party that is not, to such Restricted Person’s knowledge, subject to confidentiality obligations owing to any Credit Party or any of their respective subsidiaries or affiliates, (e) to the extent that such Confidential Information was already in the possession of the Restricted Persons prior to any duty or other undertaking of confidentiality or is independently developed by the Restricted Persons without the use of such Confidential Information, (f) to such Restricted Person’s affiliates and to its and their respective officers, directors, partners, employees, legal counsel, independent auditors, and other experts or agents who need to know such Confidential Information in connection with providing the Loans or action as an Agent hereunder and who are informed of the confidential nature of such Confidential Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) (with each such Restricted Person, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers, participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16); provided that (i) the disclosure of any such Confidential Information to any Lenders, hedge providers or prospective Lenders, hedge providers or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider or prospective Lender or participant or prospective participant that such Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) in accordance with the standard syndication processes of such Restricted Person or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such Confidential Information and (ii) no such disclosure shall be made by such Restricted Person to any person that is at such time a Disqualified Lender, (h) for purposes of establishing a “due diligence” defense, (i) in connection with the exercise of any remedies under this Agreement, under any other Credit Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Credit Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, or (j) to rating agencies in connection with obtaining ratings for the Borrowers and the Credit Facilities to the extent such rating agencies are subject to customary confidentiality obligations of professional practice or agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16). “Confidential Information” means all information relating to Holdings, the Borrowers and/or any of its or their respective subsidiaries and their respective businesses (including any information obtained by the Administrative Agent, any Letter of Credit Issuer, any Lender or any of the Joint Lead Arrangers and Bookrunners, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to Holdings, the Borrowers and/or any of its or their subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any of the Joint Lead Arrangers and Bookrunners, Letter of Credit Issuer, or Lender on a non-confidential basis prior to disclosure by Holdings, the Borrowers or any of its (or their) subsidiaries. Notwithstanding the foregoing, (i) Confidential Information shall not include, with respect to any Person, information available to it or its Affiliates on a non-confidential basis from a source other than Holdings, its Subsidiaries or their respective Affiliates, (ii) the Administrative Agent shall not be responsible for compliance with this Section 13.16 by any other Restricted Person (other than its officers, directors or employees), (iii) in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries, and (iv) each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement and the other Credit Documents.
13.17Direct Website Communications. Each of Holdings and the Borrowers may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial, and other reports, certificates, and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto, (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) upon written request by the Administrative Agent, Holdings or the Borrowers shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Holdings or the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrowers, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(a)    Each of Holdings and the Borrowers further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.
(b)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY THE CREDIT PARTIES (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrowers, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents as determined in the final non-appealable judgment of a court of competent jurisdiction.
(c)    Each of Holdings and the Borrowers and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrowers, the Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrowers have indicated contains only publicly available information with respect to Holdings or the Borrowers may be posted on that portion of the Platform designated for such public-side Lenders. If Holdings or the Borrower have not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrowers, the Subsidiaries and their securities. Notwithstanding the foregoing, each of Holdings and the Borrowers shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information; provided however that, the following documents shall be deemed to be marked “PUBLIC,” unless the Borrowers notify the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Credit Documents, (2) any notification of changes in the terms of the Credit Facility and (3) all financial statements and certificates delivered pursuant to Sections 9.1(a),(b) and (d).
13.18USA PATRIOT Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.
13.19Electronic Execution of Assignments and Certain Other Documents. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Acceptance or Affiliated Lender Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
13.20Payments Set Aside. To the extent that any payment by or on behalf of Holdings or the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.21No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders or creditors. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
13.22Amendment and Restatement.
(a)The Credit Parties, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Debt Facility shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Debt Facility, except as otherwise provided in this Agreement (including, without limitation, clause (b) of this Section 13.22), shall be superseded by this Agreement.
(b)Notwithstanding the amendment and restatement of the Existing Debt Facility by this Agreement, the Credit Parties shall continue to be liable to each Indemnified Person with respect to agreements on their part under the Existing Debt Facility to indemnify and hold harmless such Indemnified Person from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Administrative Agent and the Lenders may be subject arising in connection with the Existing Debt Facility. This Agreement is given as a substitution of, and not as a payment of, the obligations of the Credit Parties under the Existing Debt Facility and is not intended to constitute a novation of the Existing Debt Facility.
(c)By execution of this Agreement all parties hereto agree that (i) each of the Security Documents and the other Credit Documents is hereby amended such that all references to the Existing Debt Facility and the Loans and Commitments thereunder shall be deemed to refer to this Agreement and the continuation of the Loans and Commitments hereunder, (ii) all obligations under the Guarantee and the Security Documents are reaffirmed and remain in full force and effect on a continuous basis after giving effect to this Agreement and (iii) all security interests and liens granted under the Security Documents are reaffirmed and shall continue and secure the Obligations hereunder and the obligations of the Guarantors under the Guarantee after giving effect to this Agreement.

13.23Obligations Joint and Several. Unless otherwise specified with respect to any such Obligations at the time incurred, the Borrowers shall have joint and several liability in respect of all Obligations hereunder and under any other Credit Document to which any Borrower is a party, without regard to any defense (other than the defense of payment), setoff or counterclaim which may at any time be available to or be asserted by any other Credit Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and such Obligations of the Borrowers shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Notice of Borrowing) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Credit Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Credit Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder. Notwithstanding the foregoing, after the Amendment No. 6 Effective Date, new Obligations incurred hereunder may be the obligation of only one Borrower, with other Borrowers agreeing to act as Guarantors with respect thereto.
13.24Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 13.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 14.Conditions to Delayed Draw Closing Date.
The funding of the Delayed Draw Term Loans under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between Holdings and the Administrative Agent.
14.1Acquisition. The Acquisition shall have been or, substantially concurrently with the borrowing of the Delayed Draw Term Loans shall be, consummated in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents thereto that are materially adverse to the Lenders without the consent of the Lenders (not to be unreasonably withheld or delayed) (it being understood and agreed that any increase or reduction in the purchase price shall not be deemed to be materially adverse to the Lenders so long as any increase in purchase price shall not be funded with additional indebtedness; provided that any reductions shall be allocated to reduce the Delayed Draw Term Loan Commitments on a dollar for dollar basis).
14.2Fees. The Agents and Lenders shall have received, substantially simultaneously with the funding of the Delayed Draw Term Loans, fees in the amounts previously agreed in writing to be received on the Delayed Draw Closing Date and, to the extent invoiced at least three business days prior to the Delayed Draw Closing Date (except as otherwise reasonably agreed by the Borrowers) expenses (which amounts may, at the Borrowers’ option, be offset against the proceeds of the Delayed Draw Term Loans).
14.3Solvency Certificate. On the Delayed Draw Closing Date, the Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, or any other senior financial officer of Holdings or the Borrowers to the effect that after giving effect to the consummation of the Acquisition and the borrowing of the Delayed Draw Term Loans and the loans under the ‘Unsecured Bridge Asset Facility, Holdings on a consolidated basis with the Restricted Subsidiaries is Solvent.

14.4Existing Debt at Target. Substantially simultaneously with the initial borrowings of the Delayed Draw Term Loans and consummation of the Acquisition, the principal, accrued and unpaid interest, fees, premium, if any and other amounts, other than contingent obligations, outstanding under the Group Financing Agreements (as defined in the Acquisition Agreement) shall be repaid in full, all commitments to extend credit thereunder shall be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released and the Target and its subsidiaries shall have no further obligations under the Group Financing Agreements.
14.5Specified Representations. The Specified Representations shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)).
14.6Company Material Adverse Effect. There shall not have occurred since the Signing Date (as defined in the Acquisition Agreement) and be continuing a Company Material Adverse Effect (as defined in the Acquisition Agreement).
14.7Patriot Act. The Administrative Agent shall have received at least two days prior to the Delayed Draw Closing Date, such documentation and information as is reasonably requested in writing at least three Business Days prior to the Delayed Draw Closing Date by the Administrative Agent about the Credit Parties (including the Target and its Subsidiaries) to the extent the Administrative Agent and Holdings in good faith mutually agree is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
14.8Officer’s Certificate. The Administrative Agent shall have received from the Borrowers a certificate by an Authorized Officer certifying that the conditions in Sections 14.4, 14.5 and 14.6 have been satisfied.
Section 15.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any parties to any Credit Document, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an Affected Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an Affected Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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